--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                       ----------------------------------



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): September 9, 1998



                              REHABCARE GROUP, INC.
             (Exact name of registrant as specified in its charter)


Delaware                            0-19294                        51-0265872
(State or other                (Commission File                 (I.R.S. Employer
jurisdiction of                     Number)                       Identification
organization)                                                        Number)



         7733 Forsyth Boulevard
               17th Floor
        St. Louis, Missouri                              63105
(Address of principal executive offices)               (Zip Code)



       Registrant's telephone number, including area code: (314) 863-7422







--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Item 2.           Acquisition or Disposition of Assets

                  Effective September 9, 1998, RehabCare Group, Inc., a Delaware corporation (the "Company"), acquired all of the issued and outstanding capital stock of Therapeutic Systems, Ltd., an Illinois corporation ("TSL"), located in Chicago, Illinois (the "Acquisition"). The Acquisition was consummated pursuant to the terms and conditions of a Stock Purchase Agreement, dated as of August 5, 1998 (the "Agreement"), as amended by that certain Amendment No. 1 to Stock Purchase Agreement dated September 9, 1998 ("Amendment No. 1"), by and among the Company, TSL and Ronald C. Stauber, the holder of all of the outstanding capital stock of TSL (the "Selling Shareholder").

                  In connection with the Acquisition, the Company paid to the Selling Shareholder an aggregate of $8.3 million as consideration for the capital stock of TSL. The purchase price consisted of $5.4 million in cash, a subordinated promissory note in the original principal amount of $1 million and an aggregate of 117,895 shares of common stock, $.01 par value, of the Company ("RehabCare Common Stock"), equal in value to $1.9 million. In addition, in connection with the Acquisition, RehabCare has agreed to pay to the Selling Shareholder as contingent consideration an amount in cash and shares of RehabCare Common Stock equal to up to $13.7 million upon the achievement of certain earnings targets during the three-year period following the closing date of the Acquisition. The purchase price for the Acquisition was determined through arms'-length negotiations among the parties. The funds utilized for the Acquisition were obtained from borrowings under the Company's senior credit facility with NationsBank, N.A., Mercantile Bank National Association, USTrust, Bank of America NTSA and Credit Lyonnais New York Branch.

                  Originally, the consideration agreed upon by the parties to be paid pursuant to the Acquisition consisted of $9.2 million in cash, $1.5 million in the form of a subordinated promissory note, shares of RehabCare Common Stock equal in value to $3.5 million and, as contingent consideration, an additional amount in cash and RehabCare Common Stock equal to up to $7.8 million. The original consideration was adjusted by the parties pursuant to Amendment No. 1 in light of anticipated reductions in the projected revenues of TSL as a result of the receipt by TSL of notice of cancellation of contracts from a customer comprising approximately 44% of TSL's 1997 revenues.

                  TSL provides low-cost contract therapy services to nursing homes and school districts in the greater Chicago area. TSL's revenues were approximately $14 million for the twelve months ended December 31, 1997.

                  The foregoing description is qualified in its entirety by reference to a copy of the Agreement, Amendment No. 1 and the press release issued by RehabCare in connection with the Acquisition, each of which is attached as an exhibit hereto and incorporated by reference herein.

Item 7.           Financial Statements and Exhibits

                  (a) Financial statements of businesses  acquired.  Pursuant to
Item 7(a)(4) of Form 8-K, the Company will file the required financial statements of TSL and pro forma financial information as soon as is practicable, but not later than 60 days after the date that this report is required to be filed.

                  (b) Pro forma financial information. See Item 7(a) above.

                  (c)      Exhibits.  See Exhibit Index.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 23, 1998

                               REHABCARE GROUP, INC.



                               By: /s/ John R. Finkenkeller
                                  ----------------------------------------------
                                  John R. Finkenkeller
                                  Senior Vice President, Chief Financial Officer
                                     and Secretary

                                  EXHIBIT INDEX

Exhibit No.                Description

2.1 Stock Purchase Agreement, dated as of August 5, 1998, by and among RehabCare Group, Inc., Therapeutic Systems, Ltd. and Ronald C. Stauber.

2.2 Amendment No. 1 to Stock Purchase Agreement, dated as of September 9, 1998, by and among RehabCare Group, Inc., Therapeutic Systems, Ltd. and Ronald C. Stauber.

99.1 Text of press release, dated September 8, 1998, issued by RehabCare Group, Inc.

                            STOCK PURCHASE AGREEMENT


                  THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of this ___ day of August, 1998, by and among REHABCARE GROUP, INC., a Delaware corporation (the "Acquiror"), THERAPEUTIC SYSTEMS, LTD., an Illinois corporation (the "Company"), and RONALD C. STAUBER, the holder of all of the outstanding capital stock of the Company (the "Selling Shareholder").

                                    RECITALS

                  WHEREAS, the Selling Shareholder is the owner of one hundred percent (100%) of the issued and outstanding shares of common stock, no par value, of the Company (the "Shares"), such Shares being the only shares of the capital stock of the Company that are issued and outstanding; and

                  WHEREAS, the Company provides physical, occupational and speech therapy staffing and management services to nursing homes, long-term care facilities, hospitals and school districts; and

                  WHEREAS, the Selling Shareholder desires to sell, assign, convey and transfer to the Acquiror, and the Acquiror desires to acquire from the Selling Shareholder, all of the Shares; and

                  WHEREAS, each of the parties hereto desires to set forth certain representations, warranties, covenants and indemnity obligations, and to establish certain closing conditions, made to induce the other to execute and deliver this Agreement and to consummate the transactions contemplated hereby;

                  NOW, THEREFORE, in consideration of the premises, the covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                           SALE AND PURCHASE OF SHARES

                    1.1 Method of Effecting the Purchase and Sale of Shares; Closing. The purchase and sale of the Shares shall be effected as follows:

                         (a)  At the  Closing  (as  defined  in  Section  1.1(b)
hereof), the Selling Shareholder shall sell to the Acquiror, and the Acquiror shall purchase from the Selling Shareholder, the Shares, as described above, such Shares being all of the shares of capital stock of the Company that are issued and outstanding, in consideration of the Purchase Price (as defined in Section 1.2 hereof).

                         (b) The closing  (the  "Closing")  of the  transactions
contemplated hereby shall take place at the offices of the Acquiror, 7733 Forsyth Boulevard, Suite 1700, St. Louis, Missouri 63101, commencing at 9:00 a.m. on a date (the "Closing Date") mutually agreed upon by the parties which is not later than five (5) business days after all of the conditions set forth in Articles 7 and 8 of this Agreement have been satisfied, or such other date or time as may be mutually agreed upon by the parties.

                    1.2   Purchase   Price  for  the   Shares.   The   aggregate
consideration to be paid by the Acquiror to the Selling Shareholder in connection with the sale of the Shares (the "Purchase Price") shall be the amount of Fourteen Million Two Hundred Thousand Dollars ($14,200,000.00) (the "Base Price"), as adjusted pursuant to Section 1.4 of this Agreement, plus: (i) up to an additional Seven Million Eight Hundred Thousand ($7,800,000.00) of Contingent Consideration (as defined in Section 1.5 hereof) payable pursuant to
Section 1.5 and subject to offset as set forth in Section 10.4 hereof, and (ii) any amounts described in Section 6.4 hereof.

                    1.3 Payment of Base Price. At the Closing, the Acquiror shall pay to the Selling Shareholder the Base Price, as follows:

                         (a)  The   Acquiror   shall   deliver  to  the  Selling
Shareholder an amount in cash (the "Closing Cash Payment") equal to Nine Million Two Hundred Thousand Dollars ($9,200,000.00), such Closing Cash Payment being subject to adjustment as set forth in Section 1.4 hereof and to be paid as follows: (i) at least three business days prior to the Closing Date, the Selling Shareholder shall designate an account or accounts (each, a "Designated Account") to which the Closing Cash Payment shall be delivered; and (ii) on the Closing Date, the Acquiror shall deliver by wire transfer the Closing Cash Payment to the Designated Account(s);

                         (b)  The   Acquiror   shall   deliver  to  the  Selling
Shareholder a subordinated promissory note of the Acquiror substantially in the form attached hereto as Exhibit A (the "Note"), in the original principal amount (the "Closing Principal Amount") of One Million Five Hundred Thousand Dollars ($1,500,000.00), such Closing Principal Amount being subject to adjustment as set forth in Section 1.4 hereof and being subject to offset as set forth in
Section 10.3 hereof; and

                         (c)  The   Acquiror   shall   deliver  to  the  Selling
Shareholder shares of the Acquiror's common stock, $.01 par value (the "Acquiror Common Stock"), equal in value to Three Million Five Hundred Thousand Dollars ($3,500,000.00) (the "Closing Stock Payment"), the number of shares of such Acquiror Common Stock to be determined by dividing the value of such Closing Stock Payment by the average of the last transaction prices as reported by the Nasdaq National Market and published in The Wall Street Journal (the "Average Market Price") of Acquiror Common Stock for the twenty consecutive trading days ending on the fourth business day prior to the Closing Date. The shares of Acquiror Common Stock issued to the Selling Shareholder pursuant to this Section 1.3(c) shall be subject to registration rights as set forth in the Registration Rights Agreement described in Section 9.2(f) of this Agreement. One-half of the shares of Acquiror Common Stock deliverable as the Closing Stock Payment shall be registered in the name of Mary Stauber and one-half in the name of the Selling Shareholder.

                    1.4 Purchase Price Adjustments

                         (a) Subject to the  adjustments set forth below in this
Section 1.4(a), the Company shall use its reasonable best efforts to have on the Closing Date Working Capital (as defined in this Section 1.4(a)) in an amount equal to at least Three Million Dollars ($3,000,000.00) (the "Agreed Working Capital"). On the Closing Date, the Acquiror and the Company shall use their respective best efforts to estimate the amount of Actual Working Capital as of the Closing Date. In the event that such estimate of Actual Working Capital is in excess of the Agreed Working Capital, the Selling Shareholder shall, during the 90-day period following the Closing Date, take reasonable and appropriate steps as shall be agreed upon by the Acquiror and the Selling Shareholder to reduce the net accounts receivable of the Company to $4,000,000.00. For purposes of this Section 1.4(a), Working Capital shall mean the amount by which the aggregate book value of the Company's current assets exceeds the aggregate book value of the Company's current liabilities, determined in accordance with United States generally accepted accounting principles as in effect on the date of this Agreement ("GAAP"), but specifically excluding from the Company's current assets the uncollected amount of the accounts receivable included on Schedule 2.4(e) hereto (the "Scheduled Receivables"), and specifically excluding from the Company's current liabilities the amount of any indebtedness for borrowed money. To the extent, if any, that the Actual Working Capital (as defined in Section 1.4(c) below) is less than the Agreed Working Capital, the Selling Shareholder shall, within the later to occur of ninety calendar days after the Closing or the final determination (as set forth in Section 1.4(c) below) of the Actual Working Capital, deliver to the Acquiror a check in the amount required to bring the Actual Working Capital up to the Agreed Working Capital level. To the extent, if any, that the Actual Working Capital exceeds the Agreed Working Capital, the Acquiror shall, within the later to occur of ninety calendar days after the Closing or the final determination (as set forth in Section 1.4(c) below) of the Actual Working Capital, deliver to the Selling Shareholder a check in an amount equal to the Actual Working Capital less the Agreed Working Capital.

                         (b) On or before the Closing  Date,  the Company  shall
eliminate all indebtedness for borrowed money (the "Indebtedness"), as further provided in Section 4.6 of this Agreement. To the extent, if any, that the Indebtedness has not been eliminated as of the Closing Date, the Closing Cash Payment shall be reduced by an amount equal to the outstanding principal, interest and any premiums or penalties on such Indebtedness. In the event that Indebtedness is outstanding on the Closing Date, the Selling Shareholder shall deliver to the Acquiror a pay-off letter(s) with respect to the Indebtedness, and thereafter and the Acquiror shall become responsible for the prompt elimination of the Indebtedness.

                         (c) Not more than 30 days after the Closing  Date,  the
Acquiror shall prepare and deliver to the Selling Shareholder a balance sheet of the Company as of the Closing Date audited by KPMG Peat Marwick LLP (the "Closing Balance Sheet") indicating the Working Capital of the Company as of the Closing Date (the "Actual Working Capital"). Such Closing Balance Sheet shall be prepared in accordance with GAAP. The Selling Shareholder and his auditors, accountants  and  other  authorized  representatives  shall  have 30 days  after receipt of the Closing Balance Sheet to independently verify that the information contained thereon is both accurate and complete and to give written notice to the Acquiror of any discrepancies. The Acquiror shall cooperate with the Selling Shareholder during the verification period by providing documentation and other information which the Selling Shareholder or his auditors, accountants and other authorized representatives may reasonably request to assist in verifying the information contained on the Closing Balance Sheet. The costs and expenses related to the preparation and verification of the Closing Balance Sheet as contemplated in this Section 1.4(c) shall be borne by the party incurring such costs or expenses.

                         (d) The parties  shall in good faith attempt to resolve
the discrepancies, if any, in the Closing Balance Sheet. Should the parties be unable to agree within five days after the end of the verification period, then such dispute shall be submitted for resolution to a nationally recognized public accounting firm (other than KPMG Peat Marwick LLP) mutually acceptable to the parties and the determination of such firm shall be binding upon the parties. Both parties shall cooperate in such dispute resolution procedure by providing documentation and information which such firm may reasonably request to resolve such dispute. The Acquiror, on the one hand, and the Selling Shareholder, on the other, shall each pay one-half of such firm's fees and expenses in connection with such services.

                    1.5 Payment and Form of Contingent Consideration

                         (a) In  addition  to the  payment  of the Base Price at
Closing, the Acquiror shall pay the Selling Shareholder on a contingent, "as-earned" basis, additional amounts of consideration as set forth in Schedule
1.5 to this Agreement (collectively, such additional amounts are hereinafter referred to as the "Contingent Consideration") upon the attainment of certain "Target Minimum Cumulative EBIT" (as defined in Schedule 1.5) during each of the periods from September 1, 1998 to August 31, 1999, September 1, 1999 to August 31, 2000, and September 1, 2000 to August 31, 2001 (each an "Earn-Out Period" and, collectively, the "Earn-Out Periods"). The Contingent Consideration, as and if earned, will be payable within the time periods and in accordance with the procedures set forth in Section 1.5(b). Schedule 1.5 to this Agreement sets forth the definitions of "Base EBIT," "Cumulative EBIT," "Excess EBIT Multiplier," "Maximum Cumulative Contingent Consideration," "Maximum Cumulative EBIT" and "Target Minimum Cumulative EBIT," which defined terms shall be utilized in determining whether a payment of Contingent Consideration for a given Earn-Out Period is required to be made, and, if such payment is required, the amount of the required payment for such Earn-Out Period.

                         (b) In the  event  that  Contingent  Consideration,  as
determined in accordance with Schedule 1.5, shall be due with respect to any Earn-Out Period, the Acquiror shall deliver to the Selling

Shareholder by check or, if directed by the Selling Shareholder, by wire transfer to a Designated Account pursuant to instructions delivered by the Selling Shareholder at least three (3) business days prior to the date of such payment, in the amount of the Contingent Consideration applicable to such Earn-Out Period, determined in the manner set forth in Schedule 1.5, as soon as practicable after the completion of such Earn-Out Period (but not later than 45 days after the end of such Earn-Out Period if there is no dispute regarding the amount of such Contingent Consideration; provided, however, that in the event of a dispute regarding the amount of such Contingent Consideration as described in
Section 1.5(f) of this Agreement, that portion, if any, of such Contingent Consideration which is not in dispute shall be paid to the Selling Shareholder not later than 45 days after the end of such Earn-Out Period, and any portion of such Contingent Consideration with respect to which a dispute existed shall be paid within five business days after the resolution of such dispute). Notwithstanding the immediately preceding sentence, at the Acquiror's sole election, the Acquiror may pay up to twenty-five percent (25%) of any portion of the Contingent Consideration payable to the Selling Shareholder with respect to any Earn-Out Period in shares of Acquiror Common Stock, the number of shares of such Acquiror Common Stock to be determined by dividing the value of such Contingent Consideration by the Average Market Price of Acquiror Common Stock for the twenty consecutive trading days ending on the fourth business day prior to the date of such payment. Shares of Acquiror Common Stock issued pursuant to this Section 1.5 shall be subject to registration rights as set forth in the Registration Rights Agreement described in Section 9.2(f) of this Agreement.

                         (c) The Contingent Consideration for any given Earn-Out
Period shall be an amount equal to the Cumulative EBIT for such Earn-Out Period less the Target Minimum Cumulative EBIT for such Earn-Out Period, multiplied by the Excess EBIT Multiplier for such Earn-Out Period; provided, however, that in no event shall the Contingent Consideration payable for any Earn-Out Period exceed an amount equal to (i) the Maximum Cumulative Contingent Consideration for such Earn-Out Period less (ii) the sum of all Contingent Consideration payments for all prior Earn-Out Periods (all as shown on Schedule 1.5 to this Agreement).

                         (d) The  failure by the  Company to achieve  the Target
Minimum Cumulative EBIT for a given Earn-Out Period shall not obligate the Selling Shareholder to refund to the Acquiror any of the Contingent Consideration paid or distributed to the Selling Shareholder for a prior Earn-Out Period. In addition, the failure by the Company to achieve the Target Minimum Cumulative EBIT for a given Earn-Out Period shall not constitute a breach of any representation, warranty or covenant of the Selling Shareholder or the Company under this Agreement or entitle the Acquiror to any rights of indemnification or offset pursuant to this Agreement; provided, however, that as set forth in Section 6.3(c) hereof such failure to achieve Target Minimum Cumulative EBIT may result in the termination of certain covenants of the Acquiror with respect to conduct of the operations of the Company.

                         (e) In the event that,  prior to August 31,  2001,  the
employment of the Selling Shareholder under the Employment Agreement (as defined in Section 7.6 hereof) is terminated either (i) voluntarily by the Selling Shareholder, or (ii) by Acquiror or the Company for "cause" as defined in the Employment Agreement, all rights of the Selling Shareholder with respect to receipt of any portion of the Contingent Consideration payable following such termination of employment shall be terminated, and the Acquiror shall have no further obligation with respect to payment of such Contingent Consideration. In all other cases in which Selling Shareholder's employment is terminated with the Company, the right to receive the Contingent Consideration shall be continued to the Selling Shareholder, his personal representative, estate and heirs at law. Subject to the foregoing, the right to receive the Contingent Consideration shall be a personal right of the Selling Shareholder and shall not be extinguished upon the death of the Selling Shareholder; provided, however, that such right shall not be transferable by the Selling Shareholder other than pursuant to the Selling Shareholder's last will and testament or the laws of descent and distribution.

                         (f) As soon as  practicable  following  the end of each
Earn-Out Period, and in any event within 45 days following the end of such Earn-Out Period, the Acquiror shall provide to the Selling

Shareholder the Company's financial statements for such Earn-Out Period, accompanied by the Acquiror's determination of the Contingent Consideration, including the calculations utilized by the Acquiror in reaching such determination. The Selling Shareholder and his auditors, accountants and other authorized representatives shall, upon prior agreement of the Acquiror, which agreement shall not be unreasonably withheld, be given free and full access during the Company's normal business hours to the financial records of the Company in order for the Selling Shareholder to have a full opportunity to make such investigation as the Selling Shareholder may require to independently calculate the Cumulative EBIT or the Contingent Consideration, if any, payable for a given year. If there is a discrepancy between the parties as to the calculation of the Cumulative EBIT or the Contingent Consideration payable by the Acquiror, the parties shall, in good faith, attempt to resolve such discrepancies. Should the parties be unable to agree within 30 days after receipt by the Selling Shareholder of the Company's financial statements for such Earn-Out Period, then such dispute shall be submitted for resolution to a nationally recognized public accounting firm (other than KPMG Peat Marwick LLP) mutually acceptable to the parties, for resolution, and the determination of such firm shall be binding upon the parties. In the event that such dispute is submitted for resolution as described in the preceding sentence, both parties shall direct such accounting firm to resolve such dispute within 45 days after the expiration of the 60-day period and shall promptly provide all relevant information reasonably requested by the accounting firm to resolve such dispute. The Acquiror, on the one hand, and the Selling Shareholder, on the other, shall each pay one-half of such firm's fees and expenses in connection with such services.

                         (g) In the event that, following a Change of Control of
Acquiror (as defined below), the ability of the Selling Shareholder to earn the Contingent Consideration for each Earn-Out Period ending on or after such Change of Control shall be materially and adversely affected by either (i) the breach by Acquiror or its successor of any of the covenants set forth in Section 6.3 of this Agreement, or (ii) the breach by Acquiror or its successor of the Employment Agreement (as defined in Section 7.6 of this Agreement), then as soon as practicable after the completion of any such Earn-Out Period, the Acquiror or its successor shall, without regard to the Cumulative EBIT earned by the Company, in such Earn-Out Period, pay to the Selling Shareholder an amount equal to (x) the Maximum Cumulative Contingent Consideration for such Earn-Out Period less (y) the sum of all Contingent Consideration payments for all prior Earn-Out Periods. For purposes of this Section 1.5(g), a "Change of Control" of Acquiror shall mean (i) the acquisition by any person of beneficial ownership of 50% or more of the outstanding shares of Acquiror Common Stock or of the combined voting power in the election of directors, (ii) the replacement of a majority of the existing directors or persons nominated for election as directors by the incumbent Board of Directors of Acquiror, (iii) approval by the stockholders of Acquiror of a reorganization, merger or consolidation, unless following such transaction control of the surviving company does not change through changes in beneficial ownership of the securities or membership on the Board of Directors of the surviving corporation, or (iv) approval by the stockholders of Acquiror of a complete liquidation or dissolution of Acquiror or the sale of substantially all of the assets of Acquiror.

                    1.6 Fractional Shares. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of the Acquiror Common Stock shall be issued either in the Closing Stock Payment or in the payment of the Contingent Consideration with shares of Acquiror Common Stock. If the Selling Shareholder is otherwise entitled to a fraction of a share of Acquiror Common Stock, the Selling Shareholder shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional interest to which such holder would otherwise have been entitled by the Average Market Price of Acquiror Common Stock for the 20 consecutive trading days ending on the fourth business day prior to the Closing Date or the date of the payment of the Contingent Consideration, to which the fractional share relates. The Selling Shareholder shall not be entitled to dividends, voting rights or any other rights in respect of any fractional shares.

                    1.7 Closing of Stock Transfer Books. The stock transfer books of the Company shall be closed at the end of business on the business day immediately preceding the Closing Date. In the event of a transfer of ownership of the Shares which is not registered in the transfer records prior to the closing of such record books, the payment of the Base Price and the Contingent Consideration, if any, may be delivered to the transferee of the Shares if the certificate or certificates evidencing such Shares is presented to the Acquiror at the Closing accompanied by all documents required to evidence and effect such transfer and all applicable stock transfer taxes have been paid.

                    1.8 Anti-Dilution Adjustments. If, during any period used to determine the Average Market Price of Acquiror Common Stock, the Acquiror shall declare a stock dividend, or make a distribution in stock upon, or subdivide, split up, reclassify or combine the Acquiror Common Stock or declare a dividend or make a distribution on the Acquiror Common Stock in any security convertible into Acquiror Common Stock (each, an "Extraordinary Corporate Transaction"), appropriate and proportional adjustment or adjustments will be made to the Average Market Price for the trading days prior to the effective date of the Extraordinary Corporate Transaction to equitably reflect such Extraordinary Corporate Transaction. If the Extraordinary Corporate Transaction is effected after the period used to determine the Average Market Price of Acquiror Common Stock but prior to the Closing Date or the payment date of the Contingent Consideration, appropriate and proportional adjustment or adjustments will be made to the Closing Stock Payment or Contingent Consideration payment, as the case may be, such that such payment shall result in the issuance of that number of shares of Acquiror Common Stock as if the Extraordinary Corporate Transaction had a record or payment date therefor immediately after the Closing Date or the payment date of the Contingent Consideration, as the case may be. Except as provided above, no adjustment shall be made to the Closing Cash Payment or the Closing Principal Amount or to any future Contingent Consideration payments as a result of any such Extraordinary Corporate Transaction.

                                    ARTICLE 2

                        REPRESENTATIONS AND WARRANTIES OF
                     THE COMPANY AND THE SELLING SHAREHOLDER

                  Each of the Company and the Selling Shareholder hereby represents and warrants to the Acquiror on the date of this Agreement, and again on and as of the Closing Date, as follows:

                    2.1 Status of the Company

                         (a) Corporate Existence and Status. The Company is duly
incorporated, organized, entitled to conduct business and validly existing in good standing under the laws of the State of Illinois.

                         (b) Charter and By-laws.  Attached to this Agreement as
Exhibit B and Exhibit C, respectively, are copies of: (i) the currently effective articles of incorporation of the Company and all amendments, restatements, articles of merger, articles of designation respecting preferred stock, or other filings with respect thereto, and (ii) the currently effective By-laws of the Company. All amendments to, and articles of merger, certificates of designation and other filings with respect to, the articles of incorporation of the Company were made in accordance with the articles of incorporation (as in effect before the amendment of the articles or filings with respect thereto), and the By-laws and applicable law (including the giving of proper notice of dissenter's and/or appraisal rights in connection with any such amendment or other actions requiring such notice) of the Company, without violation of any preemptive rights, and the Company has otherwise complied with its articles of incorporation and By-laws as in effect at the applicable time.

                         (c)  Corporate  Power.  The Company  has the  corporate
power and authority to own and lease its properties and otherwise to conduct its business.

                         (d)  Capitalization;  Shareholders.  The authorized and
issued outstanding capital stock of the Company consists of 10,000 shares of common stock, no par value, of which 1,000 shares are issued and outstanding. All of the issued and outstanding Shares of the Company are owned beneficially and of record by the Selling Shareholder. Except as set forth in Schedule 2.1(d): (i) none of the Shares are held in treasury; (ii) all of the Shares were legally and validly issued, fully paid and nonassessable, without violation of any preemptive or dissenters' or similar rights (and no preemptive or other subscriptive rights have ever existed with respect to the Shares) and in full compliance with all applicable securities laws; (iii) the Selling Shareholder is the only record or beneficial owner of the Shares or other securities of any kind or class of the Company; (iv) no option, warrant, subscription, put, call or other right, commitment, undertaking or understanding to acquire, or restrict the transfer (other than those imposed by applicable securities regulation laws) of, any of the Shares or other securities of any kind or class of the Company or rights, obligations or undertakings convertible into securities of any kind or class of the Company are authorized or outstanding; (v) since December 31, 1997, except for dividends or distributions of cash no dividends or other distributions of any kind have been declared or paid on or in respect of the Shares of the Company; (vi) there are no outstanding or authorized stock option, stock appreciation, phantom stock or similar rights with respect to the Company;
(vii) there are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock of the Company; and (viii) the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire the Shares or other securities of any kind or class of the Company.

                         (e)   Qualification.    Schedule   2.1(e)   lists   the
jurisdictions in which the Company is qualified to do business as a foreign corporation, and nothing (including the nature of or the manner in which the Company conducts its business, the character or location of the respective properties which the Company owns, leases or uses or the actions or location of the Company's respective employees or agents) either requires the Company to be qualified in any other jurisdiction or subjects the Company to any cost, restriction or penalty for failing to qualify (including assessment of taxes, fees or penalties for prior periods), except where such failure to qualify has not or will not result in any change in the assets, operations, liabilities, earnings, relationships with existing clients, business or financial condition of the Company which has not been or will not be, individually or in the aggregate with other changes, materially adverse, with the exception of any changes resulting from the impact of the recent adoption of Medicare regulations regarding salary equivalency for physical, occupational and speech therapists or the Balanced Budget Act of 1997 (a "Material Adverse Effect").

                         (f)   Combinations.   All   mergers,    consolidations,
liquidations, purchases or other transactions by which the Company acquired its business and property were conducted in accordance with the Company's articles of incorporation, By-laws, any other applicable agreements, instruments or documents (in each case as amended) to which the Company is a party and applicable law (including the giving of proper notice of dissenter's and/or appraisal rights) without violation of any preemptive rights.

                         (g) Ownership Interests.  The Company does not have any
subsidiaries or any equity securities of, investment in or loans or advances to any business enterprise or person or any agreements or commitments for such (other than trade terms extended to customers in the ordinary course of business or employee salary advances made in the ordinary course of business), and the Company is not subject to any arrangement that could be treated as a partnership for federal income tax purposes.

                         (h)  Corporate  Records.  The  corporate  record  books
(including the stock records) of the Company are complete, accurate and up to date in all material respects with all necessary signatures and set forth all meetings and actions taken by the shareholders and directors of the Company as required by law or the By-laws of the Company and all transactions involving the Shares.

                              (i) Authorization.

                              (i)   Each  of  the   Company   and  the   Selling
Shareholder has the right, power and authority to enter into this Agreement and each of the related agreements referred to herein to which it or he is a party, including, without limitation, the Registration Rights Agreement (as described in Section 9.2 of this Agreement) and the Employment Agreement (as described in
Section 7.6 of this Agreement), and to consummate the transactions contemplated by, and otherwise to comply with and perform their respective obligations under, this Agreement and each of the related agreements referred to herein, including, without limitation, the Registration Rights Agreement and the Employment Agreement;

                              (ii) The  execution and delivery by the Company of
this Agreement and the related agreements referred to herein to which the Company is a party, and the consummation by the Company of the transactions contemplated by, and other compliance with and performance of its obligations under, this Agreement and each of the related agreements referred to herein, including, without limitation, the Employment Agreement, have been duly authorized by all necessary corporate action on the part of the Company and its Shareholders in compliance with governing or applicable agreements, instruments or other documents (including its articles of incorporation and By-laws (as amended)) and applicable law;

                              (iii)  This  Agreement  and  each  of the  related
agreements referred to herein to which the Company and the Selling Shareholder are parties, including, without limitation, the Registration Rights Agreement and the Employment Agreement, constitute the valid and binding agreement of each of the Company and the Selling Shareholder, as the case may be, that is enforceable against the Company and the Selling Shareholder, as the case may be, in accordance with its terms; and

                              (iv)  The   Selling   Shareholder   has  good  and
marketable title to the Shares, free and clear of all liens, encumbrances, charges or other restrictions on title, either contractual or otherwise, except those restrictions imposed by applicable securities laws.

                         (j)  Absence  of  Violations  or  Conflicts.  Except as
disclosed in Schedule 2.1(j), the execution and delivery of this Agreement by the Company and the Selling Shareholder and the consummation of the transactions contemplated by, or other compliance with or performance under, this Agreement and each of the related agreements referred to herein, including, without limitation, the Registration Rights Agreement and the Employment Agreement, do not and will not with the passage of time or giving of notice or both:

                         (i) constitute a material  violation of, be in material
conflict with, constitute a default or require any payment under, permit a termination of, require any consent under, or result in the creation or imposition of any lien, encumbrance or other adverse claim or interest upon any of the respective properties of any of the Company under (A) any material contract, agreement, commitment, undertaking or understanding to which the Company is a party or to which the Company or any of its assets or properties are subject or bound, (B) any judgment, decree or order of any governmental authority to which the Company or any of its properties are subject or bound,
(C) any applicable law, or (D) the Company's Articles of Incorporation and By-laws (as amended); or

                              (ii)  create,  or cause  the  acceleration  of the
maturity of, any material debt, obligation or liability of the Company.

                         (k)  No  Governmental  Consents  Required.  Except  for
filings with the Federal Trade Commission (the "FTC") and with the Antitrust Division of the United States Department of Justice

(the "DOJ") pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and as set forth in Schedule 2.1(k), no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority on the part of the Company or the Selling Shareholder is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated by, or other compliance with or performance under, this Agreement by the Company or the Selling Shareholder.

                    2.2 Financial Matters

                         (a) The  Company  Financial  Statements.  Copies of the
audited financial statements of the Company as of and for the fiscal year ended December 31, 1997, the tax return filed with respect to the Company for the fiscal year ended December 31, 1996, and the unaudited financial statements of the Company as of and for the three months ended March 31, 1998 and March 31, 1997 (all of which, including the notes thereto, are collectively referred to in this Agreement as the "Company Financial Statements," with the balance sheet of the Company as of March 31, 1998 referred to separately as the "Company Balance Sheet"), have been delivered to Acquiror and are attached hereto as Schedule 2.2(a). The Company Financial Statements are prepared in accordance with the books and records of the Company and are complete and accurate in all material respects, fairly present the financial condition of the Company as of their respective dates and the results of operations of the Company for the respective periods then ended and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered by such statements; provided, however, that no such representation is made with respect to the tax return filed with respect to the Company for the fiscal year ended December 31, 1996. Notwithstanding the foregoing, no representation or warranty is made by the Company or the Selling Shareholder with respect to adequacy of any reserve or allowance for doubtful accounts contained in the Company Financial Statements with respect to the Scheduled Receivables.

                         (b) Absence of Undisclosed  Liabilities.  Except (i) as
and to the extent expressly reflected or specifically reserved against in the Company Balance Sheet (which reserves are adequate, appropriate and reasonable and are disclosed in Schedule 2.2(b)), (ii) as disclosed in Schedule 2.2(b) and
Schedule 2.10 and (iii) for trade payables and similar ordinary and necessary liabilities (it being agreed without limitation that the phrase "similar liabilities" does not include liabilities or obligations arising from the borrowing of money or secured indebtedness, litigation or similar claims, breach of contract or negligent or unlawful actions of the Company or its officers, directors, agents or employees) arising in the ordinary course of business since March 31, 1998, the Company has no other liabilities of any nature, whether accrued, absolute, contingent, changing, known, unknown, determinable, indeterminable, liquidated, unliquidated or otherwise and whether due or to become due, relating to any existing or prior act, omission, condition or state of facts, which would have a Material Adverse Effect. Notwithstanding the foregoing, no representation or warranty is made by the Company or the Selling Shareholder with respect to adequacy of any reserve or allowance for doubtful accounts contained in the Company Financial Statements with respect to the Scheduled Receivables.

                         (c)  Capital   Leases.   Schedule   2.2(c)  lists  (and
designates) all lease agreements regarding the leasing of assets to the Company which are (or should be) recorded on the Company Financial Statements as capital leases.

                         (d) Absence of Certain Changes.  Except as set forth in
Schedule 2.2(d), other than in the ordinary course of business, since March 31, 1998, there has not been any of the following events or any event which has resulted or will result in a Material Adverse Effect:

                              (i) any damage,  destruction  or casualty  loss to
the assets of the Company or other equipment used by the Company in performing its obligations under its major contracts (whether or not owned by the Company or covered by insurance);

                              (ii) any increase in the  compensation  payable by
the Company to any director, officer, employee or agent of the Company (other than routine increases made in the ordinary course of business consistent with past practice or as permitted under Section 4.1(e) of this Agreement or any bonus, incentive compensation, service award or other like benefit, granted, made or accrued, contingently or otherwise, to or to the credit of any of such director, officer, employee or agent or any employee welfare, pension, retirement or similar payment or arrangement made or agreed to by the Company with respect to any such director, officer, employee or agent;

                              (iii) any sale,  assignment or transfer (including
without limitation any collateral assignment or the granting or permitting of any lien, encumbrance or other claim) of any material asset, property or right of the Company other than in the ordinary course of business;

                              (iv)  any  amendment,   modification,   waiver  or
cancellation of any debt owed to, or claim of, the Company, or settlement by the Company of any dispute involving any payment or other obligation due to or owed by the Company, in an amount greater than $5,000, to be made or performed after the Closing Date;

                              (v) any borrowing of money by the Company,  or the
incurrence of any obligation or liability (whether absolute or contingent), in an amount greater than $5,000, other than current liabilities incurred in the ordinary course of the Company's business;

                              (vi) any payment of any  obligation  or  liability
(whether absolute or contingent) in an amount greater than $5,000, other than current liabilities incurred in the ordinary course of business;

                              (vii) any capital  expenditure  or  commitment  to
make a capital expenditure (exclusive of expenditures for repair or maintenance of equipment in the ordinary course of business) in an amount greater than $5,000;

                              (viii) any incurrence of any extraordinary loss or
knowing waiver of any rights of substantial value by the Company in connection with an aspect of its business in an amount greater than $5,000, whether or not in the ordinary course of business;

                              (ix) any cancellation, termination or amendment by
the Company of any contract, agreement, license or other instrument to which the Company is a party or by which the Company is bound in an amount greater than $5,000, except for the termination in the ordinary course of business of employment agreements with non-key employees of the Company;

                              (x) any  merger or  consolidation  of the  Company
into or with any other corporation or enterprise, or any corporate action by the Company toward or effecting such a merger or consolidation or a complete or partial liquidation or dissolution of the Company or any material portion of its assets (other than as contemplated by this Agreement);

                              (xi) any  failure  on the part of the  Company  to
operate its business in the ordinary course so as to preserve its business organization intact, including the services of its present officers and professional staff and the goodwill of its suppliers, customers and others having business relations with the Company;

                              (xii) any  redemption or  repurchase,  directly or
indirectly, of the Shares or other equity security of the Company, or, except for cash distributions paid to Selling Shareholder that would result in Working Capital below the Agreed Working Capital as set forth in Section 1.4(a), any setting aside on payment of dividends or other distributions (whether in cash or in kind), with respect to the Shares or other equity security of the Company; or

                         (xiii) any agreement by or commitment of the Company to
do or permit (through any authorized representative or agent of the Company) any of the foregoing.

                    2.3 Taxes

                         (a) Definitions. For purposes of this Agreement:

                              (i)  the  term  "Code"  shall  mean  the  Internal
Revenue  Code  of  1986,  as  amended.  All  citations  to  the  Code  or to the regulations promulgated thereunder shall include any amendments or any substitute or successor provisions thereto;

                              (ii) the term  "Acquired  Assets"  shall  mean the
assets of the Company and the stock of the Company;

                              (iii) the term "Returns" shall mean, collectively,
(A) all reports, declarations, estimates, returns, information statements, and similar documents relating to, or required to be filed in respect of, any Taxes; and (B) any statements, returns, reports, or similar documents required to be filed pursuant to Part III of Subchapter A of Chapter 61 of the Code or pursuant to any similar income, excise, or other tax provision of federal, territorial, state, local, or foreign law; and the term "Return" means any one of the foregoing Returns;

                              (iv)  the  term  "Tax  Asset"  shall  mean any net
operating loss, net capital loss, investment Tax credit, foreign Tax credit, charitable deduction or any other credit or Tax attribute (determined without regard to the Tax period in which such loss, credit or other attribute arose) which could reduce Taxes; and

                              (v) the term  "Taxes"  shall mean (A) all  income,
net income, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, lease, service, service use, withholding, employment, payroll, excise, severance, transfer, documentary, mortgage, registration, stamp, occupation, environmental, premium, property, windfall, profits, customs, duties, and other taxes, fees, assessments or charges of any kind whatever, together with any interest, penalties and other additions with respect thereto, imposed by any federal, territorial, state, local or foreign government; and (B) any penalties, interest, or other additions to tax for the failure to collect, withhold, or pay over any of the foregoing, or to accurately file any Return; and the term "Tax" shall mean any one of the foregoing Taxes. When used with reference to specified persons (for example and without limitation, "Taxes of the Company"), the terms "Taxes" and "Tax" shall include only amounts of, or in respect of, Taxes for which such person is, or could become, liable in whole or part (including, without limitation, any obligation in connection with a duty to collect, withhold, or pay over any Tax, any obligation to contribute to the payment of any Taxes determined on a consolidated, combined, or unitary basis, any liability as a transferee, or any liability as a result of any express or implied obligation to indemnify or pay the Tax obligations of another person).

                         (b) Returns  Filed and Taxes Paid.  Except as set forth
in Schedule 2.3(b), (i) the Company has duly filed or caused to be filed, on or before the due date thereof (as appropriately extended) with the appropriate taxing authorities, all Returns that it is required to file; (ii) each such Return (including any amendment thereto) is true, correct, and complete in all material respects; (iii) all Taxes of the Company due with respect to, or shown to be due on, each such Return (or amendment) have been timely paid; (iv) to the knowledge of the Selling Shareholder and the Company, there is no valid basis for the assessment of any deficiency with regard to any such Return; and (v) there are no extensions of time to file which are pending. There are no liens, attachments, or similar encumbrances on any of the Acquired Assets, or any of the assets of the Company, with respect to any Taxes, other than liens for Taxes that are not yet due and payable.

                         (c)  Miscellaneous.  An  election  under  Code  section
1362(a) has been in effect with respect to the Company since its inception, and such election will remain in effect with regard to the portion of the 1998 taxable year deemed to end on the Closing Date. For purposes of Subchapter S of the Code, the Selling Shareholder constitutes the only shareholder of the Company. The Company has collected or withheld all Taxes that it is required to collect or withhold. The Company is not a party to or bound by any tax indemnity, tax sharing or tax allocation agreement, or any other contractual obligation to pay the Tax obligations of another person or to pay Tax obligations relating to transactions of another person, except as otherwise set forth in Schedule 2.3(c). None of the Acquired Assets (i) is property which is required to be treated as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former section 168(f)(8) of the Code; (ii) directly or indirectly secures any debt the interest on which is tax exempt under section 103(a) of the Code; (iii) is "tax-exempt use property" within the meaning of section 168(h) of the Code, or (iv) is stock of a domestic or foreign corporation (including any entity that properly may be treated as a corporation for Federal income tax purposes) meeting the requirements of Code section 1504(a)(2). The transactions contemplated by this Agreement are not subject to the tax withholding provisions of Code section 3406, or of subchapter A of Chapter 3 of the Code, or of any other comparable provision of law.

                         (d)  Audit  History  and Other  Proceedings.  Except as
otherwise set forth in Schedule 2.3(d), (i) there are no pending or, to the best knowledge of the Company and the Selling Shareholder, threatened audits, investigations, claims, suits or other proceedings for or relating to any material liability in respect of Taxes of the Company; (ii) since December 31, 1994 no material deficiencies for Taxes of the Company have been claimed, proposed or assessed by any taxing or other governmental authority; (iii) there are no matters under discussion by Company or Selling Shareholder with any governmental authorities with respect to Taxes that could result in any additional amount of Taxes of the Company; (iv) no extension of a statute of limitations (whether arising by reason of a waiver, claim for refund, or otherwise) relating to Taxes of the Company is in effect; and (v) there are no requests for rulings or determinations in respect of Taxes of the Company pending with any governmental authority. Since December 31, 1994, there have been no audits of any of the Company's Federal, state or local Returns.

                    2.4 Real and Personal Property

                         (a) Real and  Personal  Property.  For purposes of this
Agreement, "Property" or "Properties" means those real and personal properties owned or used by the Company or any partnership, joint venture or similar entity in which the Company has an ownership interest. Schedule 2.4(a) lists all of the real and personal properties to which the Company holds legal or equitable title (whether or not of record), as to which it is taking depreciation, or as to which the Company has rights as a conditional sales vendor under a conditional sales contract or other title retention agreement, other than inventory and other property properly expensed for income tax purposes or properly disclosed pursuant to Sections 2.5 and 2.6 of this Agreement. Except as set forth on
Schedule 2.4(a): (i) the Company has good and marketable title to all of the Properties owned by it as indicated on Schedule 2.4(a); and (ii) none of the Properties is subject to any lien, claim or other encumbrance whatsoever, except
(A) liens for taxes not yet due and payable, (B) liens shown and described in the Company Balance Sheet, and (C) liens imposed by law and incurred in the ordinary course of business for obligations not yet due and payable to landlords, carriers, wharehousemen, laborers, materialmen and the like

(collectively, the "Permitted Liens.") No part of the Properties is "tax-exempt use property" under Section 168(h) of the Code.

                         (b) Leases;  Subleases. For purposes of this Agreement,
"Lease" means any written or oral lease, sublease or rental agreement (and any related contract and agreement, and all amendments, modifications and supplements thereof and waivers and consents thereunder pursuant to which the Company leases, subleases or rents any real or personal property, either as lessor, lessee, landlord or tenant. Schedule 2.4(b) lists all Leases, except those which (i) can be canceled by the Company upon 30 or fewer days' notice without penalty or the acceleration of rentals, (ii) do not grant an option to purchase the leased property, and (iii) involve an annual rental of $10,000 or less. Schedule 2.4(b) describes all oral Leases required to be disclosed in
Schedule 2.4(b), and true and complete copies of all written Leases required to be disclosed have been heretofore delivered to the Acquiror. With respect to each of the Leases: (A) neither the Company nor, to the best of the Company's and the Selling Shareholder's knowledge, any other party is in default in connection with such Lease; (B) no act or event has occurred which, with notice or lapse of time or both, would constitute a default under such Lease with respect to the Company or, to the best of the Company's and the Selling Shareholder's knowledge, any other party; (C) there is no basis for any claim of default under such Lease with respect to the Company or, to the best of the Company's and the Selling Shareholder's knowledge, any other party; (D) the Company has not given or received any notice of cancellation or termination in connection with such Lease; (E) such Lease is the valid and binding agreement of the Company, and, to the best of the Company's and the Selling Shareholder's knowledge, the other party thereto which is in full force and effect and is enforceable in accordance with its terms, except, with respect to such other party, to the extent that such enforceability may be limited by, or subject to:
(i)  the  effect  of  any  applicable  bankruptcy,  insolvency,  reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally; (ii) the availability of the remedies of specific performance or injunctive relief, which may be subject to the discretion of the court before which any proceeding for such remedies may be brought; and (iii) the exercise by any court of equitable judicial discretion before which any proceeding may be brought; (F) such Lease will not be affected by, or require the consent of or payment to any other party to avoid an event of default, an event of termination or other adverse effect with respect to such by reason of the transactions contemplated by this Agreement; and (G) such Lease is a "true" lease for federal income tax purposes.

                         (c)  Adequacy;   Condition.  Except  as  set  forth  in
Schedule 2.4(c): (i) the Properties and the properties subject to a Lease are fit for use in the business of the Company as presently conducted; (ii) the Properties and all of the properties subject to a Lease are each in good repair and operating condition, normal wear and tear excepted, and structurally and mechanically sound, as applicable; (iii) the Company is in material compliance with all applicable building, zoning, land use or other similar statutes, laws, ordinances, regulations, permits, health and safety codes or other requirements in respect of any of the Properties or any of the properties subject to a Lease (and the Company's current use of such properties does not constitute a nonconforming use) and the Company has not received any notice alleging such a violation; (iv) to the knowledge of the Company and the Selling Shareholder none of the properties subject to a Lease has ever been used as a landfill or otherwise been used for the disposal, storage or treatment of any waste, trash, garbage, industrial by-product, chemical or hazardous substance of any nature;
(v) the Company has not caused the installation of any of such property with asbestos insulation or any electrical equipment containing polychlorinated biphenyls and, to the best of the Company's and the Selling Shareholder's knowledge, none of the properties subject to a Lease contains asbestos insulation or electrical equipment containing polychlorinated biphenyls; and
(vi) to the best of the Company's and the Selling Shareholder's knowledge, there are no outstanding requirements or recommendations by fire underwriters or rating boards, any insurance companies or holders of mortgages or other security interests requiring or recommending any repairs or work to be done with reference to any of the properties subject to a Lease.

                         (d) All Necessary  Properties.  The  Properties and the
Leases (together with the intangible properties disclosed, or not required to be disclosed, pursuant to Sections 2.5 and 2.6 of this Agreement) constitute all of the properties which the Company uses in connection with the operation of its business as presently conducted and the consummation of the transactions contemplated by this Agreement (provided that all consents relating to the Properties and the Leases have been obtained) will not alter the rights or impair the ability of the Company to use such properties in the conduct of its business as it is now being conducted.

                         (e)  Accounts  Receivable.  Except with  respect to the
Scheduled Receivables or as set forth on Schedule 2.4(e), the accounts receivable of the Company as reflected and on the Company Balance Sheet and the accounts receivable reflected on the books of the Company: (i) are valid, existing and, to the extent uncollected, fully collectible without resort to legal proceedings or the use of collection agencies, except to the extent of the allowance for doubtful accounts contained in the Company Balance Sheet; (ii) represent monies due for services rendered; and (iii) to the best of the Company's and the Selling Shareholder's knowledge, are subject to no refunds or other adjustments or to any defenses, rights of set-off, assignments, restrictions, security interests, encumbrances or conditions enforceable by third parties on or affecting any thereof.

                    2.5 Intellectual Property; Patents; Trademarks, Trade Names. All patents, trademarks, service marks, trade names or copyrights owned by or used or proposed to be used by the Company and all applications or registrations therefor ("Intellectual Property") and all material contracts, agreements, commitments, arrangements, undertakings and understandings relating to the use or license of technology, know-how or processes by the Company (the "Intellectual Property Licenses") are listed in Schedule 2.5 (excluding any computer software agreements). Except as disclosed in Schedule 2.5; (a) the Company owns, or has the sole and exclusive right to use, all Intellectual Property, whether under Intellectual Property Licenses or otherwise (excluding any computer software agreements), used in or necessary for the ordinary conduct of its business; (b) the consummation of the transactions contemplated by this Agreement will not alter or impair any such rights; and (c) no Intellectual Property owned, licensed or used by the Company, or Intellectual Property License of the Company is the subject of a lawsuit or any other proceeding, nor has any party challenged or, to the best of the Company's and the Selling Shareholder's knowledge, threatened to challenge the Company's respective right to use such Intellectual Property or Intellectual Property License or application for any of the foregoing; and, to the best of the Company's and the Selling Shareholder's knowledge, there is no basis for any such challenge.

                    2.6 Loans and Contracts.

                         (a)  Indebtedness.  Schedule  2.6(a)  sets  forth (i) a
complete and accurate list or description of all instruments or other documents ("Debt Instruments") relating to any direct or indirect indebtedness for borrowed money of the Company, as well as indebtedness by way of capital leases, lease-purchase arrangements, guarantees, undertakings on which others rely in extending credit and all conditional sales contracts, chattel mortgages and other security arrangements with respect to personal property used or owned by the Company and (ii) a list of all loans of money to the respective officers, employees or shareholders of the Company (specifically excluding travel and similar advances in the ordinary course of business).

                         (b)  Other   Contracts.   Schedule  2.6(b)  lists  each
contract, agreement, commitment, arrangement, undertaking or understanding of the type listed below (except where the same does not call for the payment or receipt by the Company of cash or other property or services having a value in excess of $20,000) to which the Company is a party or bound or to which the Company or its properties are subject, whether written or oral ("Contract," but such list and the term "Contract" shall not include Leases, Intellectual Property Licenses, Debt Instruments, Insurance Policies and employee-related matters disclosed elsewhere in this Agreement):

                              (i) for  the  purchase  or  rental  of  materials,
inventory and supplies by the Company entered into in the ordinary course of business which are not reasonably expected to be fully performed within 45 days of their respective dates;

                              (ii) for the  purchase  of services by the Company
entered into in the ordinary course of business which are not reasonably expected to be fully performed within 45 days of their respective dates;

                              (iii)  that  were  entered  into  in the  ordinary
course of business and which are not reasonably expected to be fully performed within 45 days of their respective dates;

                              (iv) for matters not in the ordinary course of the
Company's business;

                              (v)  making  the  Company  liable,   by  guaranty,
suretyship agreement, indemnification agreement, contribution agreement or otherwise, upon or with respect to, or obligating the Company in any way to provide funds in respect of, or obligating the Company to guarantee, serve as surety for or assume, any debt, dividend or other liability or obligation of any person, corporation, association, partnership or other entity (except endorsements made in the ordinary course of business in connection with the deposit of items for collection and except for immaterial obligations or liabilities incurred in the ordinary course of business);

                              (vi) granting a power of attorney;

                              (vii) relating to  participation in a cooperative,
partnership or joint venture;

                              (viii)   imposing   confidentiality   requirements
(other than agreements relating to confidentiality requirements between the Acquiror, the Acquiror and the Selling Shareholder and/or the Company or between the Company and certain clients of the Company); and

                              (ix)  restricting  or limiting  the freedom of the
Company to compete in any line of business.

Schedule  2.6(b)  describes  all oral  Contracts  required  to be  disclosed  in
Schedule 2.6(b), and true and complete copies of all written Contracts (as amended) required to be disclosed in Schedule 2.6(b) will be delivered to the Acquiror not less than 10 business days after the execution hereof, except for inactive or terminated contracts under which there are no remaining obligations by either party.

                         (c)  Insurance.  All insurance  policies of the Company
now in force (including comprehensive general liability, personal and professional liability, comprehensive general casualty and extended coverage, automobile, boiler and machinery, fire and lightning, marine, endowment, life, and worker's compensation) ("Insurance Policies") are listed in Schedule 2.6(c), together with a listing of the type of policy, the policy number, the limits of coverage, the carrier, the annual premium and the expiration date), and true and complete copies of such policies have been provided or made available to the Acquiror.

                         (d) Status. Except as disclosed on Schedule 2.6(d): (i)
the Company has not assigned any of its rights or obligations under (and, to the best of the Company's and the Selling Shareholder's knowledge, is not otherwise restricted for any reason from enjoying the full benefits under) any material Intellectual Property License, Debt Instrument, Contract or Insurance Policy;
(ii) none of the Company nor, to the best of the Company's and the Selling Shareholder's knowledge, any other party is in default in connection with any Intellectual Property License, Debt Instrument, Contract or Insurance Policy which would have a Material Adverse Effect; (iii) to the best of the Company's and the Selling Shareholder's knowledge, no act or event has occurred which, with notice or lapse of time or both, would constitute a default under any Intellectual Property License, Debt Instrument, Contract or Insurance Policy which would have a Material Adverse Effect; (iv) to the best of the Company's and the Selling Shareholder's knowledge, there is no basis for any claim of default under any Intellectual Property License, Debt Instrument, Contract or Insurance Policy which would have a Material Adverse Effect; (v) there is no outstanding notice of cancellation or termination received by the Company in connection with any Intellectual Property License, Debt Instrument, Contract or Insurance Policy which would have an Material Adverse Effect; (vi) each Intellectual Property License, Debt Instrument, Contract and Insurance Policy is the valid and binding agreement of the parties thereto which is in full force and effect and is enforceable in accordance with its terms, except, with respect to such other party, to the extent that such enforceability may be limited by, or subject to: (A) the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforceability of creditors' rights generally, (B) the availability of specific performance or injunctive relief, which may be subject to the discretion of the court before which any proceeding for such remedies may be brought, and (C) the exercise by any court of equitable judicial discretion before which any proceeding may be brought; (vii) no material Intellectual Property License, Debt Instrument, Contract or Insurance Policy will require the consent of or payment to any other party to avoid an event of default, an event of termination or other Material Adverse Effect with respect to such Intellectual Property License, Debt Instrument, Contract or Insurance Policy (assuming that any required notice of default or termination has been given and any periods for cure have expired) by reason of the transactions contemplated by this Agreement; and (viii) the Company has not received any communication proposing any termination, amendment or change to any Intellectual Property License, Debt Instrument, Contract or Insurance Policy which would result in a Material Adverse Effect.

                    2.7 Officers and Directors; Employment Relationships. The Company has delivered to the Acquiror a true and complete list of all of the officers, senior managers and directors of the Company, specifying their office and annual rate of compensation, and a true and complete list of the respective employees of the Company employed as of June 30, 1998, setting forth each such employee's compensation and date of hire. As of June 30, 1998 and except as disclosed in Schedule 2.7, the Company has no material obligations, contingent or otherwise with respect to employees then employed by the Company: (i) under any employment contract, agreement, commitment, undertaking or understanding, plan, program, policy or arrangement; (ii) under any bonus, incentive or deferred compensation contract, agreement, commitment, undertaking or understanding, plan, program, policy or arrangement (including one for severance or other payments conditioned upon a change of control of the Company); (iii) under any pension, profit-sharing, stock purchase or any other such plan, program or arrangement; or (iv) under any arrangement that has resulted or could result in the payment of any "excess parachute payment" as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof. All clinical personnel utilized by the Company in its operations are employees of the Company, and since December 31, 1996, the Company has not utilized or retained clinical personnel as independent contractors in connection with its operations.
Schedule 2.7 contains a true and complete payroll run of the Company as of June 30, 1998 which includes the requirements of the first sentence of this Section 2.7.

                    2.8 Employee and Fringe Benefit  Plans.  Except as set forth in Schedule 2.8, the Company does not maintain, is not required to contribute to and does not otherwise participate in (and has not since its inception maintained, contributed to or otherwise participated in) either: (i) any employee pension benefit plan ("Pension/Profit Sharing Plan"), any employee welfare benefit plan ("Welfare Plan") or any multi-employer plan ("Multi-Employer Plan") (as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including any pension, profit sharing, retirement, thrift, stock purchase or stock option plan: or (ii) any other compensation, welfare, fringe benefit or retirement plan, program, policy, understanding or arrangement of any kind whatsoever, whether formal or informal, providing for benefits for or the welfare of any or all of the current or former respective employees or agents of the Company or their beneficiaries or dependents. The employee benefit plans set forth on

Schedule 2.8 comply in form and operation in all respects to the requirements of
applicable  laws  and  regulations,   including  ERISA  and  the  Code  and  the
nondiscrimination rules thereof.

                    2.9 Labor  Relations.  Except as described in Schedule  2.9:
(a) the Company is (and, since March 31, 1998, has been) in material compliance with all federal, state, local and other applicable law respecting employment and employment practices, terms and conditions of employment and wages and hours; (b) there is (and, since March 31, 1998, has been) no unfair labor practice, complaint, charge or other matter against or involving the Company pending or threatened before any Governmental Authority; (c) there is no (and, since March 31, 1998 has not been) labor strike, dispute, organizing effort, slow down, stoppage or other labor difficulty pending, involving or, to the best of the Company's and the Selling Shareholder's knowledge, threatened, against or affecting the Company; (d) no representation question exists, or has existed since March 31, 1998, with respect to the respective employees of the Company;
(e) no grievance which might have an adverse effect on the Company or on the conduct of its business nor any arbitration proceeding arising out of or under collective bargaining agreements is pending, and no claim therefor exists; and
(f) there is (and, since March 31, 1998, has been) no collective bargaining agreement which is binding on the Company.

                    2.10 Litigation. Except as disclosed in Schedule 2.10, the Company is not (and, since March 31, 1998, has not been), (i) engaged in, a party to, subject to or, to the knowledge of the Company and the Selling Shareholder, threatened with any claim, legal or equitable action, or other proceeding (whether as plaintiff, defendant or otherwise and regardless of the forum or the nature of the opposing party) which seeks damages, an injunction or other relief against the Company, which action, individually or collectively with such other actions, would have a material adverse effect on the Company taken together in the aggregate; (ii) subject to any unasserted claim, the assertion of which is likely and which, if asserted, will seek damages, an injunction or other relief against the Company which claim, individually or collectively with such other unasserted claims, if made would have a Material Adverse Effect on the Company, taken together in the aggregate; or (iii) a party to or subject to any judgment, order or decree against it or its assets. There has been no reservation of rights by any insurance carrier, and, to the best of the Company's and the Selling Shareholder's knowledge, no such reservation is threatened, concerning the coverage of the Company with respect to any matter required to be disclosed pursuant to this Section 2.10.

                    2.11 Compliance with Laws. Except as set forth in Schedule 2.11:

                         (a) Generally. The Company is (and during the preceding
five years has been) in material compliance with all applicable law (including those involving antitrust, unfair competition, trade regulation, antipollution, environmental, employment, safety, health and food and drug matters). Without limiting the foregoing, the Company has not at any time made any illegal payments for political contributions, any bribes or illegal kickback payments, or any practice or procedure which results or will result in the illegal payment by or on behalf of the Company to a person in connection with a referral to the Company by such person.

                         (b) Charges or Violations.  The Company is (and, during
the preceding five years, has not been) either charged with, in receipt of any notice or warning of, or under investigation with respect to, any failure or alleged failure to materially comply with any provision of any applicable law.

                         (c) Permits.  Without  limiting the foregoing:  (i) the
Company has all material occupancy certificates and other licenses, permits and certificates ("Permits") required in connection with its ownership, possession, use, occupancy or operation of any of the Properties owned, leased or used by it; (ii) all of the Permits are in full force and effect in all material respects; (iii) the Company is (and has been) in material compliance with the Permits; and (iv) none of the Permits will be materially affected by, or require the consent of any party by reason of, the transactions contemplated by this Agreement where such effect or failure to obtain such consent would materially restrict or hamper the operation of any operating facility owned, leased or used by the Company or would otherwise have a Material Adverse Effect on the Company.

                         (d) Environmental.

                         (i) No person or party (including,  but not limited to,
any Governmental Authority) has asserted any claim or, to the best of the Company's and the Selling Shareholder's knowledge, has any basis for any action or proceeding against the Company relating to any Environmental Matter (as defined below), relating to any existing or prior act, omission, condition or state of facts. The Company has not received oral or written notice of, nor does the Company have reason to believe there is, any existing or pending violation, citation, claim or complaint relating to the business of the Company or any facility now or previously owned or operated by the Company arising under the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Superfund Amendments and Reauthorization Act, the Toxic Substances Control Act, the Safe Drinking Water Act, the federal Water Pollution Control Act (Clean Water Act), the Clean Air Act, the Powerplant and Industrial Fuel Use Act of 1978, the National Environmental Policy Act (Environmental Impact Statement) and antipollution, waste control and disposal and environmental "cleanup" provisions of similar statutes of any Governmental Authority, and all regulations and standards enacted pursuant thereto and all permits and authorizations issued in connection therewith (collectively, "Environmental Matters"). Schedule 2.11(d)(i) sets forth all Environmental Matters and all such violations, citations, claims and complaints.

                              (ii)   To   the    Company's   and   the   Selling
Shareholder's knowledge, no underground tanks are now or have been located at any facility now or previously owned or operated by the Company, and no toxic or hazardous substances have been generated, transported, treated, stored, disposed of on or from or otherwise deposited in or on or allowed to emanate from any such facility (irrespective of whether such substances remain at the facility or were transferred to or otherwise disposed of off-site), including the surface waters and subsurface waters thereof, which may support a claim or cause of action under any federal, state or local environmental statutes, ordinances, regulations or guidelines.

                    2.12 Bank Accounts. Schedule 2.12 lists all bank, money market, savings and similar accounts and safe deposit boxes of the Company, specifying the account numbers and the authorized signatories or persons having access to them.

                    2.13  Transactions  with Affiliates.  Except as disclosed in
Schedule 2.13, no shareholder of the Company nor any person controlled by some combination of them, no officer or director of the Company, nor any "affiliate" or "associate" (as such terms are defined in the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act")) of any of the foregoing:

                         (a) has been a party to any lease, sublease,  contract,
agreement,   commitment,   understanding  or  other   arrangement  of  any  kind
whatsoever, involving any such person and the Company;

                         (b) owns directly or  indirectly,  in whole or in part,
any property that the Company uses or otherwise has rights in respect of; or

                         (c) has any cause of action or other  claim  whatsoever
against, or owes any amount to, the Company other than (i) for compensation (including fringe benefits) to officers and employees disclosed pursuant to
Section 2.7 and for reimbursement of ordinary and necessary expenses incurred in connection with employment by the Company and (ii) as otherwise disclosed pursuant to this Agreement.

                    2.14 Commissions. No person, firm or corporation is entitled to any commission or broker's or finder's fee in connection with the transactions contemplated by this Agreement by reason of any act or omission of the Company or the Selling Shareholder.

                    2.15 Generally. No representation or warranty by the Company or the Selling Shareholder in this Agreement or in any Exhibit, Schedule or closing certificate furnished or to be furnished to the Acquiror pursuant to this Agreement or in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact, necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                                    ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

                    Acquiror hereby represents and warrants to the Selling Shareholder on the date of this Agreement and again on and as of the Closing Date as follows:

                    3.1 Existence. Acquiror is a corporation duly incorporated, organized, entitled to conduct business and validly existing in good standing under the laws of the State of Delaware.

                    3.2 Authorization

                         (a)  Acquiror  has the right,  power and  authority  to
enter into this Agreement and the related agreements referred to herein, including, but not limited to, the Note, the Registration Rights Agreement and the Employment Agreement, and to consummate the transactions contemplated by, and otherwise to comply with and to perform under, this Agreement and the related agreements referred to herein, including, but not limited to, the Note, the Registration Rights Agreement and the Employment Agreement;

                         (b) The  execution  and  delivery  by  Acquiror of this
Agreement  and the related  agreements  referred to herein,  including,  but not limited to, the Note, the Registration Rights Agreement and the Employment Agreement, and the consummation by the Acquiror of the transactions contemplated by, and other compliance with or performance under, them, have been duly authorized by all necessary corporate action on the part of the Acquiror in compliance with governing or applicable agreements, instruments or other documents to which Acquiror is a party (including the certificate of incorporation and By-laws (as amended)) and applicable law; and

                         (c) This Agreement and the related agreements  referred
to herein, including, but not limited to, the Note, the Registration Rights Agreement and the Employment Agreement, constitute the valid and binding agreements of Acquiror that are enforceable against the Acquiror in accordance with their terms.

                    3.3 Absence of Violations or Conflicts. The execution and delivery by the Acquiror of this Agreement and the related agreements referred to herein, including, but not limited to, the Note, the Registration Rights Agreement and the Employment Agreement and the consummation by the Acquiror of the transactions contemplated by, and other compliance with or performance under, them, do not (and will not with the passage of time or the giving of notice or both) constitute a violation of, be in conflict with, or constitute a default under (a) any term or provision of the certificate of incorporation or By-laws (as amended of Acquiror, (b) any contract, agreement, commitment, undertaking or understanding to which Acquiror is a party or by which it or any of its properties are subject or bound, (c) any judgment, decree or order of any governmental authority to which Acquiror or any of its properties are subject or bound, or (d) any applicable law. As of the date hereof, the Acquiror is not, and as of the Closing Date will not be, in default under that certain Amended and Restated Loan Agreement between the Acquiror and its senior lenders.

                    3.4 No Governmental  Consents  Required.  Except for filings with the FTC and with the DOJ pursuant to HSR Act, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority on the part of Acquiror is required in connection with its execution or delivery of, or its performance under, this Agreement or its consummation of the transactions contemplated by this Agreement.

                    3.5 Commissions. No person, firm or corporation is entitled to any commission or broker's or finder's fee in connection with the transactions contemplated by this Agreement by reason of any act or omission of the Acquiror.

                    3.6  Financial  Statements  of  the  Acquiror.  Attached  as
Schedule 3.6 are copies of: (i) the consolidated financial statements of the Acquiror as of the last day of December 31, 1997 and 1996 and for the fiscal year ended December 31, 1997, the ten-month period ended December 31, 1996 and the fiscal year ended February 29, 1996, all of which have been audited by KPMG Peat Marwick LLP; and (ii) the unaudited consolidated financial statements of the Acquiror as of March 31, 1998 and 1997 and for the three months then ended (all of which, including in each case the notes thereto, are collectively referred to in this Agreement as the "the Acquiror Financial Statements"). The Acquiror Financial Statements are prepared in accordance with the books and records of the Acquiror, are complete and accurate in all material respects, fairly present the financial condition of the Acquiror as of their respective dates and the results of operations of the Acquiror for the respective periods then ended, and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered by such statements.

                    3.7 SEC Filings Complete. The Acquiror's most recent Form 10-K, all intervening Form 8-Ks and Form 10-Qs, the Acquiror's most recent annual meeting proxy statement and most recent registration statement filed under the 1933 Act, all as filed with the Securities and Exchange Commission ("SEC"), do not contain a misstatement of a material fact or an omission of a material fact required to be stated therein or necessary to make the statements therein not misleading as of the time such document was filed or (if filed under the 1933 Act) became effective. Since the filing of the most recent Form 10-K, no other document has been required to be filed by the Acquiror with the SEC which has not been filed.

                    3.8 Litigation. Except as disclosed on Schedule 3.8 or in the Acquiror Financial Statements, there is no litigation pending or, to the knowledge of the Acquiror, threatened against the Acquiror which would have a material adverse effect on its properties, assets or business or which would prevent or hinder the consummation of the transactions contemplated by this Agreement or its obligations thereunder.

                    3.9 Shares Validly Issued. All of the Shares of Acquiror Common Stock to be issued to the Selling Shareholder pursuant to the terms of this Agreement, when issued pursuant to the terms of this Agreement, shall be duly and validly issued, fully paid and non-assessable, without violation of any preemptive or dissenters' or similar rights and in full compliance with all applicable securities laws.

                    3.10 Generally. No representation or warranty by the Acquiror in the Agreement or in any Exhibit, Schedule or closing certificate furnished or to be furnished to the Selling Shareholder pursuant to this Agreement or in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact, necessarily to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                                    ARTICLE 4
              COVENANTS OF THE COMPANY AND THE SELLING SHAREHOLDER

                    4.1 Conduct of Business by the Company. From the date hereof to the Closing Date, except for transactions which are contemplated by this Agreement or expressly approved in writing by the Acquiror, which the Acquiror agrees will not be unreasonably withheld, the Company shall refrain from and the Selling Shareholder shall use his reasonable best efforts to ensure that the Company refrains from:

                         (a)  subjecting   any  of  the  Company's   assets  and
properties, tangible or intangible, to any lien, encumbrance or other claim of any kind, exclusive of Permitted Liens as to which there is no known default;

                         (b)  except  for  sales of  inventory  in the  ordinary
course of business, selling, assigning, transferring or otherwise disposing of any of the Company's assets or properties;

                         (c)  modifying,   amending,   altering  or  terminating
(whether by written or oral agreement, or any manner of action or inaction) any of the Debt Instruments, Leases, Intellectual Property Licenses, Contracts (excluding termination in the ordinary course of business of employment contracts for non-key employees) or Insurance Policies;

                         (d) declaring, setting aside or paying any dividends or
other distributions, directly or indirectly, to the Selling Shareholder with respect to the Shares to the extent that the declaration, setting aside or payment of such dividends or other distributions would result in Working Capital below the Agreed Working Capital as set forth in Section 1.4(a);

                         (e)   increasing   in  any  amount  the   benefits   or
compensation of the Selling Shareholder or paying or agreeing to pay any bonus or commission to the Selling Shareholder; and

                         (f) taking or  permitting  any other  action  that,  if
taken or permitted immediately prior to the execution of this Agreement, would constitute a breach of or an exception to the representations and warranties in
Section 2.2(d) hereof.

                    4.2 Affirmative Covenants Relating to the Company and the Selling Shareholder. From the date hereof to the Closing Date, the Company and the Selling Shareholder shall use its or his respective reasonable best efforts to assure that the Company shall:

                         (a) maintain the  Company's  property and  professional
insurance in amounts and with coverage at least as great as the amounts and coverage in effect on the date of this Agreement;

                         (b)  maintain,   consistent  with  past  practice,  the
Company's properties in good repair, order and condition, reasonable wear and tear excepted, and preserve the Company's possession and control of all of its assets and properties;

                         (c) keep in the Company's  employ the present  officers
and key employees, including the professional staff, of the Company necessary to preserve the goodwill of those having business relations with the Company;

                         (d)  maintain  the books,  accounts  and records of the
Company in a manner consistent with past practice;

                         (e)  allow,  upon  prior  notice  to the  Company,  the
Acquiror and Acquiror's employees, attorneys, auditors, accountants and other authorized representatives, free and full access during the Company's normal business hours to the facilities, plants, properties, books, records, documents and correspondence of the Company, including, but not limited to, historical financial information with respect to the Company's major contracts, in order that the Acquiror may have full opportunity to make such investigation as the Acquiror may desire of the business of the Company; provided, however, that such access shall not unreasonably interfere with the operations of the Company, and any contractual confidentiality requirements between the Acquiror and the Company or the Selling Shareholder existing prior to this Agreement shall remain in full force and effect, as supplemented hereby, except as otherwise required by law (including any required disclosure of the execution of this Agreement);

                         (f) (A)  materially  comply  with  all  applicable  law
relating to the Company, or to the conduct of its respective business, and (B) conduct such business in such a manner so that on the Closing Date the representations and warranties contained in this Agreement shall be materially true as though such representations and warranties were made on and as of such date, except for changes permitted or contemplated by the terms of this Agreement;

                         (g) provide the Acquiror with prompt  written notice of
any material adverse change in the assets, operations, liabilities, earnings, business or condition (financial or otherwise) of the Company;

                         (h) maintain in inventory quantities of goods, supplies
and materials sufficient to allow the Company to continue to operate after the Closing Date free of any shortage of such items; and

                         (i) operate its business  only in the  ordinary  course
with the objective of preserving the Company's business organizations intact, including using its reasonable best efforts to retain the services of the Company's present officers and the goodwill of its suppliers, customers and others having business relations with the Company.

                    4.3 Consents and Closing Conditions. The Company and the Selling Shareholder shall use its or his respective reasonable best efforts (a) to obtain such third party and governmental consents, authorizations, approvals, releases and terminations as may be required hereunder, including, but not limited to, filings under the HSR Act and submissions of information requested by the FTC or DOJ, and to take other actions as may be appropriate in order to fulfill the closing conditions contained in Section 7.4 hereof and (b) to cause the representations and warranties of the Company in Article 2 to be true and correct on and as of the Closing Date.

                    4.4 Cooperation; Communication. Each of the Company and the Selling Shareholder shall furnish to the Acquiror such information regarding the Company and the Selling Shareholder as the Acquiror may reasonably request. In addition, each of the Company and the Selling Shareholder shall promptly inform the Acquiror of any material communication from the FTC, the DOJ or any other governmental entity regarding any of the transactions contemplated hereby. If the Company, the Selling Shareholder or any affiliate thereof receives a request for additional information or documentary material from the FTC, DOJ or any other governmental entity with respect to the transactions contemplated hereby, then each of the Company and the Selling Shareholder shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the Acquiror, an appropriate response in compliance with such request.

                    4.5 Waiver of "Parachute" Payments. The Company and the Selling Shareholder shall deliver to the Acquiror written waivers of each bonus, incentive or deferred compensation contract, agreement, commitment, undertaking, understanding, plan, program, policy or arrangement regarding senior management of the Company for severance or other payments conditioned upon a change of control of the Company.

                    4.6 Elimination of Indebtedness. On or prior to the Closing Date, the Company and the Selling Shareholder shall take all actions necessary and appropriate to discharge in full the Indebtedness.

                    4.7 Consolidation of Administrative Functions. For a period of one year following the Closing Date, the Selling Shareholder shall cooperate with and assist the Acquiror in undertaking a review of (i) the various "back office" administrative functions associated with the Company's business, including without limitation accounting, billing and collections, payroll, recruiting and human resources, with a view to determining the advisability of consolidating any of such functions with those of the Acquiror, and (ii) the current personnel employed by the Company and any increases in personnel levels which may be necessary or advisable to position the Company for future growth and development.

                    4.8 Noncompetition, Nonsolicitation and Confidentiality

                         (a) Noncompetition.

                              (i) For the period  commencing on the Closing Date
and ending upon the date which is five (5) years thereafter (the "Period"), the Selling Shareholder agrees that, in consideration of transactions contained herein, the Selling Shareholder will not directly or indirectly participate in the ownership, management, operation or control of, or be employed by any business competing with the Acquiror or the Company in the physical medicine and rehabilitation business (including acute care hospitals, acute rehabilitation units, subacute units, long-term care facilities and outpatient therapy programs), the temporary staffing of therapists and nurses business or in any other business in which the Acquiror or the Company may be actively engaged on the Closing Date within the States of Illinois, Iowa, Missouri, Kentucky, Indiana, Wisconsin, Michigan and Ohio and, in addition, any other state for which Selling Shareholder has operating responsibility during the term of Selling Shareholder's employment pursuant to the Employment Agreement described in Section 7.6 of this Agreement (the "Restricted Area").

                              (ii) The  constraint  set forth  above in  Section
4.8(a)(i) shall not prevent the Selling Shareholder from making passive investments, not to exceed 5% of the total equity ownership, in any enterprise in the physical medicine and rehabilitation business (including acute care hospitals, acute rehabilitation units, subacute units and outpatient programs), the temporary staffing of therapists and nurses business or in any other business in which the Acquiror or the Company may be actively engaged on the Closing Date.

                         (b)  Nonsolicitation.  During the  Period,  the Selling
Shareholder further agrees that he shall not:

                              (i)  directly  or   indirectly   (a)  solicit  for
employment or attempt to hire any individual then employed by the Acquiror or the Company or any former employee of the Acquiror or the Company during the 180 days after such former employee of the Acquiror or the Company has voluntarily terminated his/her employment with the Acquiror or the Company, or (b) encourage any employee of the Acquiror or the Company to terminate his/her or his/her employment with the Acquiror or the Company for any reason; or

                              (ii)  directly  or  indirectly   (a)  solicit  the
business of any customer or client located in the Restricted Area having a business relationship with the Acquiror or the Company at the time of termination of the Selling Shareholder's employment with the Acquiror or the

Company or which is a prospect of the Acquiror or the Company and which the Selling Shareholder is actively pursuing on behalf of the Acquiror or the Company as such prospect is identified in writing by the Acquiror or the Company at the time of termination of the Selling Shareholder's employment with Acquiror or the Company (a "Prospect"), or (b) contact any such customer, client or Prospect located in the Restricted Area for the purpose of encouraging such customer, client or Prospect to terminate its business relationship with the Acquiror or the Company.

                         (c)    Confidentiality.    The   Selling    Shareholder
acknowledges that he has had access to certain confidential trade secrets, information, observations, records, customer lists, data, drawings, writings or other materials owned by the Company. The Selling Shareholder agrees that during the Period he will not directly or indirectly disclose to others or use for his own benefit or for the benefit of others any of the foregoing information, except in the course of his employment by the Company and for the benefit of the Company. All records, files, writings, drawings, lists, data and similar materials and information that the Selling Shareholder prepared, used or otherwise come into contact with during the course of his employment by the Company will, as between the Company and the Selling Shareholder, at all times remain the sole property of the Company. The provisions of this Section 4.8 (c) will not:

                              (i) apply to the  operation  of the Company or its
business to the extent that the Selling Shareholder acquires information from parties other than the Company, the Acquiror or its subsidiaries; or

                              (ii)  apply to any  information,  matter  or thing
that is in the public domain or that has been disclosed to others by the Company, the Acquiror or their respective subsidiaries, employees or agents.

                         (d)  Enforceability.  In  the  event  that  any  of the
provisions of this Section 4.8 are finally determined by any court of competent jurisdiction to be void or unenforceable with respect to any particular geographic area or as to any particular time period or any particular constraint, the provisions of this Section 4.8 will be deemed to be automatically modified without any further action on the part of the Acquiror, the Company or the Selling Shareholder so as to eliminate from this Section 4.8 the unenforceable constraint or its application in any manner in which it was found to be unenforceable and, except as so modified, the Agreement will remain in full force and effect.

                                    ARTICLE 5
                         COVENANTS REGARDING TAX MATTERS

                    5.1 Returns and Payment of Taxes. The Company shall prepare and timely file all Returns and amendments thereto required to be filed (except for such Returns for which extensions shall be timely filed) by the Company, on or before the Closing Date; such Returns and amendments shall be true, correct and complete in all material respects. The Acquiror shall have a reasonable opportunity to review all such Returns and amendments prior to the filing thereof. The Company shall timely pay and discharge on or before the Closing Date and before the same shall become delinquent and before penalties accrue thereon, (i) all Taxes shown to be due from the Company on such Returns and amendments thereto, and (ii) any other Taxes of the Company that become due before the Closing Date.

                    The Selling Shareholder shall cause to be prepared the federal and state S Corporation income Tax Returns required to be filed by the Company for the taxable year ending on the Closing Date (individually, an "S Corporation Return" and collectively, the "S Corporation Returns"). Each S
Corporation Return shall be prepared using accounting methods and other practices that are consistent with those used by the Company in its prior returns and items to be taken into account in the S Corporation Returns for the period ending on the Closing Date shall be determined under the "closing-the-books" method as described in Section 1362(e)(3) of the Code, and the regulations thereunder, and the parties agree to make an election, if necessary, under Section 1362(e)(3) of the Code. To the extent that the S Corporation Return for 1998 or for any pre-Closing period needs to be amended post-Closing, the Selling Shareholder shall cause to be prepared such amendments. All fees and expenses incurred in preparing the S Corporation Returns and amendments shall be paid by the Selling Shareholder. The Acquiror agrees to make available to the Selling Shareholder all books and records of the Company needed for the preparation of the S Corporation Returns, to the extent retained by the Company or delivered to Acquiror at Closing. After each S Corporation Return has been prepared, the Acquiror shall have an opportunity to review such S Corporation Return and, if such S Corporation Return is acceptable to the Acquiror (which acceptance shall not be unreasonably withheld), the Acquiror shall in good faith use its reasonable best efforts to cause the appropriate officer of the Company to sign and file the applicable S Corporation Return with the applicable taxing authority. If the Acquiror receives a Tax refund attributable to a taxable period ending on or prior to the Closing Date relating to an S Corporation Return, the Acquiror shall remit such Tax refund to the Selling Shareholder. No review, approval, omission or commission of Acquiror in connection with any S Corporation Return shall limit or in any way modify the Selling Shareholder's indemnification obligations under Article 10.

                    5.2 Elections and Settlements. Without the prior written consent of the Acquiror, the Company shall not make or change any election, change an annual tax accounting period, adopt or change any tax accounting method, file any amended Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, or take any other action or omit to take any action, if any such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission may have the effect of increasing the Tax liability or decreasing any Tax Asset of the Company, the Acquiror or any affiliate of the Acquiror.

                    5.3 Cooperation and Records Retention. The Selling Shareholder shall make available, and shall cause his accountants and other representatives to make available, to the Acquiror on a timely basis, the information (including but not limited to all work papers and records relating to the Company) that he or his accountants or other representatives have within their control and that may be reasonably necessary in connection with the preparation of any and all Returns required to be filed by the Acquiror or the Company or any other examination by any taxing authority or administrative proceeding relating to Taxes. The Selling Shareholder agrees that he will cooperate with the Acquiror and the Company and their respective representatives, in a prompt and timely manner, in connection with the preparation and filing of any and all Returns required to be filed by the Acquiror or the Company or any other examination by any taxing authority or administrative proceeding relating to Taxes.

                    5.4 Post-Closing Audits and Other Proceedings. Each of the Company, the Selling Shareholder and the Acquiror shall give prompt notice to one another of any audit of Taxes of the Company in respect of such Taxes of the Company for periods that end on or prior to the Closing Date. The Selling Shareholder shall cooperate with the Acquiror and the Company in the conduct of any audit or other proceeding which relates to any actual or potential liability of Acquiror or the Company, and may participate at his own expense. The Selling Shareholder shall have the right, at its own expense, to control any audit or determination by any authority, or the resolution of any claim for refund or amended return, and contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment of Taxes for any taxable period (or partial period) ending on or prior to the Closing Date, provided, however, that the Selling Shareholder shall consult with the Acquiror with respect to the resolution of any issue that would materially affect the Acquiror for any taxable period (or partial period) ending after the Closing Date and shall not settle any such issue or file any amended return relating to such issue without the consent of the Acquiror, which consent shall not be unreasonably withheld. Where consent to a settlement is withheld by the Acquiror pursuant to the preceding sentence, the Acquiror may continue or initiate any further proceedings at its own expense, provided that the liability of the Selling Shareholder, after giving effect to this Agreement, shall not exceed the liability that would have resulted from the settlement or amended return.

                    5.5 Clearance Certificates. On or prior to the Closing Date, the Selling Shareholder shall, at his sole cost and expense, deliver to the Acquiror and the Company clearance certificates or similar document(s) that may be required by any state taxing authority in order to relieve the Acquiror and the Company of any duty to withhold any portion of the consideration payable pursuant to this Agreement.

                    5.6 Section 338(h)(10) Elections; Purchase Price Allocations. The Acquiror and the Selling Shareholder shall in a timely manner take any and all actions necessary to make an election with respect to the Company under Code section 338(h)(10) (and the Treasury Regulations promulgated thereunder) and any comparable provisions of state, local or foreign Tax law (the "338(h)(10) Election"). The allocation of the "modified adjusted deemed sale price" (within the meaning of Income Tax Regulation ss.1.338(h)(10)-1(f)) among the assets of the Company, shall be made in accordance with the fair market values of such assets as shall be agreed to by the Acquiror and the Selling Shareholder no later than thirty days following the Closing Date in a manner consistent with section 338 of the Code. The Acquiror and the Selling Shareholder acknowledge that such allocation has been arrived at by arm's length negotiation. None of the Selling Shareholder, the Company, or the Acquiror shall take a position in any Return or examination or other administrative or judicial proceeding (including any ruling request) relating to any Tax that is inconsistent with such allocation. The Acquiror shall be responsible for and control the preparation and filing of the 338(h)(10) Election. The Selling Shareholder shall prepare, execute and deliver to the Acquiror such documents or forms (including Section 338 Forms, as defined below) as are required by applicable law for an effective 338(h)(10) Election. "Section 338 Forms" shall mean all returns, documents, statements, schedules and other forms that are required to be submitted in connection with a 338(h)(10) Election, including, without limitation, U. S. Treasury Department Form 8023 (together with any schedules or attachments thereto). Any Taxes imposed on the Company or the Selling Shareholder as a result of the deemed transfer of the assets of the Company pursuant to the 338(h)(10) Election shall be borne solely by the Selling Shareholder. It is understood that the Company and the Selling Shareholder is making no representations to the Acquiror with respect to the effects of the 338(h)(10) Election for Tax purposes, and neither this Section nor any provision of Article 10 hereof shall be construed as an undertaking by the Company or the Selling Shareholder to indemnify the Acquiror for any failure of the Acquiror to receive any Tax benefits which it anticipates receiving as a result of the 338(h)(10) Election. Nothing in the immediately preceding sentence, however, shall modify or limit the obligation of the Selling Shareholder for any failure to take the actions described in the first sentence of this Section 5.6.

                                    ARTICLE 6
                            COVENANTS OF THE ACQUIROR

                    6.1 Confidentiality of Information. Prior to the Closing Date (and if the Closing does not occur, indefinitely), Acquiror and its employees, agents, auditors, attorneys and other authorized representatives shall not, without the Selling Shareholder's prior written consent, communicate or divulge to any person or entity or use for their benefit any information, other than information which is otherwise available to the Acquiror or which becomes public other than as a result of their action, concerning the Company's financial conditions or business, or concerning any marketing information, equipment, methods, research, clients, contracts, suppliers, customers, contracts or other data of or related to the Company or other confidential matters possessed, owned or used by the Company that may be communicated to, acquired by or learned by them. All correspondence, records, files, tax returns, financial statements and other data relating to the Company which shall come into the possession of the Acquiror shall remain and be deemed to be the sole property of the Company, until consummation of the transactions contemplated hereby. If the transactions contemplated hereby are not consummated for any reason, then the Acquiror shall return any and all of the foregoing material to the Company, together with any and all copies thereof made. The confidentiality provisions of this Agreement shall supplement, and not supersede, any contractual confidentiality requirements between the Acquiror, the Company or the Selling Shareholder and such existing contractual confidentiality requirements shall remain in full force and effect, as supplemented hereby, except as otherwise required by law (including any required disclosure of the execution of this Agreement).

                    6.2 Receipt of Consents and Satisfaction of Closing Conditions. The Acquiror shall use its best efforts (a) to obtain such consents from third parties and to take other actions as may be required in order to fulfill the closing condition contained in Section 7.4 hereof and (b) to cause the representations and warranties of the Acquiror in Article 3 to be true and correct on and as of the Closing Date.

                    6.3 Conduct of Operations; New Business Opportunities.

                         (a) From the Closing Date until  August 31,  2001,  the
Acquiror shall allow the Selling Shareholder to continue to conduct the operations of the Company as such operations are currently being conducted as of the Closing Date in all material respects, subject, however, to any effect on such operations resulting from the consolidation of administrative functions of the Company with those of the Acquiror or the employment of certain additional personnel, each as agreed upon by Acquiror and the Selling Shareholder pursuant to Section 4.7 hereof.

                         (b) Any new  business  opportunities  that the Acquiror
and the Selling Shareholder each agree to have the Selling Shareholder manage within the operations of the Company, including but not limited to acquisitions and new lines of business (each, a "Business Opportunity"), then the Acquiror and the Selling Shareholder shall negotiate in good faith to determine the appropriate incentives for the Selling Shareholder, including, but not limited to, (i) bonuses, (ii) inclusion of all or a portion of the earnings of such acquired entity, less the costs of capital and the amortization of goodwill and other intangible assets related to the acquisition, in the Cumulative EBIT of the Company for the purpose of calculating the amount of Contingent Consideration to which the Selling Shareholder is entitled with respect to the Earn-Out Period(s) during which the Selling Shareholder manages such acquired entity, or (iii) adjustment of the computation of Cumulative EBIT. Notwithstanding any provision of this Section 6.3, the Acquiror shall not be restricted in any manner in its ability to acquire or develop any new Business Opportunity, and the approval required of the Selling Shareholder shall relate solely to the inclusion of such Business Opportunity in Cumulative EBIT (as defined and determined pursuant to Schedule 1.5 hereof).

                         (c)  Notwithstanding  any provision of this Section 6.3
to the contrary, in the event that the Cumulative EBIT of the Company for any Earn-Out Period is less than ninety percent (90%) of the Target Minimum Cumulative EBIT for such Earn-Out Period, the Acquiror may assume operational control of the Company and operate, or direct the Company to be operated, in any manner which the Acquiror deems to be necessary or appropriate without regard to the covenants contained in Section 6.3(a) and (b) above.

                    6.4 Collection of Accounts Receivable.

                         (a) To the extent that the  Company  has not  collected
the full amount of the Scheduled Receivables prior to the Closing Date, following the Closing Date the Acquiror shall cause the Company to assign to the Selling Shareholder all of the Company's right, title and interest with respect to such uncollected Scheduled Receivables and shall cooperate in the Selling Shareholder's attempts to collect thereon. Following the receipt by the Company following the Closing Date of any remittance from or on behalf of any account debtor in respect of the Scheduled Receivables, the Company shall promptly forward the amount of such remittance to the Selling Shareholder as additional consideration, less any reasonable expenses incurred by the Company in connection with collecting such remittance.

                         (b) To the extent that  following  the Closing Date the
Acquiror exercises its right
pursuant to Section 10.1 to indemnification with respect to any uncollected accounts receivable, the Acquiror shall cause the Company to assign all of the Company's right, title and interest with respect to any such uncollected accounts receivable for which indemnification is sought to the Selling Shareholder and shall cooperate in the Selling Shareholder's attempt to collect thereon. In the event that the Company shall receive any remittance from or on behalf of any account debtor in respect of such accounts receivable assigned to the Selling Shareholder, the Company shall promptly forward the amount of such remittance to the Selling Shareholder, less any reasonable costs of collection incurred by the Company in connection with collecting such remittance.

                    6.5 Communication. The Acquiror shall promptly inform the Company and the Selling Shareholder of any material communication from the FTC, the DOJ or any other governmental entity regarding any of the transactions contemplated hereby. If the Acquiror or any affiliate thereof receives a request for additional information or documentary material from the FTC, DOJ or any other governmental entity with respect to the transactions contemplated hereby, then the Acquiror shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable after consultation with the Selling Shareholder, an appropriate response in compliance with such request.


                                    ARTICLE 7
                      THE ACQUIROR'S CONDITIONS TO CLOSING

                    The obligations of the Acquiror to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment to the Acquiror's reasonable satisfaction of each of the following conditions on or prior to the Closing Date:

                    7.1 Continued Truth of Warranties. The representations and warranties of each of the Company and the Selling Shareholder contained herein shall be true in all material respects on and as of the Closing Date with the same force and effect as though made as of such date, except for any variations permitted by this Agreement.

                    7.2 Performance of Covenants. Each of the Company and the Selling Shareholder shall have performed in all material respects all covenants and obligations and complied in all material respects with all conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

                    7.3 No Material Adverse Change. There shall have been no Material Adverse Effect since March 31, 1998.

                    7.4 Permits and  Consents.  The  parties  hereto  shall have secured all appropriate orders, consents, approvals and clearances, in form and substance satisfactory to the Acquiror, by and from all third parties reasonably requested by the Acquiror, including but not limited to governmental authorities, whose order, consent and approval or clearance is required by contract or applicable law for the consummation of the transactions herein contemplated.

                    7.5 Closing Documents. Each of the Company and the Selling Shareholder shall have delivered all documents required to be delivered by it or him at the Closing, as more specifically set forth in Article 9, in each case in form and substance satisfactory to the Acquiror.

                    7.6 Employment Agreement. The Selling Shareholder shall have entered into an employment agreement with the Company, superseding any respective current employment agreement with the Company, in substantially the form attached hereto as Exhibit D (the "Employment Agreement").

                    7.7 HSR Act. All required waiting periods applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired or been terminated.

                                    ARTICLE 8
                 THE SELLING SHAREHOLDER'S CONDITIONS TO CLOSING

                    The obligation of the Selling Shareholder to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment to the Selling Shareholder's reasonable satisfaction of the following conditions on or prior to the Closing Date:

                    8.1 Continued Truth of Warranties. The representations and warranties of the Acquiror herein contained shall be true in all material respects on and as of the Closing Date with the same force and effect as though made as of such date, except for any variations permitted by this Agreement.

                    8.2 Performance of Covenants. The Acquiror shall have performed in all material respects all covenants and obligations and complied in all material respects with all conditions required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

                    8.3 Permits and Consents. The parties hereto shall have secured all appropriate orders, consents, approvals and clearances, in form and substance reasonably satisfactory to the Company, by and from all third parties, including but not limited to governmental authorities, whose order, consent, approval or clearance is required by contract or applicable law for the consummation of the transactions herein contemplated.

                    8.4 Closing Documents. The Acquiror shall have delivered the Base Price and all documents required to be delivered by it at the Closing, as more specifically set forth in Article 9, in form and substance satisfactory to each of the Company and the Selling Shareholder.

                    8.5 No Material Adverse Change. There shall have been no material adverse change to the properties, operations, liabilities, earnings, business condition (financial or otherwise) of the Acquiror since March 31, 1998.

                    8.6 HSR Act. All required waiting periods applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired or been terminated.

                                    ARTICLE 9
                      DOCUMENTS TO BE DELIVERED AT CLOSING

                    9.1 Documents to be Delivered by the Company and the Selling Shareholder. At the Closing, the Company and the Selling Shareholder shall:

                         (a) Deliver to the Acquiror a certificate of incumbency
and copies of the resolutions adopted by the Board of Directors of the Company and the Selling Shareholder, authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, duly certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company;

                         (b)  Deliver  to the  Acquiror,  a  certificate  of the
Company and the Selling Shareholder, dated as of the Closing Date, to the effect that the representations and warranties of the Company and the Selling Shareholder as contained in Article 2 of this Agreement are true and correct as of such Closing Date, and that the covenants of the Company and the Selling Shareholder as contained in Articles 4 and 5 of this Agreement required to be performed or complied with on or prior to the Closing Date have been so performed or complied with;

                         (c)  Deliver  to  the  Acquiror  certificates  of  good
standing or their equivalent, dated not more than thirty days prior to the Closing Date, attesting to the good standing of the Company as a corporation under the laws of the State of Illinois and each other jurisdiction listed on
Schedule 2.1(e);

                         (d) To the extent any  consents or  approvals  shall be
necessary to any of the transactions herein contemplated, deliver to the Acquiror copies of all such consents or approvals;

                         (e)  Deliver  to  the  Acquiror  (i)  the  Articles  of
Incorporation, as amended, of the Company, certified by the Secretary of State of the State of Illinois, as of a date not more than ten days prior to the Closing Date, and (ii) the By-laws, as amended, of the Company, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company;

                         (f)  Deliver  to the  Acquiror  an opinion of Hinshaw &
Culbertson, counsel for the Selling Shareholder and the Company, as to the matters set forth in Exhibit E;

                         (g)  Deliver to the  Acquiror  the  original  corporate
minute books, stock transfer books and corporate seal of the Company;

                         (h) Deliver to the Acquiror certificate(s) representing
the Shares with duly executed and valid stock powers attached in form for transfer to the Acquiror and otherwise acceptable in form and substance to the Acquiror; and

                         (i) Deliver to the Acquiror the  resignation  of Ronald
C. Stauber as a director of the Company effective as of the Closing Date.

                    9.2 Documents to be Delivered by the Acquiror. At the Closing, the Acquiror shall:

                         (a) Deliver to the Company and the Selling  Shareholder
certificates of incumbency and copies of the resolutions adopted by the Board of Directors of the Acquiror, authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, duly certified as of the Closing Date by the Secretary or an Assistant Secretary of the Acquiror;

                         (b) Deliver to the Company and the Selling  Shareholder
a certificate of the Acquiror, dated as of the Closing Date, to the effect that the representations and warranties of the Acquiror as contained in Article 3 of this Agreement are true and correct as of such Closing Date, and that the covenants of the Acquiror as contained in Articles 5 and 6 of this Agreement required to be performed or complied with on or prior to the Closing Date have been so performed or complied with;

                         (c) To the extent any  consents or  approvals  shall be
necessary to any of the transactions herein contemplated, the Acquiror shall deliver to the Company and the Selling Shareholder upon request copies of all such consents or approvals as obtained by the Acquiror;

                         (d) Deliver to the Company and the Selling  Shareholder
an opinion of Thompson Coburn, counsel for the Acquiror, as to the matters set forth in Exhibit F;

                         (e) Deliver to the Selling  Shareholder  the Base Price
as set forth in Sections 1.2 and 1.3 of this Agreement; and

                         (f) Execute and  deliver to the Selling  Shareholder  a

Registration Rights Agreement substantially in the form of Exhibit G attached hereto and made a part hereof (the "Registration Rights Agreement").

                                   ARTICLE 10
                                 INDEMNIFICATION

                    10.1 Indemnification of the Acquiror. Subject to the provisions of this Article 10, by execution of this Agreement, the Selling Shareholder hereby acknowledges that, except to the extent such loss, liability or damage is reflected in the Actual Working Capital, the Acquiror shall be entitled to full indemnification by the Selling Shareholder of the following:

                         (a) any and all loss,  liability  or damage  (including
judgments and settlement payments but excluding consequential, incidental or punitive damages except in the case of actual fraud) (a "Loss") incurred by the Company or the Acquiror incident to, arising in connection with or resulting from any misrepresentation, breach, nonperformance or inaccuracy of any representation, warranty or covenant set forth in Sections 4 and 5 by the Selling Shareholder made or contained in this Agreement or in any Exhibit, Schedule, certificate or other document executed and delivered to the Acquiror by the Selling Shareholder or by or on behalf of the Company under or pursuant to this Agreement or the transactions contemplated herein;

                         (b)  any  and  all  Losses  relating  to  Environmental
Matters which arise from or relate to either the Company's operations prior to, or the condition of facilities owned or operated by the Company as of, the Closing Date;

                         (c) any and all Losses relating to Taxes and Returns of
the Selling Shareholder and the Company which arise from or relate to (i) Tax periods ending on or prior to the Closing Date; or (ii) the 338(h)(10) Election, in each case except to the extent that any specific amount for any such Tax was recorded on the Company's books and reduced the Company's Working Capital for the purposes of Section 1.4;

                         (d) except to the extent of payments  actually received
by the Acquiror pursuant to any insurance policies under which the Company is insured, any and all Losses, incurred by them incident to, arising in connection with or resulting from any act or failure to act by the Selling Shareholder or by the Company or its employees, including professional malpractice liability, prior to the Closing Date;

                         (e) any and all  reasonable  costs and expenses and all
other Losses incurred in claiming, contesting or remedying any breach, misrepresentation, nonperformance or inaccuracy described above, or in enforcing their rights to indemnification hereunder, including, by way of illustration and not limitation, all reasonable legal and accounting fees, other reasonable professional expenses and all filing fees and reasonable collection costs incident thereto and all such reasonable fees, costs and expenses incurred in defending claims which, if successfully prosecuted, would have resulted in a Loss;

                         (f) any and all Losses  relating to Medicare,  Medicaid
or any other third-party payor liability which arises or relates to the Company's operations prior to the Closing Date; and

                         (g) any and all  Losses  relating  to any breach by the
Company of its obligations or any material violation of law with respect to current or former employees of the Company, or the Company's obligations with respect to any of the employees of the Company under any pension, profit sharing or retirement plan, collective bargaining agreement, consulting agreement, life insurance or other employee welfare benefit plan or vacation policy relating to any time prior to the Closing Date, and in particular, obligations for medical or life insurance benefits of any former or retired employees of the Company.

                    10.2 Indemnification of the Selling Shareholder. By execution of this Agreement, Acquiror hereby acknowledges that the Selling Shareholder shall be entitled to full indemnification by the Acquiror of the following:

                         (a)  any  and  all  Losses   incurred  by  the  Selling
Shareholder incident to, arising in connection with or resulting from any misrepresentation, breach, nonperformance or inaccuracy of any representation, warranty or covenant covered by Sections 5 and 6 by the Acquiror made or contained in this Agreement or in any Exhibit, Schedule, certificate or other document executed and delivered to the Selling Shareholder by the Acquiror; and

                         (b) any and all Losses incurred in claiming, contesting
or remedying any breach, misrepresentation, nonperformance or inaccuracy described above, or in enforcing its rights to indemnification hereunder, including, by way of illustration and not limitation, all reasonable legal and accounting fees, other reasonable professional expenses and all filing fees and reasonable collection costs incident thereto and all such reasonable fees, costs and expenses incurred in defending claims which, if successfully prosecuted, would have resulted in a Loss.

                    10.3    Notice   of   and    Procedures    for    Collecting
Indemnification.

                         (a) Initial Claim Notice. When either the Acquiror,  on
the one hand, or the Selling Shareholder, on the other hand, becomes aware of a situation which may result in damages for which it or they would be entitled to be indemnified hereunder, such party (the "Indemnitee") shall submit promptly a written notice (the "Initial Claim Notice") to the other party from which indemnification may be forthcoming pursuant to Section 10.1 or 10.2 (the "Indemnitor") to such effect after it first becomes aware of such matter and shall furnish the Indemnitor with such information as it has available demonstrating its right or possible right to receive indemnity. If the potential claim is predicated on, or later results in, the filing by a third party of any action at law or in equity (a "Third Party Claim"), the Indemnitee shall provide promptly to the Indemnitor a supplemental Initial Claim Notice not later than twenty (20) calendar days prior to the date on which a responsive pleading must be filed, and shall also furnish a copy of such claim (if made in writing) and of all documents received from the third party in support of such claim. In addition, each Initial Claim Notice shall name, when known, the person or persons making the assertions which are the basis for such claim. Failure by the Indemnitee to deliver an Initial Claim Notice or an update thereof in a timely manner shall not relieve the Indemnitor of any of its obligations under this Agreement except to the extent that actual and material prejudice to the Indemnitor.

                         (b) Rights of  Indemnitor.  If, prior to the expiration
of 30 calendar days from the mailing of an Initial Claim Notice (the "Claim Answer Period"), the Indemnitor shall request in writing that such claim not be paid, the same shall not be paid, and the Indemnitor shall settle, compromise or litigate in good faith such claim, and employ attorneys of its choice to do so; provided, however, that Indemnitee shall not be required to refrain from paying any claim which has matured by court judgment or decree, unless appeal is taken therefrom and proper appeal bond posted by the Indemnitor, nor shall it be required to refrain from paying any claim where such action would result in the foreclosure of a lien upon any of its assets or a default in a lease or other contract except a lease or other contract which is the subject of the dispute. The Indemnitee shall cooperate fully to make available to the Indemnitor and its attorneys, representatives and agents, all pertinent information under its control. The Indemnitee shall have the right to elect to settle or compromise all other contested claims with respect to which the Indemnitor has not, within the Claim Answer Period, acknowledged in writing (i) liability therefor, and
(ii) its election to assume full responsibility for the settlement, compromise, litigation and payment of such claim.

                         (c) Final Claims Statement. At such time as damages for
which the Indemnitor is liable hereunder are incurred by Indemnitee by actual payment thereof or by entry of a final judgment, the Indemnitee shall forward a Final Claims Statement to the Indemnitor setting forth the amount of such damages in reasonable detail on an itemized basis. The Indemnitee shall supplement the Final Claims Statement with such supporting proof of loss (e.g. vouchers, canceled checks, accounting summaries, judgments, settlement agreement, etc.) as the Indemnitor may reasonably request in writing within thirty (30) calendar days after receipt by Indemnitor of a Final Claims Statement. All amounts reflected on Final Claims Statements shall be paid promptly by the Indemnitor to the Indemnitee and the Indemnitee shall have the right to immediate payment of proceeds from insurance policies paid to Indemnitor in connection with the claim for which the indemnification right arose. Except as provided in the Note, Employment Agreement or Resignation Rights Agreement, the indemnification rights provided in this Article 10 shall be the sole and exclusive remedy of the parties hereto.

                         (e)  Impact of  Insurance  Proceeds.  The gross  amount
which an Indemnitor is liable to, for, or on behalf of the Indemnitee pursuant to this Article 10 (the "Indemnifiable Loss") shall be reduced (including, without limitation, retroactively) by any insurance proceeds actually recovered by or on behalf of such Indemnitee related to the Indemnifiable Loss, and shall be further reduced to take account of any tax benefit to the Indemnitee arising from the Indemnifiable Loss. Each Indemnitee hereunder agrees to diligently pursue claims for insurance covering an Indemnifiable Loss hereunder prior to attempting to collect for such Indemnifiable Loss from an Indemnitor; provided, however, that the foregoing shall not prevent the Indemnitee from providing the Indemnitor with an Initial Claim Notice with respect to such Indemnifiable Loss. If an Indemnitee shall have received or shall have had paid on its behalf an indemnity payment in respect of an Indemnifiable Loss and shall subsequently receive directly or indirectly insurance proceeds or tax benefits in respect of such Indemnifiable Loss, then such Indemnitee shall pay to such Indemnitor the amount of such insurance proceeds and tax benefits or, if less, the amount of such indemnity payment. For purposes of this Section, tax benefits arising from an Indemnifiable Loss shall be determined after taking into account the tax detriment, if any, arising from the receipt of insurance proceeds or indemnification payments by or on behalf of the Indemnitee and the tax benefit, if any, to the Indemnitee arising from any payments to the Indemnitor.

                    10.4 Payment of Claims for Indemnification. Any amounts payable to the Acquiror pursuant to the provisions of Section 10.1 shall be the responsibility of the Selling Shareholder. Such amounts shall first be payable by first offsetting all or a portion of the payments, if any, to be paid to the Selling Shareholder subsequent to the Closing Date pursuant to the Note or as Contingent Consideration. Any additional amounts shall be paid promptly upon notice of the Acquiror to the Selling Shareholder of incurrence of such loss, liability, cost, expense or damage and an explanation of the losses for the Acquiror's demand for indemnification under Article 10 of this Agreement. Any amounts payable to the Selling Shareholder pursuant to the provisions of Section
10.2 of this Agreement shall be the responsibility of the Acquiror and shall be paid promptly upon notice of the Selling Shareholder to the Acquiror of incurrence of such loss, liability, cost, expense or damage and an explanation of the losses for the Selling Shareholder's demand for indemnification under
Section 10.2 of this Agreement.

                    10.5 Survival of Indemnification. Any other provision hereof to the contrary notwithstanding, the parties agree that the representations and warranties of the parties contained in this Agreement and any certificates delivered pursuant to this Agreement shall survive for a period of thirty-six
(36) months after the Closing Date for purposes of this Article 10, regardless of any investigation made by either party prior to the date hereof or prior to the Closing Date. The Acquiror, on the one hand, and the Selling Shareholder, on the other hand, shall only be entitled to indemnification under this Article 10 for breaches of representations and warranties if a written notice describing the claim for which indemnification is sought is signed by an executive officer of the Acquiror or by the Selling Shareholder, as the case may be, and is submitted to the Acquiror or the Selling Shareholder, not later than thirty-six
(36) months following the Closing Date in accordance with Section 10.3 hereof. Any claim for indemnification pursuant to this Article 10 not made prior to the expiration of such thirty-six-month period shall be extinguished, and all representations and warranties with respect to which no claim is made prior to the expiration of such thirty-six-month period shall expire and be of no further force and effect. Notwithstanding any provision of this Section 10.5 to the contrary, (i) the time limitations set forth in this Section 10.5 shall not apply to the survival of any claim by either party for actual fraud or intentional misrepresentation and (ii) any claim for indemnification for loss relating to (x) Taxes pursuant to Section 10.1(c), (y) Medicare, Medicaid or any other third party payor liability pursuant to Section 10.1(f), or (z)
employee-related liabilities pursuant to Section 10.1(g) must be made on or prior to the 30th day after expiration of the statute of limitations (including any extensions thereto to the extent that such statute of limitations may be tolled) applicable to the Taxes or other liabilities set forth in (y) and (z) above which gave rise to such Loss.

                    10.6 Minimum and Maximum Dollar Limit on Indemnification. The parties hereto agree that no violations or breaches under any one or more of the representations and warranties of the Company, the Selling Shareholder and the Acquiror set forth in this Agreement shall support a claim for Losses unless and until such Losses attributable to all violations and breaches exceed on a cumulative and aggregate basis the sum of Seventy-Five Thousand Dollars ($75,000); provided, however, that if such Losses exceed the sum of $75,000, the Selling Shareholder or the Acquiror, as the case may be, shall be obligated to indemnify the party entitled to indemnification under this Article 10 for cumulative and aggregate Losses including such initial sum of $75,000 and thereafter in amounts equal to or in excess of $5,000; provided further, however, that each of the Selling Shareholder and the Acquiror shall be entitled to indemnification hereunder only to the maximum aggregate amount of Three Million Five Hundred Thousand Dollars ($3,500,000.00). The maximum limitations provided for in this Section 10.6 shall not apply with respect to claims for indemnification by the Acquiror for Losses for Taxes pursuant to Section 10.1(c), Medicare liabilities pursuant to Section 10.1(f), employee-related liabilities pursuant to Section 10.1(g) or to any claim by either party for actual fraud or intentional misrepresentation.


                                   ARTICLE 11
                        FEDERAL AND OTHER SECURITIES LAWS

                    11.1 Investment Representations.

                         (a) This Agreement is made with the Selling Shareholder
in reliance upon the Selling Shareholder's representations to the Acquiror, which by their execution hereof the Selling Shareholder hereby confirms, that the Acquiror Common Stock issued as the Closing Stock Payment or as any portion of any payment of the Contingent Consideration (all such securities are referred to as the "Securities" for purposes of this Article 11) to be received by him will be acquired for investment for his own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that they have no present intention of selling, granting participation in, or otherwise distributing the same. By executing this Agreement, the Selling Shareholder further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to any of the Securities.

                         (b)  The  Selling  Shareholder   understands  that  the
Securities are not registered under the 1933 Act, on the ground that the sale provided for in this Agreement and the issuance of Securities hereunder should be exempt from registration under the 1933 Act and that the Acquiror's reliance on such exemption is predicated on the Selling Shareholder's representations set forth herein. The Selling Shareholder realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Selling
Shareholder has in mind merely acquiring the Securities for a fixed or determinable period in the future, or for a market rise or for sale if the market does not rise. The Selling Shareholder confirms that he has no such intention.

                         (c) The Selling  Shareholder  represents  that he is an
"accredited investor" within the meaning of Rule 501 under the 1933 Act and that he is experienced in evaluating and investing in companies such as the Acquiror, is able to fend for himself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his investment and has the ability to bear the economic risks of his investment. The Selling Shareholder further represents that he has had access, during the course of the transaction and prior to his purchase of the Securities, to the information filed by the Acquiror with the Securities and Exchange Commission and that he has had, during the course of the transaction and prior to his execution hereof, the opportunity to ask questions of, and to receive answers from, the Acquiror concerning the terms and conditions of the offering of the Securities and to obtain additional information necessary to verify the accuracy of any information furnished to him or to which he has had access. The Selling Shareholder is aware that a significant portion of any future revenues of the Acquiror may be adversely affected by market and regulatory forces. The Selling Shareholder acknowledges that he has had the opportunity to obtain additional information as desired in order to evaluate the merits and risks inherent in purchasing and holding the Securities.

                         (d)  The  Selling  Shareholder   understands  that  the
Securities may not be sold, transferred or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the 1933 Act, the Securities must be held indefinitely. In particular, the Selling Shareholder is aware that the Securities may not be sold pursuant to Rule 144 promulgated under the 1933 Act unless all of the conditions of that Rule are met. The Selling Shareholder represents that, in the absence of an effective registration statement covering the Securities, he will sell, transfer or otherwise dispose of the Securities only in a manner consistent with their representations set forth herein and then only in accordance with the provisions of Section 11.1(e) hereof.

                         (e) The  Selling  Shareholder  agrees  that in no event
will he make a transfer or disposition of any of the Securities (other than in accordance with the terms of the Registration Rights Agreement or pursuant to an effective registration statement under the 1933 Act), unless and until (i) the Selling Shareholder shall have notified the Acquiror of the proposed disposition and shall have furnished the Acquiror with a statement of the circumstances surrounding the disposition and assurance that the proposed disposition is in compliance with all applicable laws and (ii) if reasonably requested by the Acquiror, at the expense of the Selling Shareholder or the transferee, he shall have furnished to the Acquiror an opinion of counsel, reasonably satisfactory to the Acquiror, to the effect that such transfer may be made without registration under the 1933 Act.

                         (f)  The   Acquiror   represents   that   the   Selling
Shareholder has had, during the course of the transaction and prior to its execution hereof, the opportunity to ask questions of, an receive answers from, the Acquiror concerning the terms and conditions of the offering of the Shares and to obtain additional information necessary to verify the accuracy of any information provided to the Selling Shareholder or to which the Selling Shareholder has had access. The Acquiror is aware that a significant portion of any future revenues of the Company may be adversely affected by market and regulatory forces. The Acquiror acknowledges that the Selling Shareholder has had the opportunity to obtain additional information as desired in order to evaluate the merits and risks inherent in purchasing and holding the Shares.

                         11.2 Legends; Stop Transfer.

                         (a) All  certificates  for the  Securities may bear the
following or a substantially similar legend:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE
                  MAY  NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR

                  OTHERWISE  ASSIGNED  EXCEPT  PURSUANT  TO  (i)
                  A REGISTRATION STATEMENT RELATING TO THE SECURITIES WHICH IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933, (ii) RULE 144 UNDER SUCH ACT, OR (iii) AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO REHABCARE GROUP, INC., THAT ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

                         (b) The  certificates  for the Securities may also bear
any legend required by any applicable state securities or other law.

                         (c) In  addition,  the  Acquiror  shall make a notation
regarding the restrictions on transfer of the Securities in their respective records and the Securities shall be transferred on the books of the Acquiror only if transferred or sold pursuant to an effective registration statement under the 1933 Act covering such shares or pursuant to and in compliance with the provisions of the Registration Rights Agreement and Section 11.1(e) hereof.

                                   ARTICLE 12
                                  MISCELLANEOUS

                    12.1 Notices. Any notices or other communications required or permitted hereunder to any party hereto shall be sufficiently given if delivered in person or sent by certified or registered mail, postage prepaid, addressed as follows:

                    In the case of the Acquiror or the Company (following the Closing Date):

                  RehabCare Group, Inc.
                  7733 Forsyth Boulevard, Suite 1700
                  St. Louis, Missouri  63105
                  Attn: Alan C. Henderson, President and Chief Executive Officer

                  With a copy to:

                  Thompson Coburn
                  One Mercantile Center, Suite 3400
                  St. Louis, Missouri  63101
                  Attn:  Robert M. LaRose, Esq.

                    In the case of the Selling Shareholder or the Company (prior to the Closing Date):

                  Therapeutic Systems, Ltd.
                  P.O. Box 970
                  Libertyville, IL  60048
                  Attn:  Mr. Ronald C. Stauber, President

                  With a copy to each of:

                  Hinshaw & Culbertson
                  222 North LaSalle Street, Suite 300
                  Chicago, Illinois  60601
                  Attn:  Gary E. Medler, Esq.

                  Mayer, Brown & Platt
                  190 South LaSalle Street, 31st Floor
                  Chicago, Illinois  60603-3441
                  Attn:  Kerry T. Smith, Esq.

or such substituted address as any party shall have given notice to the others in writing in the manner set forth in this Section 12.1.

                    12.2 Amendment. This Agreement may be amended or modified in whole or in part only by an agreement in writing executed by all parties hereto and making specific reference to this Agreement.

                    12.3 Waiver.  The parties hereto may, by written  agreement:
(a) extend the time for the performance of any of the obligations or other acts of the parties hereto; (b) waive any inaccuracies in the representations contained in this Agreement; (c) waive compliance with, or modify, any of the covenants or conditions contained in this Agreement; and (d) waive or modify performance of any of the obligations of any of the parties hereto; provided, however, that no such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall operate as a waiver of, or an estoppel with respect to, any subsequent insistence upon such strict compliance other than with respect to the matter so waived or modified.

                    12.4 Termination. This Agreement may be terminated by the parties hereto prior to Closing as follows:

                         (a) by mutual  written  consent of the Acquiror and the
Selling Shareholder;

                         (b)  upon  written  notice  from  the  Acquiror  to the
Selling Shareholder if any of the conditions precedent to the Acquiror's obligations hereunder shall have become incapable of fulfillment through no fault of the Acquiror;

                         (c) upon written notice from the Selling Shareholder to
the Acquiror if any of the conditions precedent to the Selling Shareholder's obligations hereunder shall have become incapable of fulfillment through no fault of the Selling Shareholder;

                         (d) by the  Acquiror,  on the one hand,  or the Selling
Shareholder, on the other hand, in the event of a breach by the other party to this Agreement of any representation, warranty or agreement contained herein, which breach is not cured within 30 days after written notice thereof is given to the breaching party by the non-breaching party or is not waived by the non-breaching party during such period; or

                         (e) at the  election  of the  Acquiror  or the  Selling
Shareholder if the Closing has not occurred on or prior to October 31, 1998.

                    12.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

                    12.6 Binding on Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the parties hereto and their respective successors and assigns in accordance with the terms hereof. No party hereto may assign its interest under this Agreement without the prior written consent of the other parties hereto.

                    12.7 Severability. In the event that any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Agreement and any other application thereof shall not in any way be affected or impaired thereby; provided, however, that to the extent permitted by applicable law, any invalid, illegal, or unenforceable provision may be considered for the purpose of determining the intent of the parties in connection with the other provisions of this Agreement.

                    12.8 Headings. The headings in the sections and subsections of this Agreement and in the Schedules are inserted for convenience only and in no way alter, amend, modify, limit or restrict the contractual obligations of the parties.

                    12.9 Expenses of Litigation. In the event of any litigation arising from the breach of this Agreement, the Note, the Employment Agreement or the Registration Rights Agreement, the prevailing party in such litigation shall be entitled to recover reasonable attorneys' fees and costs, including appeals.

                    12.10 Due Diligence. The Selling Shareholder disclaims any representations or warranties to the Acquiror except as specifically set forth in this Agreement. In particular, the Selling Shareholder disclaims any representation or warranty with respect to any information concerning the Company not expressly represented and warranted in this Agreement, including, without limitation, projections or forecasts. The Acquiror is relying solely upon its own due diligence review for all information concerning the Company which is not expressly represented or warranted in this Agreement. With respect to any such projection or forecast discussed or delivered by or on behalf of the Selling Shareholder to the Acquiror, the Acquiror acknowledges that (a) there are uncertainties inherent in such projections and forecasts and (b) the Acquiror is familiar with such uncertainties and takes full responsibility for making its own evaluation of the adequacy and accuracy of all such projections and forecasts; provided, however, that the Selling Shareholder in no way limits the representations, warranties, covenants or other agreements expressly made by the Selling Shareholder hereunder. The Acquiror shall have no claim against the Selling Shareholder, and the Selling Shareholder shall have no liability to the Acquiror, with respect to any such disclaimed information, including, without limitation, forecasts.

                    12.11 Press Releases. Except as may be required by law or as provided in this Section 12.11, none of the Acquiror, the Company or the Selling Shareholder shall engage in, encourage, or support any publicity or disclosure of any kind or form in connection with this Agreement or the transactions contemplated hereby unless each of the Acquiror, the Company and the Selling Shareholder mutually agree in advance on the form, timing and contents of any such publicity, announcement or disclosure, whether to the financial community, government agencies or the public generally. Notwithstanding the foregoing, nothing in this Section 12.11 shall prohibit the Acquiror or the Company from disclosing the transactions contemplated pursuant to this Agreement to their respective Acquiror or affiliate companies, whether direct or indirect.

                    12.12 List of Exhibits and Schedules. As mentioned in this Agreement, there are attached hereto or delivered herewith the following Exhibits and Schedules:

                                    EXHIBITS
                                                                        Section
Exhibit           Document                                             Reference

A                 Subordinated Promissory Note                           1.3(b)
B                 Articles of Incorporation                              2.1(b)
C                 By-laws                                                2.1(b)
D                 Employment Agreement                                   7.7
E                 Opinion of Hinshaw & Culbertson                        9.1(f)
F                 Opinion of Thompson Coburn                             9.2(d)
G                 Registration Rights Agreement                          9.2(f)

                                    SCHEDULES


Schedule
  No.               Schedule Caption
--------            ----------------
1.5                 Contingent Consideration
2.1(d)              Capitalization and Shareholders
2.1(e)              Foreign Qualifications
2.1(j)              Violations or Conflicts
2.1(k)              Government Consents
2.2(a)              Company Financial Statements
2.2(b)              Undisclosed Liabilities
2.2(c)              Capital Leases
2.2(d)              Certain Changes
2.3(b)              Returns Filed and Taxes Paid Exceptions
2.3(c)              Miscellaneous Tax Matters
2.3(d)              Audit History and Other Proceedings
2.4(a)              Properties and Title Exceptions
2.4(b)              Leases
2.4(c)              Condition of Assets
2.4(e)              Accounts Receivable
2.5                 Intellectual Property
2.6(a)              Debt Instruments
2.6(b)              Contracts
2.6(c)              Insurance
2.6(d)              Assignments and Defaults
2.7                 Employment Relationships
2.8                 Employee and Fringe Benefit Plans
2.9                 Labor Relations
2.10                Litigation
2.11                Compliance With Laws
2.11(d)(i)          Environmental Matters
2.12                Bank Accounts
2.13                Transactions with Affiliates
3.6                 Acquiror Financial Statements
3.8                 Litigation

Each of the foregoing Exhibits and Schedules is incorporated herein by this reference and expressly made a part hereof. Any fact or item which is clearly disclosed on any of the Schedules to this Agreement in such a way as to make its relevance to a representation or representations made in this Agreement or to the information called for by another Schedule or other Schedules to this Agreement readily apparent shall be deemed to be an exception to such representation or representations to be disclosed on such other Schedule or Schedules, as the case may be, notwithstanding the omission of a reference or cross reference thereto.

                    12.13 Expenses. Except to the extent otherwise provided in this Agreement, each of the parties hereto shall bear its own fees, costs and expenses incurred in connection with the negotiation and performance of this Agreement and the transactions herein contemplated, including, but not limited to, any fees, costs and expenses of legal counsel, investment bankers, brokers and accountants (collectively, the "Transaction Expenses"); it being understood that the Selling Shareholder shall pay all Transaction Expenses of the Company and the Selling Shareholder. To the extent that following the Closing Date the Company pays or becomes liable with respect to any Transaction Expenses of the Company or the Selling Shareholder not otherwise reserved in the Closing Balance Sheet, the Purchase Price shall be reduced dollar-for-dollar. Notwithstanding the foregoing, on the Closing Date the Acquiror shall reimburse the Selling Shareholder for one-half of the accounting fees and expenses incurred by the Company with regard to the audit of the Company's financial statements for the year ended December 31, 1997.

                    12.14 Entire Agreement. All prior negotiations and agreements among the parties hereto are superseded by this Agreement, and there are no representations, warranties, understandings or agreements other than those expressly set forth herein or in an Exhibit or Schedule delivered pursuant hereto, except as modified in writing concurrently herewith or subsequent hereto.

                    12.15 Governing Law. This Agreement shall be governed by and construed and interpreted according to the laws of the State of Missouri, determined without reference to conflicts of law principles.

            [the remainder of this page is left intentionally blank]

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the day and year first above written.

                                      The Acquiror:

                                      REHABCARE GROUP, INC.



                                      By _______________________________________
                                         Gregory J. Eisenhauer, CFA
                                         Senior Vice President, Acquisitions


                                      The Company:

                                      THERAPEUTIC SYSTEMS, LTD.



                                       By ______________________________________
                                          Ronald C. Stauber, President



                                      The Selling Shareholder:



                                      ------------------------------------------
                                      Ronald C. Stauber

                                  SCHEDULE 1.5
              CONTINGENT CONSIDERATION DEFINITIONS AND CALCULATIONS
Definitions

                    "Cumulative EBIT" for a given Earn-Out Period shall mean an amount equal to the sum of:

                         (a) the aggregate net income of the Company during such
Earn-Out Period, determined in accordance with GAAP consistently applied, but specifically (i) including, as if they were earnings, the amount of earnings of any entity acquired by the Acquiror as shall have been agreed upon by the Acquiror and the Selling Shareholder pursuant to Section 6.3 hereof, (ii) excluding, in the event that the Acquiror and the Company consolidate certain of administrative functions in an effort to realize savings to the Acquiror on a consolidated basis, any amounts of administrative overhead costs allocated by the Acquiror to the Company that are in excess of the costs which the Company would have incurred had the consolidated administrative functions remained distinct; plus

                         (b) the aggregate  net interest  expense (as reduced by
any interest income), amortization of goodwill associated with the acquisition of the Company by the Acquiror, and the combined aggregate tax expense of the Company for such Earn-Out Period; plus

                         (c) for each Earn-Out Period beginning after August 31,
1999, the Cumulative EBIT of the Company for the preceding Earn-Out Period.

                    "Excess EBIT Multiplier" shall mean the factor for a given Earn-Out Period as set forth in the Excess EBIT Multiplier column of the table in this Schedule 1.5 by which the excess of Cumulative EBIT over the Target Minimum Cumulative EBIT, each determined for such Earn-Out Period, shall be multiplied to determine the Contingent Consideration to be paid to the Selling Shareholder for such Earn-Out Period.

                    "Maximum Cumulative Contingent Consideration" shall mean the maximum amount of aggregate Contingent Consideration that is payable through a given Earn-Out Period as set forth in the Maximum Cumulative Contingent Consideration table in this Schedule 1.5 below.

                    "Maximum Cumulative EBIT" shall mean the amount of Cumulative EBIT that the Company may have through a given Earn-Out Period beyond which any additional amounts of Cumulative EBIT will not require a payment of any additional amounts of Contingent Consideration.

                    "Target Minimum Cumulative EBIT" shall mean the minimum amount of Cumulative EBIT that the Company must have through a given Earn-Out
Period to  require a  payment  of  Contingent  Consideration  for such  Earn-Out
Period.

Calculations

                    Subsequent to the consummation of the stock acquisition contemplated in the Agreement, the Earn-Out Period used to measure Cumulative EBIT (and to which the Excess EBIT Multiplier, Target Minimum Cumulative EBIT, Maximum Cumulative EBIT and Maximum Cumulative Contingent Consideration set forth on the table below relate) will end on the 31st day of August in the year indicated on the table below. The Contingent Consideration payable to the Selling Shareholder for a given Earn-Out Period will be determined pursuant to the formula set forth in Section 1.5(c) of the attached Agreement.


                                                                       Maximum
 Earn-Out Period    Target Minimum      Maximum       Excess         Cumulative
Ending August 31,  Cumulative EBIT    Cumulative       EBIT          Contingent
                                         EBIT        Multiplier    Consideration
     1999             $3,837,838       $4,112,838      8.00          $2,200,000
     2000             $8,443,244       $9,278,026      5.75          $4,800,000
     2001            $13,969,730      $15,529,730      5.00          $7,800,000
------------------ ----------------  ------------   -----------    -------------

                                 Schedule 2.4(e)

                          SCHEDULED ACCOUNTS RECEIVABLE

                                                                Open Balance
  Account Name                      Due Date                 as of June 25, 1998
  ------------                      --------                 -------------------

California Gardens                  10/10/95                      $8,037.00

Chevy Chase Nursing                  7/31/95                    $153,919.19

Halsted Nursing Center               3/11/96                     $10,902.00
                                      4/9/96                      33,473.85
                                     5/10/96                      33,212.46
                                      6/9/96                      44,562.08
                                     7/10/96                      49,047.60
                                      8/9/96                      45,603.20
                                      8/9/96                      48,908.27
                                    10/10/96                      44,886.00
                                                                -----------
                                                                $310,595.46

Harmony Nursing & Rehab Center        6/9/96                     $34,906.67

Libertyville Manor                    7/9/97                     $71,093.95
                                      8/7/97                      85,828.52
                                      9/7/97                      83,757.31
                                     10/8/97                      72,223.27
                                      9/9/96                         800.00
                                      7/9/97                       3,933.00
                                      8/7/97                       1,081.00
                                      9/7/97                       3,542.00
                                     10/8/97                       6,854.00
                                                                -----------
                                                                $329,113.05

St. Agnes Health Center               6/7/97                     $15,614.60

Wood Glen Nursing & Rehab Center      8/7/97                     $13,234.21
                                      9/8/97                      17,576.02
                                     10/7/97                      17,370.50
                                                                 ----------
                                                                 $48,180.73

                                       TOTAL                    $900,366.70
                                                                -----------
                                                                -----------

                                    Exhibit A

                    THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT, RULE 144 UNDER SUCH ACT, OR EVIDENCE SATISFACTORY TO REHABCARE GROUP, INC. THAT ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

                          SUBORDINATED PROMISSORY NOTE


$1,500,000.00                                                    August __, 1998
                                                             St. Louis, Missouri



                    FOR VALUE RECEIVED, the undersigned, REHABCARE GROUP, INC., a Delaware corporation (hereinafter "Maker"), promises to pay to the order of RONALD C. STAUBER (hereinafter "Holder"), at such place as Holder may from time to time designate in writing, the principal sum of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00). Interest shall accrue on the unpaid principal balance from the date hereof at the lower of the maximum rate permitted by law or eight percent (8%) per annum. Upon the expiration of three business days following notice by Holder to Maker of any failure by Maker to make any payment of principal or interest is due under this Note, the entire outstanding principal balance of this Note shall bear interest, until such past due payment is paid, at the rate of fifteen percent (15%) per annum.

                    Interest payable under this Note shall be payable quarterly commencing December 1, 1998 through the term of the Note. Principal payable under this Note shall be payable August __, 2002.

                    In the event any payment falls due on a Saturday, Sunday or legal holiday, the payment shall instead be due on the next business day with the same effect as if such payment had been paid on the due date thereof. Interest shall be calculated on the basis of the actual days elapsed and a year of 365 or 366 days, as applicable.

                    Should default be made in payment of any installment of principal or interest when due, the whole sum of unpaid principal and interest shall immediately become due and payable at the option of Holder upon the expiration of ten (10) days following written demand for payment to Maker or any third party, as appropriate, unless default is cured within such ten (10) day period.

                    Maker waives presentment, protest and notice of dishonor or nonpayment.

                    Maker shall pay to Holder reasonable attorneys' fees and all costs and other expenses reasonably incurred by Holder in enforcing payment and in connection with collection of any amount due under this Note; provided, however, that Holder must first provide Maker written notice that it will take action to enforce payment.

                    This Note is given pursuant to the terms of the Stock Purchase Agreement, dated as of August __, 1998, between Maker, Holder and Therapeutic Systems, Ltd. (the "Stock Purchase Agreement"). The principal sum of this Note is subject to reduction upon the terms and in the manner set forth in
Article 10 of the Stock Purchase Agreement, in which case, this Note shall be deemed to evidence a promise to pay such reduced principal amount. If such a reduction in the principal amount is effected, this Note shall be marked to show the reduced principal amount or shall be exchanged for a new Subordinated

Promissory Note reflecting the reduced principal amount, but being otherwise in form and substance substantially identical to this Note. In no event shall Holder be required to reimburse Maker for interest paid to Holder prior to a reduction in the principal amount of the Note.

                    Maker may, at its option, at any time on or after August __, 1998, redeem this Note at 100% of the then outstanding principal amount of the Note, plus accrued interest to the Redemption Date (as defined below).

                    Notice of redemption at the option of Maker will be mailed at least 30 days but not more than 60 days before the Redemption Date to Holder of this Note to be redeemed at his registered address as set forth in the note register maintained by Maker with respect to this Note. On and after the date set forth in the notice as the date upon which Maker will redeem this Note called for redemption (the "Redemption Date") interest shall cease to accrue on this Note provided that there is no default in the payment of the redemption price by Maker on the Redemption Date.

                    For the purposes of this Note, the following terms shall have the respective meanings ascribed to them:

                    "Indebtedness" of Maker as of any determination date shall mean:

                              (i) any debt of Maker (A) for borrowed money,  (B)
evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets (other than inventory, goods, materials and services or similar property acquired in the ordinary course of business), including securities, (C)
representing payment obligations of Maker arising out of interest swap arrangements of Maker relating to debt referenced in clause (A) or (B) above or reimbursement obligations with respect to letters of credit, or (D) for the payment of money relating to the lease of any property which lease is capitalized on the balance sheet of Maker (consolidated if Maker shall have any subsidiary) in accordance with generally accepted accounting principles, consistently applied; and

                              (ii) any debt of others described in the preceding
clause (i) which Maker has guaranteed or for which it is otherwise liable or for which assets of Maker serve as collateral (in which case the amount of such debt shall be equal to the fair market value of such collateral as determined in good faith by the Board of Directors of Maker).

                    "Senior Debt" of Maker as of the date of any determination thereof shall mean all Indebtedness of Maker which is not expressed to be subordinated or junior to any other Indebtedness of Maker, including without limitation all present and future obligations and Indebtedness of Maker to NationsBank, N.A., Mercantile Bank National Association and USTrust, whether or not contingent, consisting of principal, interest, fees, charges and other obligations and sums.

                    This Note is subordinate and junior in right of payment and performance, to the extent and in the manner hereinafter set forth, to the Senior Debt of Maker. The Senior Debt shall continue to be Senior Debt and entitled to the benefits of these subordination provisions irrespective of any amendment, modification or waiver of any term of the Senior Debt (including but not limited to modifications to interest rates and payment terms) or extension, renewal or refinancing of the Senior Debt, or the creation of any new Senior Debt, whether or not presently contemplated by Maker. If any Senior Lender (as hereinafter defined) gives Maker and Holder a written notice (a "Default Notice") which (i) states that one or more Events of Default (as hereinafter defined) has occurred and is continuing, and (ii)instructs Maker to cease making payments and Holder to cease accepting and receiving payments, of amounts due under this Note, then, unless and until such Event of Default shall have been cured or waived or shall have ceased to exist, Maker will not make and Holder will not ask for, demand, sue for, take or receive from Maker, any direct or indirect payment (in cash, property or otherwise) on account of the principal of, or premium, if any, or interest on this Note, during any period after written notice of such default shall have been given to Maker by a holder of any Senior Debt. In the event of: (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to Maker, or to its property, (ii) any proceedings for the liquidation, dissolution or other winding-up of Maker, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (iii) any assignment by Maker for the benefit of its creditors, or (iv) any other marshalling of the assets of Maker, all Senior Debt (including any interest thereon accruing after the commencement of any such proceedings and any additional interest that would have accrued thereon but for the commencement of such proceedings) shall first be paid in full before any payment or distribution, whether in cash or other property, shall be made to Holder on account of this Note. Notwithstanding any provision contained in this Note, so long as a Senior Lender has not sent Maker and Holder a Default Notice, Maker shall pay to Holder and Holder may receive, accept and apply, the regularly scheduled interest and principal payments provided for herein on this Note as and when the same become due. For purposes hereof, the term "Event of Default" shall mean any Event of Default, as defined in any loan document, lease, note, guaranty or any other agreement, instrument or document under which the same is now or hereafter outstanding (each hereinafter referred to as a "Senior Loan Document," which term shall include any modifications, amendments, extensions, renewals or replacements thereof), such that the holders thereof accelerate the maturity thereof. The term "Senior Lender" shall mean and include each obligee or other holder of any of the obligations included in the meaning of "Senior Debt," including but not limited to NationsBank, N.A. Mercantile Bank National Association and USTrust and their respective successors and assigns. If any payment or distribution, whether in cash, securities or other property, shall be received by Holder in contravention of any of the terms hereof and before all the Senior Debt shall have been paid in full, and a Default Notice shall have preceded such payment or distribution, such payment or distribution shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Debt for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt in full and, thereupon, such payment shall not be deemed to have been received by Holder as a payment or payments under this Note. In the event of the failure of Holder to endorse or assign any such payment or distribution, the holder o the Senior Debt is hereby irrevocably authorized to endorse or assign the same. No present or future holder of the Senior Debt shall be prejudiced in the right to enforce subordination of this Note by any act or failure to act on the part of Maker.

                    The foregoing provisions as to subordination are solely for the purpose of defining the relative rights of the holders of the Senior Debt, on the one hand, and Holder, on the other hand. Nothing contained herein shall impair, as between Maker and Holder, the obligation of Maker, which is unconditional and absolute, to pay to Holder the principal hereof and interest hereon as and when the same shall become due and payable in accordance with the terms hereof, or prevent Holder from exercising all rights, powers and remedies otherwise permitted by applicable law or hereunder upon a default hereunder, all subject to the rights of the holders of the Senior Debt to receive cash or other property otherwise payable or deliverable to Holder. Holder will take such action (including, without limitation, consent to the filing of a financing statement with respect thereto) as may, in the opinion of any holder of Senior Debt at the time outstanding, be necessary or appropriate to assure the effectiveness of the subordination effected by these provisions.

                    Subject to the foregoing provisions as to subordination, the Maker agrees that, in any stock purchase, merger, consolidation, asset acquisition or other business combination consummated by the Maker after the date hereof in which the Maker is the surviving or acquiring entity, any indebtedness issued by the Maker to any shareholders or owners of such acquired company or entity, or to such acquired company or entity itself, shall not be senior by its terms to the principal and interest payments under this Note.

                    Notwithstanding anything herein to the contrary, Holder may accelerate this Note and commence enforcement actions with respect thereto, or otherwise receive and accept payments under this Note, if a Default Notice has been given to Maker or Holder by a Senior Lender and (i) within 180 days from the date of such Default Notice, the Event or Events of Default described therein are not waived by the Senior Lender, eliminated as a result of an amendment or modification of the Senior Loan Documents or cured, or (ii) the Senior Lender accelerates its Senior Debt and commences enforcement actions with respect thereto or the collateral therefor. In the event that the Senior Lender has sent Maker and Holder a Default Notice, Holder shall have no right to accelerate, enforce any claim with respect to this Note, or otherwise take any action against Maker or Maker's property without the prior written consent of Senior Lenders, until such time as the Senior Debt has been paid in full and Senior Lenders have no obligation to make further advances to Maker.

                    Maker hereby covenants and agrees to send to Holder, immediately upon receipt by Maker, any notice of acceleration or commencement of enforcement actions received by Maker from the Senior Lender.

                    Each Default Notice shall be deemed to have been given by a Senior Lender to Maker or Holder when delivered in person to such party at Holder's address listed in the Stock Purchase Agreement or when deposited in the United States mail, first class postage prepaid, or, in the case of telegraphic notice or overnight courier services, one business day after delivered to the telegraphic company or overnight courier service with payment provided for, or in the case of telex or telecopy notice, when sent, verification received, in each case addressed to Maker and Holder at their respective addresses listed in the Stock Purchase Agreement or at such other address as either party may designate by notice to the other in accordance with this paragraph.

                    This Note and each of the terms hereof shall be binding upon Maker's successors and assigns. No failure on the part of Holder hereunder to exercise, and no delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise of any other right, power or remedy.

                    Holder may not assign this Note without the prior written consent of Maker, except that Holder may collaterally assign Holder's interests in this Note without such written consent. Any prohibited assignment will be null and void.

                    This Note may not be changed, modified or terminated orally, but may be changed, modified or terminated only by an agreement in writing signed by Holder hereof and only with the prior written consent of the holders of Senior Debt or others who are committed to make future advances to Maker that would constitute Senior Debt if and when the same are made.

                    Principal and interest payable hereunder shall be paid in lawful money of the United States. The terms and provisions hereof shall be governed by the laws of the State of Delaware.

    Executed as an instrument under seal as of the date first above written.



                                     MAKER:

                                     REHABCARE GROUP, INC.

Witnessed:


-------------------------------      By: _______________________________________
John R. Finkenkeller, Assistant          Alan  C. Henderson, President and Chief
 Secretary                                Executive Officer

                                    Exhibit B

                           [Articles of Incorporation]

                                    Exhibit C

                                    [By-Laws]

                                    Exhibit D


                              EMPLOYMENT AGREEMENT

                    THIS EMPLOYMENT AGREEMENT (the "Agreement") is made, entered into and effective as of August __, 1998, by and among REHABCARE GROUP, INC., a Delaware corporation ("RehabCare"), THERAPEUTIC SYSTEMS, LTD., an Illinois corporation and wholly owned subsidiary of RehabCare ("TSI," and, together with RehabCare, the "Employer"), and RONALD C. STAUBER ("Executive").
                    WHEREAS, Employer and Executive desire to set forth the terms and conditions upon which Executive is to be employed by Employer;
                    NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties contained herein, the parties agree as follows:
                    1. TERM. The term of employment of Executive under this Agreement shall continue in full force and effect for a period which shall commence as of August __, 1998, and shall continue through August __, 2001, unless sooner terminated as may be provided in this Agreement. This Agreement will automatically renew for annual one (1) year periods after the initial term, unless either party gives to the other written notice by May __, 2001, or May ___ of each succeeding year, of such party's intent not to renew this Agreement.

                    2.  EMPLOYMENT;   LOCATION.

                         a.  Conditions of Employment.  Executive shall serve as
President of TSI, and shall devote his working time and effort to the business and affairs of Employer as shall be reasonably necessary to faithfully discharge the duties and responsibilities of his office; provided, however, that Executive shall devote substantially all of his working time and effort to the business and affairs of Employer. Executive shall have such authority as is customarily extended to other senior officers consistent with Employer's policy and practices and shall be subject to the control of, and shall perform such duties as are specified in instructions or directions as may be reasonably specified from time to time by, RehabCare's President and Chief Executive Officer or by such other executive officer of RehabCare or any of its affiliate companies as may be designated by RehabCare's President and Chief Executive Officer from time to time; provided that the Executive shall not, without his consent, be assigned tasks that would be inconsistent with those of the President of TSI. Executive shall have such authority, power, responsibilities and duties as are inherent to his positions (and the undertakings applicable to his positions) and necessary to carry out his responsibilities and the duties requires of him hereunder.

                         b.  Location  of  Employment.  During  the term of this
Agreement, unless otherwise approved in advance by Executive, Executive shall primarily perform his duties and responsibilities hereunder at the principal offices of TSI, which shall be located not more than fifteen (15) miles from the location of the principal offices of TSI as of the date of this Agreement.

                    3. COMPENSATION. As compensation for the services to be performed by Executive, Employer shall pay Executive an annual base salary of One Hundred Twenty Thousand Dollars ($120,000.00) per year for each year of his employment hereunder, payable in equal installments at the end of such regular payroll accounting periods as are established by RehabCare for a preponderance of RehabCare employees, but in no event to exceed one (1) month intervals, or in such other installments upon which the parties hereto shall mutually agree, and reduced on a pro-rata basis by any fraction of a year or month during which he is not so employed. All payments shall be subject to the withholding by Employer of such amounts in respect of federal, state, local or other taxes as may be required by applicable laws or regulations. During the term of this Agreement, Executive shall be eligible to receive merit increases, an annual bonus and other compensation under the Company's plans and arrangements for peer executives of Employer.

                    4. BENEFITS

                         a. Health,  Disability and Other  Benefits.  During the
term of this Agreement, Executive shall be entitled to participate in or receive benefits under Employer's health insurance plans or arrangements comparable to peer executives of Employer as in effect on the date hereof for such a period of time as such plans and arrangements shall remain in effect. In addition,

Executive shall be entitled to receive:

                              i.  Life  insurance  coverage  comparable  to peer
executives of Employer in accordance with the terms of Employer's group plan(s).

                              ii.  Benefits  under any pension plan,  health and
accident plan or arrangement, disability or other benefit plan and other programs made available now or in the future by Employer to peer executives of Employer, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid to Executive under any such plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of any compensation payable to Executive hereunder, except disability insurance payments received by Executive.

                         b.  Vacation  and  Holidays.  During  the  term of this
Agreement, Executive shall be entitled to the Company's paid days off benefit policy that blends time off from work for all reasons (i.e., vacation, holiday, illness, bereavement, etc.) into one benefit. Executive shall be entitled to 30 paid days off per year pursuant to such policy, which shall begin to accrue on the date hereof. Executive shall additionally be entitled to any accrued but unused vacation from his employment with TSI prior to the date hereof. In addition to such benefit, Executive may request unpaid leaves for family, medical or personal reasons.

                         c.  Disability   Payments.   Should   Executive  become
disabled during the term of this Agreement, Employer shall continue to pay Executive his base salary specified in Paragraph 3 and benefits referenced in this Paragraph 4 for a period of one hundred eighty (180) consecutive calendar days during such disability, offset by any payments to which Executive may be entitled under any disability plan of Employer. "Disability" shall mean any physical or mental illness or incapacity, other than death, which renders Executive substantially unable to perform the duties required of him under this Agreement. The existence of any disability shall be determined by a licensed physician practicing in the State of Illinois who shall be mutually acceptable to the parties.

                    5. INDEMNIFICATION; DIRECTORS' AND OFFICERS' LIABILITY

INSURANCE. Executive shall be entitled to all rights to indemnification from RehabCare, whether by statute, charter documents, insurance policy or agreement, generally available to the other directors and executive officers of RehabCare or its subsidiaries throughout the term of this Agreement. Employer currently carries directors' and officers' liability insurance coverage in the amount and covering the acts and omissions as set forth in the policy previously delivered to Executive.

                    6. EXPENSES. So long as Executive shall be employed hereunder, Executive shall be entitled to receive reimbursement from TSI of all reasonable travel, entertainment and other business expenses (in accordance with the policies and procedures from time to time adopted by the Board of Directors of RehabCare) in performing the services contemplated hereunder. Executive shall receive prompt reimbursement for said expenses, but not later than sixty (60) days of Executive's written request or report.

                    7. CONFIDENTIAL INFORMATION. Executive acknowledges that while employed by Employer hereunder, he will have access to confidential trade secrets, information, observations, records, customer lists, data, drawings, writings or other materials owned by Employer. Executive agrees that during the term of his employment hereunder, and for a period of two (2) years from the termination or expiration of Executive's employment hereunder he will not directly or indirectly disclose to others or use for his own benefit or for the benefit of others any of the foregoing information, except in the course of his employment hereunder and for the benefit of Employer. All records, files, writings, drawings, lists, data and similar materials and information that Executive will prepare, use or otherwise come into contact with during the course of his employment by Employer will, as between Employer and Executive, at all times remain the sole property of Employer. The provisions of this Paragraph will not:

                         a. Apply to the  operation  of Employer or its business
to the extent that Executive acquires information from parties other than Employer or its subsidiaries; or

                         b. Apply to any information, matter or thing that is in
the public domain or that has been disclosed to others by Employer or its subsidiaries, employees or agents.

                    8. COVENANT NOT TO COMPETE.

                         a.  Non-Competition  Covenant.  For the period from the
date of this Agreement to the date which is two (2) years from the termination or expiration of Executive's employment hereunder, Executive agrees that, in consideration of Ten Dollars ($10.00) and the salary and other compensation and benefits being provided to Executive by Employer pursuant to this Agreement,
Executive will not directly or indirectly participate in the ownership, management, operation or control of, or be employed by any business competing with Employer in the physical medicine and rehabilitation business (including acute care hospitals, acute rehabilitation units, subacute units, long-term care facilities and outpatient therapy programs), the temporary staffing of therapists and nurses business or in any other business in which Employer may be actively engaged at the date Executive terminates his employment with Employer or at any time within the twelve (12) months prior to such termination date within the Restricted Area, as defined below. For purposes of this Agreement, the term "Restricted Area" shall mean the States of Illinois, Iowa, Missouri, Kentucky, Indiana, Wisconsin, Michigan and Ohio, and, in addition, any other State for which the Executive has operating responsibility during the term of Executive's employment hereunder.

                         The above  constraint  will not prevent  Executive from
making passive investments, not to exceed 5% of the total equity ownership, in any enterprise in the physical medicine and rehabilitation business (including acute care hospitals, acute rehabilitation units, subacute units and outpatient programs), the temporary staffing of therapists and nurses business or in any other business in which Employer may be actively engaged at the date Executive terminates employment with Employer or at any time within the twelve (12) months prior to such termination date.

                         b. Other  Covenants.  For the  period  from the date of
this Agreement to the date two (2) years from the termination or expiration of Executive's employment hereunder, Executive further agrees that he shall not:

                              i.   directly  or   indirectly   (a)  solicit  for
employment or attempt to hire any individual then employed by Employer or any former employee of Employer during the 180 days after such former employee of

Employer has voluntarily terminated his employment with Employer, or (b) encourage any employee of Employer to terminate his or her employment with Employer for any reason; or

                              ii.   directly  or  indirectly   (a)  solicit  the
business of any customer or client located in the Restricted Area having a business relationship with Employer at the time of termination or which is a prospect of Employer and which Executive is actively pursuing on behalf of Employer as such prospect is identified in writing by Employer at the time of termination (a "Prospect"), or (b) contact any such customer, client or Prospect located in the Restricted Area for the purpose of encouraging such customer, client or Prospect to terminate its business relationship with Employer.

                         c.  Enforceability.  In  the  event  that  any  of  the
provisions of this Paragraph 8 are finally determined by any court of competent jurisdiction to be void or unenforceable with respect to any particular geographic area or as to any particular time period or any particular constraint, this Agreement will be deemed to be automatically modified without any further action on the part of Employer or Executive so as to eliminate from this section the unenforceable constraint or its application in any manner in which it was found to be unenforceable and, except as so modified, the Agreement will remain in full force and effect.

                         d.   Exceptions.    Notwithstanding    the   foregoing,
Paragraphs 8.a. and 8.b. shall be of no force or effect in the event of a termination of Executive's employment by Employer pursuant to Paragraph 9.c or by the Executive pursuant to Section 9.d; provided, however, that any and all other noncompetition or nonsolicitation covenants of Executive contained in
Section 4.8 of the Purchase Agreement shall not be affected by any termination of Executive's employment pursuant to Paragraph 9.c.

                    9. TERMINATION.

                         a.  Death.   Executive's   employment  hereunder  shall
terminate immediately upon the death of Executive and Employer shall pay to Executive's estate any earned but unpaid salary and benefits, and any other sums due Executive from Employer pursuant to that certain Stock Purchase Agreement dated August __, 1998 by and among RehabCare, TSI and Executive (the "Purchase Agreement") as of the date of Executive's death.

                         b.  For  Cause.   Employer  may  terminate  Executive's
employment hereunder at any time, effective immediately upon written notice, for cause. For the purposes of this Agreement, "cause" shall mean:

                              i. The willful and continued  failure by Executive
to substantially perform Executive's duties hereunder, other than any such failure resulting from Executive's disability (as defined in Paragraph 4.c above); provided, however, that Employer shall have given Executive at least 30 days prior written notice of such failure and an opportunity to remedy such failure.

                              ii. The willful engagement by Executive in conduct
which is demonstrably and materially injurious to Employer, monetarily or otherwise.

                              iii.  The failure of TSI to attain at least 90% of
the Target EBIT (as defined and determined pursuant to Schedule A to this Agreement) as of the end of any Applicable Period (as defined in Schedule A).

                              iv.  Executive's  conviction  of,  or plea of nolo
contendere to a felony. If there shall be any dispute between Employer and Executive with regard to the termination of Executive's employment by Employer for cause under Paragraph 9.b.i, ii, or iii hereof, Executives shall be entitled to a hearing before a committee consisting of the non-employee members of RehabCare's Board of Directors within ten (10) days of such termination. Unless and until there is a determination by such committee that such termination was for cause under Paragraph 9.i, ii or iii hereof, Employer shall pay all amounts, and provide all benefits to, Executive and/or Executive's family or other beneficiaries, as the case may be, as Employer would be required to pay or provide under the terms of this Agreement if no termination had occurred. Nothing in this Section 9.b shall preclude Executive from exercising any available remedies, either at law or in equity.

                         c.  Disability.  In the event that  Executive  shall be
unable to perform the services contemplated hereunder by reason of a disability (as defined in Paragraph 4.c. above), such inability or failure to so perform such duties shall not be grounds for terminating the employment of Executive by Employer, and Executive shall be compensated during such period of disability under the provisions of Paragraph 4.c. above; provided, however, that Employer may terminate Executive's employment hereunder should the period of such incapacity exceed six (6) consecutive months. Any such termination shall not be considered termination for "cause," compensation rights in the event of such termination shall be limited to claims under any disability plans maintained by Employer or Executive.

                         d.   Termination   by  Executive.   The  Executive  may
terminate his employment hereunder if the Employer fails to pay, within 15 days after a written demand made by the Executive, any amounts due and payable under
(i) this Agreement, (ii) that certain Registration Rights Agreement of even date herewith between RehabCare and Executive, (iii) that certain Subordinated Promissory Note of even date herewith delivered to Executive pursuant to the Purchase Agreement, or (iv) the Purchase Agreement with respect to the payment by RehabCare to Executive of Contingent Consideration (as defined in the Purchase Agreement).

                    10. GENERAL PROVISIONS.

                         a. Any notice,  request,  demand or other communication
required or permitted hereunder shall be deemed to be properly given when personally served in writing or when deposited in the United States mail, postage prepaid, addressed to Employer or Executive at their respective last known address. Either party may change its address by written notice given in accordance with this subparagraph 10(a).

                         b. This Agreement  shall inure to the benefit of and be
binding upon the parties hereto and their respective executors, administrators, successors, and assigns; provided, however, that, except for assignment by Employer to one or more of its subsidiaries, the parties hereto may not assign any or all of their respective rights hereunder without the prior written consent of the other.

                         c. This Agreement shall be governed by and construed in
all respects in accordance with the laws of the State of Missouri.

                         d. Except as provided in Section  10(h)  below,  in the
event of any litigation arising from the breach of this Agreement, the prevailing party in such litigation shall be entitled to recover reasonable attorney's fees and costs, including appeals.

                         e. Captions and Paragraph  headings used herein are for
convenience only and are not a part of the Agreement and shall not be used in construing it. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                         f.  Except as  specifically  provided  in  Section  8.c
hereof, should any provision of this Agreement for any reason be declared invalid, void or unenforceable by a court of competent jurisdiction, the validity and binding effect of any remaining portions shall not be affected, and the remaining portions of the Agreement shall remain in full force and effect as if this Agreement had been executed with said provision eliminated.

                         g. This Agreement  contains the entire agreement of the
parties with respect to the subject matter hereof, and supersedes any and all other employment agreements, either oral or in writing. Executive hereby acknowledges that any prior agreement between Executive and TSI with respect to employment of Executive is canceled and of no further effect and that no moneys are due to Executive with respect to his employment by TSI prior to the term hereof. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein or therein, and that no other employment agreement, statement or promise not contained herein or therein shall be relied upon or be valid or binding. This Agreement may not be modified or amended by oral agreements, but only by an agreement in writing signed by Employer on the one hand, and by Executive on the other hand.

                         h.  Any  dispute   arising   hereunder,   except  under
Paragraphs 7, 8, 9 and 10, shall be settled by arbitration in St. Louis, Missouri or Chicago, Illinois before a single arbitrator pursuant to the rules of the American Arbitration Association (the "AAA"). Arbitration may be commenced at any time by any party hereto giving written notice to each other party to a dispute that such dispute has been referred to arbitration under this Paragraph 10(h), and the arbitrator shall be selected by the joint agreement of Employer and Executive, but if they do not so agree within twenty (20) calendar days after the date of the notice referred to above, the selection shall be made pursuant to the rules from the panels of arbitrators maintained by the AAA. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties, and the decision of the arbitrator in accordance herewith shall be final and binding and there shall be no right of appeal therefrom. Each party shall pay its own expenses of arbitration and the expenses of the arbitrator shall be paid one-half by Employer and one-half by Executive; provided, however, that if in the opinion of the arbitrator any claim for indemnification or any defense or objection thereto was unreasonable, the arbitrator may assess, as part of his or her award, all or any part of the expenses of the arbitrator against the party raising such unreasonable claim, defense or objections.

                    THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


                             EMPLOYER:

                             REHABCARE GROUP, INC.



                             By:________________________________________________
                                Alan C. Henderson, President and Chief Executive
                                  Officer



                             THERAPEUTIC SYSTEMS, LTD.



                             By:________________________________________________
                                Alan C. Henderson, Chairman of the Board



                             EXECUTIVE:



                             ___________________________________________________
                             Ronald C. Stauber

                                   SCHEDULE A

        Applicable Period                                     Target EBIT

September 1, 1998 to August 31, 1999                           $3,454,054

September 1, 1999 to August 31, 2000                           $4,144,865

September 1, 2000 to August 31, 2001                           $4,973,837

                    For purposes of the foregoing, "Target EBIT" for a given Applicable Period shall mean an amount equal to the sum of:

                         (a)  the  aggregate  net  income  of  TSI  during  such
Applicable Period, determined in accordance with GAAP consistently applied, but specifically (i) including, as if they were earnings, the amount of earnings of any entity acquired by RehabCare as shall have been agreed upon by RehabCare and the Selling Shareholder pursuant to Section 6.3 of the Purchase Agreement, (ii) excluding, in the event that RehabCare and TSI consolidate certain of administrative functions in an effort to realize savings to RehabCare on a consolidated basis, any amounts of administrative overhead costs allocated by RehabCare to TSI that are in excess of the costs which TSI would have incurred had the consolidated administrative functions remained distinct; plus

                         (b) the aggregate  net interest  expense (as reduced by
any interest income), amortization of goodwill associated with the acquisition of TSI by RehabCare, and the combined aggregate tax expense of TSI for such Applicable Period.

                                    Exhibit E

                        [Opinion of Hinshaw & Culbertson]

                                 August __, 1998
RehabCare Group, Inc.
7733 Forsyth Boulevard, Suite 1700
St. Louis, Missouri 63105

Ladies and Gentlemen:

                  We have acted as special counsel to Therapeutic Systems, Ltd., an Illinois corporation (the "Company"), and the holder of all of the common stock of the Company (the "Selling Shareholder") in connection with the purchase by RehabCare Group, Inc., a Delaware corporation (the "Acquiror"), of all of the common stock of the Company from the Selling Shareholder (the "Shares") pursuant to the Stock Purchase Agreement, dated as of August __, 1998 (the "Agreement"), by and among the Acquiror, the Company and the Selling Shareholder. Capitalized terms used herein without definition have the respective meanings ascribed thereto in the Agreement. We are rendering this opinion to you pursuant to
Section 9.1(f) of the Agreement.

                  In rendering the opinions set forth herein, we have examined copies of such corporate records of the Company as the Selling Shareholder has provided to us, such laws and the originals or copies of such other records, agreements, instruments, certificates and documents as we have deemed necessary as a basis for the opinions hereinafter expressed.

                  In addition, we have not represented the Company in connection with any required filings with the Federal Trade Commission and the Antitrust
Division  of  the  United  States   Department   of  Justice   pursuant  to  the
Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and our opinion is expressly limited hereby.

                  We have assumed the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies; the authenticity of the originals of all such latter documents; and the correctness of certificates submitted to us by officers and representatives of the Company and the Selling Shareholder. In addition, with respect to the opinions as to the due execution and binding nature of the Agreement, we have assumed the due execution and delivery of the Agreement by all parties thereto other than the Company and the Selling Shareholder. Since July 16, 1998, we have not participated in the negotiation of the Agreement on behalf of the Company or the Selling Shareholder.

                  In rendering our opinion, we have relied upon certificates of corporate officers of the Company and the Selling Shareholder as to certain factual matters material to such opinion, and upon certificates of public officials, all of which certificates have been furnished or made available to you. Whenever our opinion herein with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, the best of our knowledge or the best of our knowledge after due inquiry, it is limited to the actual present knowledge of the attorneys of our firm who have devoted substantive attention to legal matters referred to us by the Company and the Selling Shareholder.

                  Based upon and subject to the foregoing, we are of the opinion that:

                  (a) The Company is a corporation duly incorporated, organized, entitled to conduct business and validly existing in good standing under the laws of the State of Illinois. The Company is qualified to do business as a foreign corporation in such other jurisdictions where the conduct of its businesses or the character or location of properties which it owns, leases or uses or the actions or location of its employees or agents either requires such Company to be qualified as a foreign corporation in such jurisdiction or subjects the Company to any cost, restriction or penalty for failing to qualify (including assessment of taxes, fees or penalties for prior periods); except where such failure to qualify has not or will not result in any change in the assets, operations, liabilities, earnings, relationships with existing clients, business or financial condition of the Company which has not been or will not be, individually or in the aggregate with other changes, materially adverse, with the exception of any changes resulting from the impact of the recent adoption of Medicare regulations regarding salary equivalency for physical, occupational and speech therapists or the Balanced Budget Act of 1997.

                  (b)  The  Company  has  all  requisite   corporate  power  and
authority to own and lease its properties and otherwise to conduct its business.

                  (c) The authorized and issued capital stock of the Company consist of 10,000 shares of Common Stock, no par value, of which 1,000 shares are issued and outstanding as of the date hereof. None of the Shares of the Company are held in treasury and all of the Shares of the Company are legally and validly issued, fully paid and nonassessable, without violation of any preemptive or dissenters' or similar rights (and no preemptive or other subscriptive rights have ever existed with respect to the Shares) and in full compliance with all applicable securities laws. The Selling Shareholder is the only record owner or beneficial of the Shares or other securities of any kind or class of the Company and, other than as contemplated in the Agreement, no option, warrant, subscription, put, call or other right, commitment, undertaking or understanding to acquire or restrict the transfer (other than those imposed by applicable securities regulation laws) of, any of the Shares or other securities of any kind or class of any of the Company or rights, obligations or undertakings convertible into securities of any kind or class of the Company are authorized or outstanding.

                  (d) The Company does not have any subsidiaries or, to the best of our knowledge after due inquiry, any equity securities of, investment in or loans or advances to any business enterprise or person or any agreements or commitments for such (other than trade terms extended to customers in the ordinary course of business) and is not subject to any arrangement that could be treated as a partnership for federal income tax purposes.

                  (e) Each of the Company and the Selling Shareholder has the right, power and authority to enter into the Agreement and the related agreements referred to therein to which they are a party, including, without limitation, the Registration Rights Agreement and the Employment Agreement, and to consummate the transactions contemplated by and otherwise to comply with and perform their respective obligations thereunder.

                  (f) The execution and delivery by the Company of the Agreement and the related agreements referred to therein to which the Company is a party, and the consummation by the Company of the transactions contemplated thereby, and compliance with and performance of their respective obligations thereunder, have been duly authorized by all necessary corporate action on the part of the Company in compliance with governing or applicable agreements, instruments or other documents to which the Company is a party (including its Articles of Incorporation and Bylaws, as amended) and applicable law.

                  (g) The Agreement and the related agreements referred to therein to which the Company and the Selling Shareholder is a party, including, without limitation, the Registration Rights Agreement and the Employment Agreement, constitute the valid and binding agreement of the Company and the Selling Shareholder, as the case may be, that are enforceable against each of the Company and Selling Shareholder, as the case may be, in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws affecting the rights of creditors generally, or the exercise of judicial discretion in accordance with general principles applicable to equitable or similar remedies.

                  (h) The Selling Shareholder has good and marketable title to the Shares, free and clear of all liens, encumbrances, charges or other restrictions on title, either contractual or otherwise, except those restrictions imposed by applicable securities laws.

                  (i) Except as shall have been obtained prior to the date hereof and except for any required filings with the Federal Trade Commission and with the Antitrust Division of the United States Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority on the part of the Company or the Selling Shareholders is required in connection with the execution or delivery of the Agreement or the consummation of the transactions contemplated thereby, or other compliance therewith or performance thereunder, by the Company or the Selling Shareholder.

                  (j) To our knowledge, the Company is not (and, since March 31, 1998, has not been): (i) engaged in, a party to, subject to or threatened with any claim, legal or equitable action or other proceeding (whether as plaintiff, defendant or otherwise and regardless of the forum or the nature of the opposing party) which seeks damages, an injunction or other relief against the Company, which action, individually or collectively with such other actions, would have a material adverse effect on the Company; (ii) subject to any unasserted claim, the assertion of which is likely and which, if asserted, will seek damages, an injunction or other relief against the Company which claim, individually or collectively with such other unasserted claims known to us, if made, would have a material adverse effect on the Company; or (iii) subject to any judgment, order or decree against it or its assets.

                  (k) The Company is, and since its incorporation has been, an S corporation for purposes of federal income taxation under the Internal Revenue Code of 1986, as amended.

                  (l) To the best of our knowledge after due inquiry, the execution and delivery by the Company and the Selling Shareholder of the Agreement and the related agreements referred to therein to which they are a party (including, without limitation, the Registration Rights Agreement and the Employment Agreement) and the consummation of the transactions contemplated thereby, or other compliance therewith or performance thereunder, do not and will not with the passage of time or the giving of notice or both (i) constitute a violation of, be in conflict with, constitute a default or require any payment under, permit a termination of, require any consent under, or result in the creation or imposition of any lien, encumbrance or other adverse claim or interest upon any properties of the Company under (A) any contract, agreement, commitment, undertaking or understanding to which the Company is a party or to which it or any of its assets or properties are subject or bound, (B) any judgment, decree or order of any governmental authority to which the Company or any of its properties are subject or bound (C) any applicable law, or (D) any governing or applicable agreements, instruments or other documents to which the Company is a party (including its Articles of Incorporation and Bylaws, as amended); or (ii) create or cause the acceleration of the maturity of any debt, obligation or liability of the Company.

                  The opinions expressed herein by the undersigned are expressly limited to the law of the State of Illinois, and the United States of America. We assume no responsibility as to the applicability or the effect of the laws of any other domestic or foreign jurisdiction on the subject transactions.

                  This opinion is being rendered solely for the benefit of the addressee hereof and is not to be used or relied upon by any other person without our prior written consent. We expressly disavow any obligation to update this letter in the future.

                                          Very truly yours,

                                    Exhibit F

                          [Opinion of Thompson Coburn]

                                 August __, 1998
Ronald C. Stauber
14044 W. Petronella, Unit 5
Libertyville, Illinois  60048

Gentlemen:

                    We have acted as counsel to RehabCare Group, Inc., a Delaware corporation (the "Acquiror"), in connection with the purchase of all of the outstanding shares of common stock (the "Shares") of Therapeutic Systems, Inc., an Illinois corporation (the "Company"), from the holder of all of the common stock of the Company (the "Selling Shareholder") pursuant to the Stock Purchase Agreement, dated as of August __, 1998 (the "Agreement"), by and among the Acquiror, the Company, and the Selling Shareholder. Capitalized terms used herein without definition have the respective meanings ascribed thereto in the Agreement. We are rendering this opinion to you pursuant to Section 9.2(d) of the Agreement.

                    In rendering the opinions set forth herein, we have examined originals or copies of such corporate records of the Acquiror, such laws and the originals or copies of such other records, agreements, instruments, certificates and documents as we have deemed necessary as a basis for the opinions hereinafter expressed. We have assumed the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies; the authenticity of the originals of all such latter documents; and the correctness of certificates submitted to us by officers and representatives of the Acquiror. In addition, with respect to the opinions as to the due execution and binding nature of the Agreement, we have assumed the due execution and delivery of the Agreement by all parties thereto other than the
Acquiror. In rendering our opinion, we have relied upon certificates of corporate officers of the Acquiror as to certain factual matters material to such opinion, and upon certificates of public officials, all of which certificates have been furnished or made available to you. Whenever our opinion herein with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, the best of our knowledge or the best of our knowledge after due inquiry, it is limited to the actual present knowledge of the attorneys of our firm who have devoted substantive attention to legal matters referred to us by the Acquiror.

                    Based upon and subject to the foregoing, we are of the opinion that:

                         (a) The Acquiror is a  corporation  duly  incorporated,
organized, entitled to conduct business and validly existing in good standing under the laws of the State of Delaware.

                         (b) The Acquiror has the right,  power and authority to
enter into the Agreement and the related agreements referred to therein to which it is a party, including, without limitation, the Note, the Registration Rights Agreement and the Employment Agreement, and to consummate the transactions contemplated by, and otherwise to comply with and perform its obligations thereunder.

                         (c) The  execution  and delivery by the Acquiror of the
Agreement and the related agreements referred to therein, including, but not limited to, the Note, the Registration Rights Agreement and the Employment Agreement, and the consummation by the Acquiror of the transactions contemplated thereby, and compliance with and performance of its obligations thereunder, have been duly authorized by all necessary corporate action on the part of the Acquiror in compliance with governing or applicable agreements, instruments or other documents to which the Acquiror is a party (including its Certificate of Incorporation and Bylaws, as amended) and applicable law.

                         (d) The Agreement and the related  agreements  referred
to therein to which the Acquiror is a party, including, but not limited to, the Note, the Registration Rights Agreement and the Employment Agreement, constitute valid and binding agreements of the Acquiror that are enforceable against the Acquiror in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws affecting the rights of creditors generally, or the exercise of judicial discretion in accordance with general principles applicable to equitable or similar remedies.

                         (e) To the best of our knowledge after due inquiry, the
execution and delivery by the Acquiror of the Agreement and the related agreements referred to therein, including, without limitation, the Note, the Registration Rights Agreement and the Employment Agreement, and the consummation by the Acquiror of the transactions contemplated thereby, and other compliance therewith or performance thereunder, do not and will not with the passage of time or the giving of notice or both (i) constitute a violation of, be in conflict with, constitute a default or require any payment under, permit a termination of, require any consent under, or result in the creation or imposition of any lien, encumbrance or other adverse claim or interest upon any properties of the Acquiror under (A) any contract, agreement, commitment, undertaking or understanding to which the Acquiror is a party or to which it or any of its assets or properties are subject or bound, (B) any judgment, decree or order of any governmental authority to which the Acquiror or any of its properties are subject or bound (C) any applicable law, or (D) any governing or applicable agreements, instruments or other documents to which the Acquiror is a party (including its Articles of Incorporation and Bylaws, as amended); or (ii) create or cause the acceleration of the maturity of any debt, obligation or liability of the Acquiror.

                         (f)  Except as shall  have been  obtained  prior to the
date hereof, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority on the part of the Acquiror is required in connection with the execution or delivery of the Agreement or the consummation of the transactions contemplated thereby or other compliance therewith or performance thereunder, by the Acquiror.

                         (g)  Except  as set  forth in the  Agreement  or in the
Acquiror Financial Statements, there is no litigation pending, or to the best of our knowledge, threatened against the Acquiror which would have a material adverse effect on the Acquiror's properties, assets or business or which would prevent or hinder the consummation of the transactions contemplated by the Agreement or the Acquiror's obligations thereunder.

                         (h) When issued pursuant to the terms of the Agreement,
all of the shares of Acquiror Common Stock issued to the Selling Shareholder as contemplated by the Agreement will be duly and validly issued, fully paid and non-assessable, without violation of any preemptive or dissenters' or similar rights and in full compliance with all applicable securities laws.

                    The opinions expressed herein by the undersigned are expressly limited to the laws of the States of Missouri and Illinois, the corporate laws of the State of Delaware and the United States of America. We assume no responsibility as to the applicability or the effect of the laws of any other domestic or foreign jurisdiction on the subject transactions.

                    This opinion is being rendered solely for the benefit of the addressee hereof and is not to be used or relied upon by any other person without our prior written consent. We expressly disavow any obligation to update this letter in the future.

                                          Very truly yours,

                                   Exhibit G

                          REGISTRATION RIGHTS AGREEMENT

                    THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of August __, 1998, by and among REHABCARE GROUP, INC., a Delaware corporation ("RehabCare"), and RONALD C. STAUBER (the "Holder").

                                    RECITALS:

                    WHEREAS, pursuant to that certain Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of August __, 1998, by and among RehabCare, Therapeutic Systems, Ltd., an Illinois corporation (the "Company"), and Holder, the Holder received shares of RehabCare's Common Stock (as defined below); and

                    WHEREAS, in order to satisfy a closing condition contained in, and to induce the Company and the Holder to consummate the transactions contemplated by, the Stock Purchase Agreement, RehabCare has agreed to provide the Holder the registration rights set forth in this Agreement.

                    NOW, THEREFORE, in consideration of these premises, the covenants and agreements contained herein and in the Stock Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

               1.   Definitions

                    As used in this Agreement, the following capitalized terms shall have the following meanings:

                    Common Stock: The shares of the common stock, par value $.01 per share, of RehabCare.

                    Exchange Act: The Securities Exchange Act of 1934, as amended from time to time.

                    Person: An individual, partnership, corporation, joint venture, association, joint-stock company, trust or unincorporated organization, or a government or agency or political subdivision thereof, and shall include any "person" as defined in Rule 144(a)(2) of the Securities Act.

                    Prospectus: The Prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                    Registrable Securities: The shares of Common Stock (i) issued to Holder pursuant to the Stock Purchase Agreement, including shares of Common Stock issued as Contingent Consideration (as defined therein) from time to time, and (ii) issued to Holder in exchange or substitution for or in payment of dividends on, or pursuant to a split or combination of, any shares of Common Stock referred to in the foregoing clause (i).

                    Registration Statement: Any registration statement of RehabCare which has been declared effective by the SEC and covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

                    Securities Act: The Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated by the SEC thereunder.

                    SEC: The Securities and Exchange Commission.

                    Underwritten Public Offering: A "firm commitment" or "best efforts" offering (as those terms are generally used in the securities industry) in which the Registrable Securities of RehabCare are sold by or through an underwriter to the public.

                2.  Provisions Generally Applicable.

                         (a) Holder of Registrable Securities.  Holder is deemed
to be a holder of Registrable Securities during the period commencing on the date of each issuance of such Registrable Securities and ending on the first anniversary date of such issuance.

                         (b)   Restriction   on   Transfer.   Each   certificate
representing any Registrable Securities shall be imprinted with a legend substantially in the following form and a similar legend with respect to applicable state securities law, if required:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT RELATING TO THE SECURITIES WHICH IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933, (ii) RULE 144 UNDER SUCH ACT, OR
         (iii) AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO REHABCARE GROUP, INC., THAT ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.


Prior to any proposed transfer of any of such Registrable Securities (other than under circumstances described in Section 3 hereof), and so long as such securities bear a restrictive legend similar to that required under this paragraph (b), Holder shall deliver to RehabCare (except in transactions demonstrated to RehabCare's reasonable satisfaction to be in compliance with Rule 144, or any substantially similar successor rule of the SEC) either (i) a written opinion of legal counsel reasonably satisfactory to RehabCare to the effect that the proposed transfer of such securities may be effected without registration or qualification under the Securities Act and any applicable state securities laws, or (ii) a "no action" letter from the SEC (and any necessary state securities administrators) reasonably satisfactory to RehabCare to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the SEC (or such administrators) that action be taken with respect thereto, whereupon Holder shall be entitled to transfer such securities in accordance with the terms of such opinion or "no action" letter.

                         (c) The  provisions  of this  Section 2 shall  cease to
apply to Holder on the date on which the shares of Common Stock held by Holder may lawfully be sold without compliance with Rule 144. Upon RehabCare's receipt of an opinion of counsel addressed to RehabCare to the effect that the
restrictive   legend  set  forth  in  Section  2(b)  may  be  removed  from  the certificate(s) evidencing the Registrable Securities, which opinion is reasonably acceptable to RehabCare, RehabCare shall, upon surrender of the original certificate evidencing such shares of Common Stock, issue and deliver or cause to be delivered to Holder one or more certificates for such Common Stock not containing the legend set forth in Section 2(b).

                3.  RehabCare Registration.

                         (a) If at any  time  or from  time  to  time  RehabCare
proposes to register any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash, either for its own account for the account of any selling shareholders, on a form that would also permit the registration of the Registrable Securities, RehabCare shall, each such time, promptly give Holder as of the notification date written notice of such proposed registration. Upon the written request of Holder given within twenty (20) days after mailing of any such notice by RehabCare, RehabCare shall use its best efforts to register, pursuant to an effective Registration Statement under the Securities Act, all of the Registrable Securities, if any, that Holder shall have requested to be registered.

                         (b) If the registration of which RehabCare gives notice
is for an Underwritten Public Offering, then RehabCare shall so advise Holder as a part of such written notification required by Section 3(a). In such event, the right of Holder to registration pursuant to this Section 3 shall be conditioned upon Holder's agreeing to participate in such underwriting and the inclusion of Holder's Registrable Securities in the underwriting to the extent provided herein. Holder shall (together with RehabCare) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by RehabCare.

               4. Underwriting Requirements. In connection with any Underwritten Public Offering involving exercise of the registration rights contained in
Section 3, RehabCare shall (together with Holder) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters of regional or national recognized standing, selected for such underwriting by RehabCare. If the representative advises Holder in writing that the representative in its sole discretion deems it advisable to limit the number of shares to be underwritten, then, the number of shares of Registrable
Securities that may be included in the underwriting shall be reduced accordingly. If any Holder disapproves of the terms of any such underwritten offering, Holder may withdraw therefrom upon written notice to RehabCare and the representative of the underwriters. If the representative has not limited the number of Registrable Securities to be underwritten, then RehabCare and Holder may include securities for their own account in such registration if the representative so agrees and if the number of Registrable Securities that would otherwise have been included in such registration and underwriting will not thereby be limited for any reason, including but not limited to the price for which the Registrable Securities will be sold. To the extent that the representative wishes to limit the number of shares to be included in the registration on behalf of RehabCare and Holder, the shares of Common Stock to be registered held by Holder shall be excluded from such offering pro rata on the basis of shares of Registrable Securities that were included by Holder in the offering prior to excluding any shares held by RehabCare.

                5. Obligations of RehabCare. Whenever required under Section 3 to use its best efforts to register any Registrable Securities, RehabCare shall, as expeditiously as practicable:

                         (a)  prepare  and  file  with  the  SEC a  Registration
Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become and remain effective; provided, however, that RehabCare shall in no event be obligated to use its best efforts cause any such registration to remain effective for more than one hundred twenty
(120) days or such lesser time as may be required to permit the orderly sale of Holder's Registrable Securities, except as otherwise required by law.

                         (b)  prepare  and  file  with  the SEC  amendments  and
supplements to such Registration Statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement.

                         (c)  furnish  to  Holder  such  numbers  of copies of a
Prospectus,   including  a  preliminary  Prospectus,   in  conformity  with  the
requirements of the Securities Act and such other documents as Holder may reasonably request in order to facilitate the disposition of Registrable Securities.

                         (d) use its best  efforts to  register  and qualify the
securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the Registration Statement, provided that RehabCare shall not be required in connection therewith or as a condition thereof to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and further provided that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the Registrable Securities shall be qualified shall require that expenses incurred in connection with the qualification of the Registrable Securities in that jurisdiction be borne by selling stockholders, then such expenses shall be payable by each Holder, to the extent required by such jurisdiction.

                         (e) make  available  to Holder,  Holder's  counsel  and
advisors and any underwriters such information and records as Holder may reasonably request to accomplish such negotiation and sale.

                         (f) notify Holder at any time a Prospectus covered by a
Registration Statement is required to be delivered under the Securities Act includes a written misstatement of a material fact or omits to state a material fact necessary to make the statement not misleading.

                6. Furnish Information. It shall be a condition precedent to the obligations of RehabCare to take any action pursuant to this Agreement that Holder shall furnish to RehabCare such information regarding them as may be reasonably requested, the Registrable Securities held by Holder, and the intended method of disposition of such securities as RehabCare shall reasonably request and as shall be required in connection with the action to be taken by RehabCare.

                7. Expenses of Piggyback Registration. All expenses incurred in connection with a Registration Statement pursuant to Section 3 (excluding underwriters' discounts and commissions), including without limitation all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for RehabCare and the reasonable fees and disbursements of one counsel for the Holder shall be borne by RehabCare.

                8. Delay of Registration. Holder shall not have any right to take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

                9. Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

                         (a) To the  extent  permitted  by law,  RehabCare  will
indemnify and hold harmless Holder, any underwriter (as defined in the Securities Act) for its, and each Person, if any, who controls Holder or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or arise out of any violation by RehabCare of any rule or regulation promulgated under the Securities Act applicable to RehabCare and relating to action or inaction required of RehabCare in connection with any such registration; and will reimburse Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of RehabCare (which consent shall not be unreasonably withheld) nor shall RehabCare be liable to the Holders or any underwriter or controlling person for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made by Holder, underwriter or controlling person in connection with such Registration Statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for inclusion in such registration by Holder or any underwriter or controlling person.

                         (b) To the extent  permitted by law, if Holder requests
or joins in a Registration Statement, Holder will indemnify and hold harmless RehabCare, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls RehabCare within the meaning of the Securities Act and each agent and any underwriter for RehabCare (within the meaning of the Securities Act) against any losses, claims, damages or liabilities to which RehabCare or any such director, officer, controlling person, agent or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary or final prospectus, or amendments or supplements thereon, in reliance upon and in conformity with written information furnished by Holder expressly for inclusion in such Registration Statement; and Holder will reimburse any legal or other expenses reasonably incurred by RehabCare or any such director, officer, controlling person, agent or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

                         (c)  Promptly  after  receipt by an  indemnified  party
under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this paragraph, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this paragraph, but the omission so to notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this paragraph.

                         (d)  The   indemnity   provided  for  herein  shall  be
continuing and shall survive any registration and sale of Registrable Securities or termination of this Agreement.

                         (e) If the indemnification provided for in this Section
9 is for any reason, other than pursuant to the terms thereof, judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right to appeal) to be unavailable to an indemnified party under subsections (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) on the basis of relevant equitable considerations such as the relative fault of the Company and Holder in connection with the facts which resulted in such losses, liabilities, claims, damages and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or Holder, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. RehabCare and Holder agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                10. Reports Under Securities Exchange Act of 1934.  With  a view to making available to the Holder the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit Holder to sell securities of RehabCare to the public without registration, RehabCare agrees to use its best efforts to:

                         (a) make  and keep  public  information  available,  as
those terms are understood and defined in Rule 144 of the Securities Act, at all times during the period ending on the [second] anniversary of the date of this Agreement;

                         (b) file with the SEC in a timely  manner  all  reports
and other documents required of RehabCare under the Securities Act and the Exchange Act; and

                         (c)  furnish to Holder,  so long as Holder  owns any of
the Registrable Securities forthwith upon request a written statement by RehabCare that it has complied with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of RehabCare and such other reports and documents so filed by RehabCare as may be reasonably requested in availing Holder of any rule or regulation of the SEC permitting the selling of any such securities without registration.

                11. Lockup Agreement. In consideration for RehabCare's grant of the registration rights in this Agreement, Holder agrees in connection with any registration of RehabCare's securities which is an Underwritten Public Offering that, upon the request of RehabCare or the underwriters managing any underwritten offering of RehabCare's securities, Holder shall not sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of RehabCare or such underwriters, as the case may be, for such period of time, not to exceed 180 days or such lesser period as the underwriters may request, from the effective date of such registration as RehabCare or the underwriters may specify for affiliates of RehabCare. The obligations of Holder pursuant to this Section 11 shall expire upon the termination of Holder's rights under Section 3(a) of this Agreement.

                12. Transfer of Registration Rights. The registration rights set forth in this Agreement are not transferable by Holder except to an affiliate

(as defined in Rule 144(a)(1) under the Securities Act) of Holder.

                13. Miscellaneous

                         (a)  Amendment.   The  provisions  of  this  Agreement,
including the provisions of this sentence, may not be amended, modified or supplemented, except by written amendment of this Agreement executed by RehabCare and Holder.

                         (b)  Notices.  All  notices  and  other  communications
provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, air courier, telex or telecopier:

                              (i) if to the  Holder,  Ronald  Stauber,  14044 W.
Petronella, Unit 5, Libertyville, Illinois 60048; and

                              (ii) if to RehabCare,  RehabCare Group, Inc., 7733
Forsyth Boulevard, Suite 1700, St. Louis, Missouri 63105, Attn: President and Chief Executive Officer.

                    All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; and when receipt acknowledged, if telecopied.

                         (c) Successor and Assigns.  This Agreement  shall inure
to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent holders of registration rights as permitted by Section 13 of this Agreement.

                         (d) Counterparts. This Agreement may be executed in two
or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

                         (e)  Headings.  The headings in this  Agreement are for
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                         (f) Governing Law. This Agreement  shall be governed by
and construed in accordance with the laws of the State of Missouri.

                         (g) Severability.  In the event that any one or more of
the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                         (h) Entire Agreement. This Agreement is intended by the
parties who sign this Agreement as a final expression of their Agreement and is intended to be a complete and exclusive statement of the Agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, either written or oral, other than those set forth or referred to herein with respect to the registration rights granted by RehabCare with respect to the securities issued pursuant to the Stock Purchase Agreement.

                14. Termination of Agreement. This Agreement and the obligations of RehabCare under Section 3 hereof shall terminate on the later of (i) the one-year anniversary date of the consummation of the transactions contemplated by the Stock Purchase Agreement or
(ii) one year following the issuance of any Registrable Securities by RehabCare to Holder.

                    IN  WITNESS   WHEREOF,   the  parties  have   executed  this
Registration Rights Agreement as of the date first written above.


                                REHABCARE GROUP, INC.


                                 By_____________________________________________
                                   Alan C. Henderson
                                   President and Chief Executive Officer



                                 HOLDER:


                                 -----------------------------------------------
                                 Ronald C. Stauber

                                 AMENDMENT NO. 1
                                       TO
                            STOCK PURCHASE AGREEMENT

                    This AMENDMENT NO. 1 (this "Amendment No. 1") is entered into this 9th day of September, 1998 by and among REHABCARE GROUP, INC., a Delaware corporation (the "Acquiror"), THERAPEUTIC SYSTEMS, LTD., an Illinois corporation (the "Company"), and RONALD C. STAUBER, the holder of all of the outstanding stock of the Company (the "Selling Shareholder").

                                    RECITALS:

                    WHEREAS, on August 5, 1998, each of the Acquiror, the Company and the Selling Shareholder executed and delivered a Stock Purchase Agreement (the "Stock Purchase Agreement"), pursuant to which the Acquiror would acquire from the Selling Shareholder all of the outstanding capital stock of the Company; and

                    WHEREAS, by letter dated August 13, 1998, the Company delivered notice to the Acquiror that Alden Management Services, Inc. was terminating each of its contracts with the Company described on Schedule 2.6(b) to the Stock Purchase Agreement and any agreements relating to the Alden Old Town West facility of Alden Management Services, Inc. and its affiliates (collectively, the "Alden Contracts") on the dates set forth in the notice; and

                    WHEREAS, in connection with the termination of the Alden Contracts, the Acquiror, the Company and the Selling Shareholder now desire to modify and amend the Stock Purchase Agreement as set forth herein.

                    NOW, THEREFORE, in consideration of the Stock Purchase Agreement and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                    1. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed thereto in the Stock Purchase Agreement.

                    2. Each of the parties hereto acknowledges and agrees that the termination of the Alden Contracts shall not constitute a basis for a breach of any representation, warranty, covenant or condition to closing contained in the Stock Purchase Agreement.

                    3. Section 1.2 of the Stock Purchase Agreement shall be deleted in its entirety and replaced with the following:

                         1.2 Purchase Price for the Shares. The aggregate consideration to be paid by the Acquiror to the Selling Shareholder in connection with the sale of the Shares (the "Purchase Price") shall be the amount of Eight Million Three Hundred Thousand Dollars ($8,300,000.00) (the "Base Price"), as adjusted pursuant to Section
          1.4 of this Agreement, plus: (i) up to an additional Thirteen Million Seven Hundred Thousand ($13,700,000.00) of Contingent Consideration (as defined in Section 1.5 hereof) payable pursuant to Section 1.5 and subject to offset as set forth in Section 10.4 hereof, and (ii) any amounts described in Section 6.4 hereof.

                    4. Section 1.3 of the Stock Purchase Agreement shall be deleted in its entirety and replaced with the following:

                         1.3 Payment of Base Price. At the Closing, the Acquiror shall pay to the Selling Shareholder the Base Price, as follows:

                              (a) The Acquiror shall deliver to the Selling Shareholder an amount in cash (the "Closing Cash Payment") equal to Five Million Four Hundred Thousand Dollars ($5,400,000.00), such Closing Cash Payment being subject to adjustment as set forth in
          Section 1.4 hereof and to be paid as follows: (i) at least three business days prior to the Closing Date, the Selling Shareholder shall designate an account or accounts (each, a "Designated Account") to which the Closing Cash Payment shall be delivered; and (ii) on the Closing Date, the Acquiror shall deliver by wire transfer the Closing Cash Payment to the Designated Account(s);

                              (b) The Acquiror shall deliver to the Selling Shareholder a subordinated promissory note of the Acquiror substantially in the form attached hereto as Exhibit A (the "Note"), in the original principal amount (the "Closing Principal Amount") of One Million Dollars ($1,000,000.00), such Closing Principal Amount being subject to adjustment as set forth in Section 1.4 hereof and being subject to offset as set forth in Section 10.3 hereof; and

                              (c) The Acquiror shall deliver to the Selling Shareholder shares of the Acquiror's common stock, $.01 par value (the "Acquiror Common Stock"), equal in value to One Million Nine Hundred Thousand Dollars ($1,900,000.00) (the "Closing Stock Payment"), the number of shares of such Acquiror Common Stock to be determined by dividing the value of such Closing Stock Payment by the average of the last transaction prices as reported by the Nasdaq National Market and published in The Wall Street Journal (the "Average Market Price") of Acquiror Common Stock for the twenty consecutive trading days ending on the fourth business day prior to the Closing Date. The shares of Acquiror Common Stock issued to the Selling Shareholder pursuant to this Section 1.3(c) shall be subject to registration rights as set forth in the Registration Rights Agreement described in Section 9.2(f) of this Agreement. One-half of the shares of Acquiror Common Stock deliverable as the Closing Stock Payment shall be registered in the name of Mary Stauber and one-half in the name of the Selling Shareholder.

                  5. Section 1.4(a) of the Stock Purchase Agreement is hereby deleted in its entirety and replaced with the following:

                         1.4 Purchase Price Adjustments


                              (a) Subject to the  adjustments set forth below in
          this Section 1.4(a), the Company shall use its reasonable best efforts to have on the Closing Date Working Capital (as defined in this
          Section 1.4(a)) in an amount equal to at least One Million Three Hundred Thousand Dollars ($1,300,000.00) (the "Agreed Working Capital"). On the Closing Date, the Acquiror and the Company shall use their respective best efforts to estimate the amount of Actual Working Capital as of the Closing Date. In the event that such estimate of Actual Working Capital is in excess of the Agreed Working Capital, the Selling Shareholder shall, during the 120-calendar-day period following the Closing Date, take reasonable and appropriate steps as shall be agreed upon by the Acquiror and the Selling Shareholder to reduce the net accounts receivable of the Company to One Million Seven Hundred Thousand Dollars ($1,700,000.00). Notwithstanding the foregoing, the Selling Shareholder shall be entitled to use any and all means which the Selling Shareholder shall determine necessary and appropriate to collect any unpaid accounts receivable due as of the Closing Date from Alden Management Services, Inc., its affiliates and associated facilities, including the use of collection agencies and/or initiating litigation proceedings. For purposes of this Section 1.4(a), Working Capital shall mean the amount by which the aggregate book value of the Company's current assets exceeds the aggregate book value of the Company's current liabilities, determined in accordance with United States generally accepted accounting principles as in effect on the date of this Agreement ("GAAP"), but specifically excluding from the Company's current assets the uncollected amount of the accounts receivable included on Schedule 2.4(e) hereto (the "Scheduled Receivables"), and specifically excluding from the Company's current liabilities the amount of any indebtedness for borrowed money. To the extent, if any, that the Actual Working Capital (as defined in Section 1.4(c) below) is less than the Agreed Working Capital, the Selling Shareholder shall, within the later to occur of 120 calendar days after the Closing or the final determination (as set forth in Section 1.4(c) below) of the Actual Working Capital, deliver to the Acquiror a check in the amount required to bring the Actual Working Capital up to the Agreed Working Capital level. To the extent, if any, that the Actual Working Capital exceeds the Agreed Working Capital, the Acquiror shall, within the later to occur of 120 calendar days after the Closing or the final determination (as set forth in Section 1.4(c) below) of the Actual Working Capital, deliver to the Selling Shareholder a check in an amount equal to the Actual Working Capital less the Agreed Working Capital.

                  6. Section 1.5(a) of the Stock Purchase Agreement is hereby deleted in its entirety and replaced with the following:

                         (a) In addition to the payment of the Base Price at Closing, the Acquiror shall pay the Selling Shareholder on a contingent, "as-earned" basis, additional amounts of consideration as set forth in Schedule 1.5 to this Agreement (collectively, such additional amounts are hereinafter referred to as the "Contingent Consideration") upon the attainment of certain "Target Minimum Cumulative EBIT" (as defined in Schedule 1.5) during each of the periods from September 9, 1998 to September 8, 1999, September 9, 1999 to September 8, 2000, and September 9, 2000 to September 8, 2001 (each an "Earn-Out Period" and, collectively, the "Earn-Out Periods"). The Contingent Consideration, as and if earned, will be payable within the time periods and in accordance with the procedures set forth in
          Section 1.5(b). Schedule 1.5 to this Agreement sets forth the definitions of "Base EBIT," "Cumulative EBIT," "Excess EBIT Multiplier," "Maximum Cumulative Contingent Consideration," "Maximum Cumulative EBIT" and "Target Minimum Cumulative EBIT," which defined terms shall be utilized in determining whether a payment of Contingent Consideration for a given Earn-Out Period is required to be made, and, if such payment is required, the amount of the required payment for such Earn-Out Period.
                                        3

                  7. Section 1.5(e) of the Stock Purchase Agreement is hereby deleted in its entirety and replaced with the following:

                              (b) In the event that, prior to September 8, 2001, the employment of the Selling Shareholder under the Employment Agreement (as defined in Section 7.6 hereof) is terminated either (i) voluntarily by the Selling Shareholder, or (ii) by Acquiror or the Company for "cause" as defined in the Employment Agreement, all rights of the Selling Shareholder with respect to receipt of any portion of the Contingent Consideration payable following such termination of employment shall be terminated, and the Acquiror shall have no further obligation with respect to payment of such Contingent Consideration. In all other cases in which Selling Shareholder's employment is terminated with the Company, the right to receive the Contingent Consideration shall be continued to the Selling Shareholder, his personal representative, estate and heirs at law. Subject to the foregoing, the right to receive the Contingent Consideration shall be a personal right of the Selling Shareholder and shall not be extinguished upon the death of the Selling Shareholder; provided, however, that such right shall not be transferable by the Selling Shareholder other than pursuant to the Selling Shareholder's last will and testament or the laws of descent and distribution.


                  8. Section 6.3(a) of the Stock Purchase Agreement is hereby deleted in its entirety and replaced with the following:

                              (a) From the Closing Date until September 8, 2001, the Acquiror shall allow the Selling Shareholder to continue to conduct the operations of the Company as such operations are currently being conducted as of the Closing Date in all material respects, subject, however, to any effect on such operations resulting from the consolidation of administrative functions of the Company with those of the Acquiror or the employment of certain additional personnel, each as agreed upon by Acquiror and the Selling Shareholder pursuant to
          Section 4.7 hereof.

                  9. Section 6.4(b) of the Stock Purchase Agreement is hereby deleted in its entirety and replaced with the following:

                              (b) To the extent that following the Closing Date the Acquiror exercises its right pursuant to Section 10.1 to indemnification with respect to any uncollected accounts receivable, the Acquiror shall cause the Company to assign all of the Company's right, title and interest with respect to any such uncollected accounts receivable for which indemnification is sought to the Selling Shareholder and shall cooperate in the Selling Shareholder's attempt to collect thereon. Following such assignment, the Selling Shareholder shall be entitled to use any and all means which the Selling Shareholder shall determine necessary to collect such unpaid accounts receivable or the Scheduled Receivables, including the use of collection agencies and/or initiating litigation proceedings. In the event that the Company shall receive any remittance from or on behalf of any account debtor in respect of such accounts receivable assigned to the Selling Shareholder, the Company shall promptly forward the amount of such remittance to the Selling Shareholder, less any reasonable costs of collection incurred by the Company in connection with collecting such remittance.

                    10. Section 10.1(a) of the Stock Purchase Agreement is hereby deleted in its entirety and replaced with the following:

                              (a) any and all loss, liability or damage (including judgments and settlement payments but excluding consequential, incidental or punitive damages except in the case of actual fraud) (a "Loss") incurred by the Company or the Acquiror incident to, arising in connection with or resulting from any misrepresentation, breach, nonperformance or inaccuracy of any representation, warranty or covenant set forth in Sections 4 and 5 by the Selling Shareholder made or contained in this Agreement or in any Exhibit, Schedule, certificate or other document executed and delivered to the Acquiror by the Selling Shareholder or by or on behalf of the Company under or pursuant to this Agreement or the transactions contemplated herein; provided, however, that any Loss for which the Acquiror shall be entitled to indemnification by the Selling Shareholder with respect to a breach of Section 2.2(a) or 2.4(e) with regard to any uncollected accounts receivable shall not include any service or interest charge which the Company would otherwise have been entitled to collect pursuant to the client service contract to which such uncollected account receivable relates.

                    11. Section 10.6 of the Stock Purchase Agreement is hereby deleted in its entirety and replaced with the following:

                         10.6    Minimum   and   Maximum    Dollar    Limit   on
          Indemnification. The parties hereto agree that no violations or breaches under any one or more of the representations and warranties of the Company, the Selling Shareholder and the Acquiror set forth in this Agreement shall support a claim for Losses unless and until such Losses attributable to all violations and breaches exceed on a cumulative and aggregate basis the sum of Seventy-Five Thousand Dollars ($75,000); provided, however, that if such Losses exceed the sum of $75,000, the Selling Shareholder or the Acquiror, as the case may be, shall be obligated to indemnify the party entitled to indemnification under this Article 10 for cumulative and aggregate Losses including such initial sum of $75,000 and thereafter in amounts equal to or in excess of $5,000; provided further, however, that each of the Selling Shareholder and the Acquiror shall be entitled to indemnification hereunder only to the maximum aggregate amount of One Million Nine Hundred Thousand Dollars ($1,900,000.00). The maximum limitations provided for in this Section 10.6 shall not apply with respect to claims for indemnification by the Acquiror for Losses for Taxes pursuant to Section 10.1(c), Medicare liabilities pursuant to
          Section 10.1(f), employee-related liabilities pursuant to Section 10.1(g) or any amounts of accounts receivable outstanding on the Closing Date from any contracts between the Company and any of the Alden facilities described on Schedule 2.6(b) to this Agreement, or to any claim by either party for actual fraud or intentional misrepresentation.

                    12. The form of Promissory Note attached to the Stock Purchase Agreement as Exhibit A is hereby deleted in its entirety and restated and replaced with the form of Promissory Note attached as Appendix A hereto and such restated form of Promissory Note shall be deemed to constitute Exhibit A to the Stock Purchase Agreement for all purposes set forth in the Stock Purchase Agreement.

                    13. The form of Employment Agreement attached as Exhibit D to the Stock Purchase Agreement is hereby deleted in its entirety and restated and replaced with the form of Employment Agreement attached as Appendix B hereto and such restated form of Employment Agreement shall be deemed to constitute Exhibit D to the Stock Purchase Agreement for all purposes set forth in the Stock Purchase Agreement.

                    14. Schedule 1.5 to the Stock Purchase Agreement is hereby deleted in its entirety and replaced with the restated Schedule 1.5 attached as Appendix C hereto and such restated Schedule 1.5 shall be deemed to constitute
Schedule 1.5 to the Stock Purchase Agreement for all purposes set forth in the Stock Purchase Agreement.

                    15. Except as specifically provided herein, the Stock Purchase Agreement shall remain in full force and effect and is expressly ratified hereby.

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the day and year first above written.

                                    The Acquiror:

                                    REHABCARE GROUP, INC.



                                    By _________________________________________
                                       Alan C. Henderson, President and Chief
                                        Executive Officer

                                    THERAPEUTIC SYSTEMS, LTD.


                                    By _________________________________________
                                       Ronald C. Stauber, President


                                    The Selling Shareholder:


                                    --------------------------------------------
                                    Ronald C. Stauber

                                   Appendix A

                                    Exhibit A

                    THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT, RULE 144 UNDER SUCH ACT, OR EVIDENCE SATISFACTORY TO REHABCARE GROUP, INC. THAT ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

                          SUBORDINATED PROMISSORY NOTE


$1,000,000.00                                                 September 9, 1998
                                                             St. Louis, Missouri



                    FOR VALUE RECEIVED, the undersigned, REHABCARE GROUP, INC., a Delaware corporation (hereinafter "Maker"), promises to pay to the order of RONALD C. STAUBER (hereinafter "Holder"), at such place as Holder may from time to time designate in writing, the principal sum of One Million and 00/100 Dollars ($1,000,000.00). Interest shall accrue on the unpaid principal balance from the date hereof at the lower of the maximum rate permitted by law or eight percent (8%) per annum. Upon the expiration of three business days following notice by Holder to Maker of any failure by Maker to make any payment of principal or interest is due under this Note, the entire outstanding principal balance of this Note shall bear interest, until such past due payment is paid, at the rate of fifteen percent (15%) per annum.

                    Interest payable under this Note shall be payable quarterly commencing December 1, 1998 through the term of the Note. Principal payable under this Note shall be payable September 9, 2002.

                    In the event any payment falls due on a Saturday, Sunday or legal holiday, the payment shall instead be due on the next business day with the same effect as if such payment had been paid on the due date thereof. Interest shall be calculated on the basis of the actual days elapsed and a year of 365 or 366 days, as applicable.

                    Should default be made in payment of any installment of principal or interest when due, the whole sum of unpaid principal and interest shall immediately become due and payable at the option of Holder upon the expiration of ten (10) days following written demand for payment to Maker or any third party, as appropriate, unless default is cured within such ten (10) day period.

                    Maker waives presentment, protest and notice of dishonor or nonpayment.

                    Maker shall pay to Holder reasonable attorneys' fees and all costs and other expenses reasonably incurred by Holder in enforcing payment and in connection with collection of any amount due under this Note; provided, however, that Holder must first provide Maker written notice that it will take action to enforce payment.

                    This Note is given pursuant to the terms of the Stock Purchase Agreement, dated as of August 5, 1998 and that certain Amendment No. 1 to Stock Purchase Agreement, dated as of September 9, 1998, between Maker, Holder and Therapeutic Systems, Ltd. (the "Stock Purchase

Agreement"). The principal sum of this Note is subject to reduction upon the terms and in the manner set forth in Article 10 of the Stock Purchase Agreement, in which case, this Note shall be deemed to evidence a promise to pay such reduced principal amount. If such a reduction in the principal amount is effected, this Note shall be marked to show the reduced principal amount or shall be exchanged for a new Subordinated Promissory Note reflecting the reduced principal amount, but being otherwise in form and substance substantially identical to this Note. In no event shall Holder be required to reimburse Maker for interest paid to Holder prior to a reduction in the principal amount of the Note.

                    Maker may, at its option, at any time on or after September 9, 1998, redeem this Note at 100% of the then outstanding principal amount of the Note, plus accrued interest to the Redemption Date (as defined below).

                    Notice of redemption at the option of Maker will be mailed at least 30 days but not more than 60 days before the Redemption Date to Holder of this Note to be redeemed at his registered address as set forth in the note register maintained by Maker with respect to this Note. On and after the date set forth in the notice as the date upon which Maker will redeem this Note called for redemption (the "Redemption Date") interest shall cease to accrue on this Note provided that there is no default in the payment of the redemption price by Maker on the Redemption Date.

                    For the purposes of this Note, the following terms shall have the respective meanings ascribed to them:

                         "Indebtedness" of Maker as of any determination date shall mean:

                         (i) any debt of Maker (A) for borrowed money, (B) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets (other than inventory, goods, materials and services or similar property acquired in the ordinary course of business), including securities, (C) representing payment obligations of Maker arising out of interest swap arrangements of Maker relating to debt referenced in clause (A) or (B) above or reimbursement obligations with respect to letters of credit, or (D) for the payment of money relating to the lease of any property which lease is capitalized on the balance sheet of Maker (consolidated if Maker shall have any subsidiary) in accordance with generally accepted accounting principles, consistently applied; and

                         (ii) any debt of others described in the preceding clause (i) which Maker has guaranteed or for which it is otherwise liable or for which assets of Maker serve as collateral (in which case the amount of such debt shall be equal to the fair market value of such collateral as determined in good faith by the Board of Directors of Maker).

                    "Senior Debt" of Maker as of the date of any determination thereof shall mean all Indebtedness of Maker which is not expressed to be subordinated or junior to any other Indebtedness of Maker, including without limitation all present and future obligations and Indebtedness of Maker to NationsBank, N.A., Mercantile Bank National Association, USTrust, Bank of America NTSA and Credit Lyonnais New York Branch, whether or not contingent, consisting of principal, interest, fees, charges and other obligations and sums.

                    This Note is subordinate and junior in right of payment and performance, to the extent and in the manner hereinafter set forth, to the Senior Debt of Maker. The Senior Debt shall continue to be Senior Debt and entitled to the benefits of these subordination provisions irrespective of any amendment, modification or waiver of any term of the Senior Debt (including but not limited to modifications to interest rates and payment terms) or extension, renewal or refinancing of the Senior Debt, or the creation of any new Senior Debt, whether or not presently contemplated by Maker. If any Senior Lender (as hereinafter defined) gives Maker and Holder a written notice (a "Default Notice") which (i) states that one or more Events of Default (as hereinafter defined) has occurred and is continuing, and (ii) instructs Maker to cease making payments and Holder to cease accepting and receiving payments, of amounts due under this Note, then, unless and until such Event of Default shall have been cured or waived or shall have ceased to exist, Maker will not make and Holder will not ask for, demand, sue for, take or receive from Maker, any direct or indirect payment (in cash, property or otherwise) on account of the principal of, or premium, if any, or interest on this Note, during any period after written notice of such default shall have been given to Maker by a holder of any Senior Debt. In the event of: (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to Maker, or to its property, (ii) any proceedings for the liquidation, dissolution or other winding-up of Maker, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (iii) any assignment by Maker for the benefit of its creditors, or (iv) any other marshalling of the assets of Maker, all Senior Debt (including any interest thereon accruing after the commencement of any such proceedings and any additional interest that would have accrued thereon but for the commencement of such proceedings) shall first be paid in full before any payment or distribution, whether in cash or other property, shall be made to Holder on account of this Note. Notwithstanding any provision contained in this Note, so long as a Senior Lender has not sent Maker and Holder a Default Notice, Maker shall pay to Holder and Holder may receive, accept and apply, the regularly scheduled interest and principal payments provided for herein on this Note as and when the same become due. For purposes hereof, the term "Event of Default" shall mean any Event of Default, as defined in any loan document, lease, note, guaranty or any other agreement, instrument or document under which the same is now or hereafter outstanding (each hereinafter referred to as a "Senior Loan Document," which term shall include any modifications, amendments, extensions, renewals or replacements thereof), such that the holders thereof accelerate the maturity thereof. The term "Senior Lender" shall mean and include each obligee or other holder of any of the obligations included in the meaning of "Senior Debt," including but not limited to NationsBank, N.A. Mercantile Bank National Association, USTrust, Bank of America NTSA and Credit Lyonnais New York Branch, and their respective successors and assigns. If any payment or distribution, whether in cash, securities or other property, shall be received by Holder in contravention of any of the terms hereof and before all the Senior Debt shall have been paid in full, and a Default Notice shall have preceded such payment or distribution, such payment or distribution shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Debt for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt in full and, thereupon, such payment shall not be deemed to have been received by Holder as a payment or payments under this Note. In the event of the failure of Holder to endorse or assign any such payment or distribution, the holder of the Senior Debt is hereby irrevocably authorized to endorse or assign the same. No present or future holder of the Senior Debt shall be prejudiced in the right to enforce subordination of this Note by any act or failure to act on the part of Maker.

                    The foregoing provisions as to subordination are solely for the purpose of defining the relative rights of the holders of the Senior Debt, on the one hand, and Holder, on the other hand. Nothing contained herein shall impair, as between Maker and Holder, the obligation of Maker, which is unconditional and absolute, to pay to Holder the principal hereof and interest hereon as and when the same shall become due and payable in accordance with the terms hereof, or prevent Holder from exercising all rights, powers and remedies otherwise permitted by applicable law or hereunder upon a default hereunder, all subject to the rights of the holders of the Senior Debt to receive cash or other property otherwise payable or deliverable to Holder. Holder will take such action (including, without limitation, consent to the filing of a financing statement with respect thereto) as may, in the opinion of any holder of Senior Debt at the time outstanding, be necessary or appropriate to assure the effectiveness of the subordination effected by these provisions.

                    Subject to the foregoing provisions as to subordination, the Maker agrees that, in any stock purchase, merger, consolidation, asset acquisition or other business combination consummated by the Maker after the date hereof in which the Maker is the surviving or acquiring entity, any indebtedness issued by the Maker to any shareholders or owners of such acquired company or entity, or to such acquired company or entity itself, shall not be senior by its terms to the principal and interest payments under this Note.

                    Notwithstanding anything herein to the contrary, Holder may accelerate this Note and commence enforcement actions with respect thereto, or otherwise receive and accept payments under this Note, if a Default Notice has been given to Maker or Holder by a Senior Lender and (i) within 180 days from the date of such Default Notice, the Event or Events of Default described therein are not waived by the Senior Lender, eliminated as a result of an amendment or modification of the Senior Loan Documents or cured, or (ii) the Senior Lender accelerates its Senior Debt and commences enforcement actions with respect thereto or the collateral therefor. In the event that the Senior Lender has sent Maker and Holder a Default Notice, Holder shall have no right to accelerate, enforce any claim with respect to this Note, or otherwise take any action against Maker or Maker's property without the prior written consent of Senior Lenders, until such time as the Senior Debt has been paid in full and Senior Lenders have no obligation to make further advances to Maker.

                    Maker hereby covenants and agrees to send to Holder, immediately upon receipt by Maker, any notice of acceleration or commencement of enforcement actions received by Maker from the Senior Lender.

                    Each Default Notice shall be deemed to have been given by a Senior Lender to Maker or Holder when delivered in person to such party at Holder's address listed in the Stock Purchase Agreement or when deposited in the United States mail, first class postage prepaid, or, in the case of telegraphic notice or overnight courier services, one business day after delivered to the telegraphic company or overnight courier service with payment provided for, or in the case of telex or telecopy notice, when sent, verification received, in each case addressed to Maker and Holder at their respective addresses listed in the Stock Purchase Agreement or at such other address as either party may designate by notice to the other in accordance with this paragraph.

                    This Note and each of the terms hereof shall be binding upon Maker's successors and assigns. No failure on the part of Holder hereunder to exercise, and no delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise of any other right, power or remedy.

                    Holder may not assign this Note without the prior written consent of Maker, except that Holder may collaterally assign Holder's interests in this Note without such written consent. Any prohibited assignment will be null and void.

                    This Note may not be changed, modified or terminated orally, but may be changed, modified or terminated only by an agreement in writing signed by Holder hereof and only with the prior written consent of the holders of Senior Debt or others who are committed to make future advances to Maker that would constitute Senior Debt if and when the same are made.

                    Principal and interest payable hereunder shall be paid in lawful money of the United States. The terms and provisions hereof shall be governed by the laws of the State of Delaware.

                    Executed as an instrument under seal as of the date first above written.


                                      MAKER:

                                      REHABCARE GROUP, INC.

Witnessed:


_______________________________       By:_______________________________________
John R. Finkenkeller, Secretary          Alan C. Henderson, President and Chief
                                           Executive Officer

                                   Appendix B


                                    Exhibit D


                              EMPLOYMENT AGREEMENT

                    THIS EMPLOYMENT AGREEMENT (the "Agreement") is made, entered into and effective as of September 9, 1998, by and among REHABCARE GROUP, INC., a Delaware corporation ("RehabCare"), THERAPEUTIC SYSTEMS, LTD., an Illinois corporation and wholly owned subsidiary of RehabCare ("TSI," and, together with RehabCare, the "Employer"), and RONALD C. STAUBER ("Executive").

                    WHEREAS, Employer and Executive desire to set forth the terms and conditions upon which Executive is to be employed by Employer;

                    NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties contained herein, the parties agree as follows:

                    1. TERM. The term of employment of Executive under this Agreement shall continue in full force and effect for a period which shall commence as of September 9, 1998, and shall continue through September 8, 2001, unless sooner terminated as may be provided in this Agreement. This Agreement will automatically renew for annual one (1) year periods after the initial term, unless either party gives to the other written notice by June 1, 2001, or June 1 of each succeeding year, of such party's intent not to renew this Agreement.

                    2.  EMPLOYMENT;   LOCATION.

                         a.  Conditions of Employment.  Executive shall serve as
President of TSI, and shall devote his working time and effort to the business and affairs of Employer as shall be reasonably necessary to faithfully discharge the duties and responsibilities of his office; provided, however, that Executive shall devote substantially all of his working time and effort to the business and affairs of Employer. Executive shall have such authority as is customarily extended to other senior officers consistent with Employer's policy and practices and shall be subject to the control of, and shall perform such duties as are specified in instructions or directions as may be reasonably specified from time to time by, RehabCare's President and Chief Executive Officer or by such other executive officer of RehabCare or any of its affiliate companies as may be designated by RehabCare's President and Chief Executive Officer from time to time; provided that the Executive shall not, without his consent, be assigned tasks that would be inconsistent with those of the President of TSI. Executive shall have such authority, power, responsibilities and duties as are inherent to his positions (and the undertakings applicable to his positions) and necessary to carry out his responsibilities and the duties requires of him hereunder.

                         b.  Location  of  Employment.  During  the term of this
Agreement, unless otherwise approved in advance by Executive, Executive shall primarily perform his duties and responsibilities hereunder at the principal offices of TSI, which shall be located not more than fifteen (15) miles from the location of the principal offices of TSI as of the date of this Agreement.

                    3. COMPENSATION. As compensation for the services to be performed by Executive, Employer shall pay Executive an annual base salary of One Hundred Twenty Thousand Dollars ($120,000.00) per year for each year of his employment hereunder, payable in equal installments at the end of such regular payroll accounting periods as are established by RehabCare for a preponderance of RehabCare employees, but in no event to exceed one (1) month intervals, or in such other installments upon which the parties hereto shall mutually agree, and reduced on a pro-rata basis by any fraction of a year or month during which he is not so employed. All payments shall be subject to the withholding by Employer of such amounts in respect of federal, state, local or other taxes as may be required by applicable laws or regulations. During the term of this Agreement, Executive shall be eligible to receive merit increases, an annual bonus and other compensation under the Company's plans and arrangements for peer executives of Employer.

                    4. BENEFITS

                         a. Health,  Disability and Other  Benefits.  During the
term of this Agreement, Executive shall be entitled to participate in or receive benefits under Employer's health insurance plans or arrangements comparable to peer executives of Employer as in effect on the date hereof for such a period of time as such plans and arrangements shall remain in effect. In addition, Executive shall be entitled to receive:

                              i.  Life  insurance  coverage  comparable  to peer
executives of Employer in accordance with the terms of Employer's group plan(s).

                              ii.  Benefits  under any pension plan,  health and
accident plan or arrangement, disability or other benefit plan and other programs made available now or in the future by Employer to peer executives of Employer, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid to Executive under any such plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of any compensation payable to Executive hereunder, except disability insurance payments received by Executive.

                         b.  Vacation  and  Holidays.  During  the  term of this
Agreement, Executive shall be entitled to the Company's paid days off benefit policy that blends time off from work for all reasons (i.e., vacation, holiday, illness, bereavement, etc.) into one benefit. Executive shall be entitled to 30 paid days off per year pursuant to such policy, which shall begin to accrue on the date hereof. Executive shall additionally be entitled to any accrued but unused vacation from his employment with TSI prior to the date hereof. In addition to such benefit, Executive may request unpaid leaves for family, medical or personal reasons.

                         c.  Disability   Payments.   Should   Executive  become
disabled during the term of this Agreement, Employer shall continue to pay Executive his base salary specified in Paragraph 3 and benefits referenced in this Paragraph 4 for a period of one hundred eighty (180) consecutive calendar days during such disability, offset by any payments to which Executive may be entitled under any disability plan of Employer. "Disability" shall mean any physical or mental illness or incapacity, other than death, which renders Executive substantially unable to perform the duties required of him under this Agreement. The existence of any disability shall be determined by a licensed physician practicing in the State of Illinois who shall be mutually acceptable to the parties.

                    5. INDEMNIFICATION; DIRECTORS' AND OFFICERS' LIABILITY INSURANCE. Executive shall be entitled to all rights to indemnification from RehabCare, whether by statute, charter documents, insurance policy or agreement, generally available to the other directors and executive officers of RehabCare or its subsidiaries throughout the term of this Agreement. Employer currently carries directors' and officers' liability insurance coverage in the amount and covering the acts and omissions as set forth in the policy previously delivered to Executive.

                    6. EXPENSES. So long as Executive shall be employed hereunder, Executive shall be entitled to receive reimbursement from TSI of all reasonable travel, entertainment and other business expenses (in accordance with the policies and procedures from time to time adopted by the Board of Directors of RehabCare) in performing the services contemplated hereunder. Executive shall receive prompt reimbursement for said expenses, but not later than sixty (60) days of Executive's written request or report.

                    7. CONFIDENTIAL INFORMATION. Executive acknowledges that while employed by Employer hereunder, he will have access to confidential trade secrets, information, observations, records, customer lists, data, drawings, writings or other materials owned by Employer. Executive agrees that during the term of his employment hereunder, and for a period of two (2) years from the termination or expiration of Executive's employment hereunder he will not directly or indirectly disclose to others or use for his own benefit or for the benefit of others any of the foregoing information, except in the course of his employment hereunder and for the benefit of Employer. All records, files, writings, drawings, lists, data and similar materials and information that Executive will prepare, use or otherwise come into contact with during the course of his employment by Employer will, as between Employer and Executive, at all times remain the sole property of Employer. The provisions of this Paragraph will not:

                         a. Apply to the  operation  of Employer or its business
to the extent that Executive acquires information from parties other than Employer or its subsidiaries; or

                         b. Apply to any information, matter or thing that is in
the public domain or that has been disclosed to others by Employer or its subsidiaries, employees or agents.

                    8. COVENANT NOT TO COMPETE.

                         a.  Non-Competition  Covenant.  For the period from the
date of this Agreement to the date which is two (2) years from the termination or expiration of Executive's employment hereunder, Executive agrees that, in consideration of Ten Dollars ($10.00) and the salary and other compensation and benefits being provided to Executive by Employer pursuant to this Agreement,
Executive will not directly or indirectly participate in the ownership, management, operation or control of, or be employed by any business competing with Employer in the physical medicine and rehabilitation business (including acute care hospitals, acute rehabilitation units, subacute units, long-term care facilities and outpatient therapy programs), the temporary staffing of therapists and nurses business or in any other business in which Employer may be actively engaged at the date Executive terminates his employment with Employer or at any time within the twelve (12) months prior to such termination date within the Restricted Area, as defined below. For purposes of this Agreement, the term "Restricted Area" shall mean the States of Illinois, Iowa, Missouri, Kentucky, Indiana, Wisconsin, Michigan and Ohio, and, in addition, any other State for which the Executive has operating responsibility during the term of Executive's employment hereunder.

                    The above constraint will not prevent Executive from making passive investments, not to exceed 5% of the total equity ownership, in any enterprise in the physical medicine and rehabilitation business (including acute care hospitals, acute rehabilitation units, subacute units and outpatient programs), the temporary staffing of therapists and nurses business or in any other business in which Employer may be actively engaged at the date Executive terminates employment with Employer or at any time within the twelve
(12) months prior to such termination date.

                         b. Other  Covenants.  For the  period  from the date of
this Agreement to the date two (2) years from the termination or expiration of Executive's employment hereunder, Executive further agrees that he shall not:

                              i.   directly  or   indirectly   (a)  solicit  for
employment or attempt to hire any individual then employed by Employer or any former employee of Employer during the 180 days after such former employee of Employer has voluntarily terminated his employment with Employer, or (b) encourage any employee of Employer to terminate his or her employment with Employer for any reason; or

                              ii.   directly  or  indirectly   (a)  solicit  the
business of any customer or client located in the Restricted Area having a business relationship with Employer at the time of termination or which is a prospect of Employer and which Executive is actively pursuing on behalf of Employer as such prospect is identified in writing by Employer at the time of termination (a "Prospect"), or (b) contact any such customer, client or Prospect located in the Restricted Area for the purpose of encouraging such customer, client or Prospect to terminate its business relationship with Employer.

                         c.  Enforceability.  In  the  event  that  any  of  the
provisions of this Paragraph 8 are finally determined by any court of competent jurisdiction to be void or unenforceable with respect to any particular geographic area or as to any particular time period or any particular constraint, this Agreement will be deemed to be automatically modified without any further action on the part of Employer or Executive so as to eliminate from this section the unenforceable constraint or its application in any manner in which it was found to be unenforceable and, except as so modified, the Agreement will remain in full force and effect.

                         d.   Exceptions.    Notwithstanding    the   foregoing,
Paragraphs 8.a. and 8.b. shall be of no force or effect in the event of a termination of Executive's employment by Employer pursuant to Paragraph 9.c or by the Executive pursuant to Section 9.d; provided, however, that any and all other noncompetition or nonsolicitation covenants of Executive contained in
Section 4.8 of the Purchase Agreement shall not be affected by any termination of Executive's employment pursuant to Paragraph 9.c.

                    9. TERMINATION.

                         a.  Death.   Executive's   employment  hereunder  shall
terminate immediately upon the death of Executive and Employer shall pay to Executive's estate any earned but unpaid salary and benefits, and any other sums due Executive from Employer pursuant to that certain Stock Purchase Agreement dated August 5, 1998 by and among RehabCare, TSI and Executive, as amended by that certain Amendment No. 1 to Stock Purchase Agreement dated September 9, 1998 (collectively, the "Purchase Agreement") as of the date of Executive's death.

                         b.  For  Cause.   Employer  may  terminate  Executive's
employment hereunder at any time, effective immediately upon written notice, for cause. For the purposes of this Agreement, "cause" shall mean:

                              i. The willful and continued  failure by Executive
to substantially perform Executive's duties hereunder, other than any such failure resulting from Executive's disability (as defined in Paragraph 4.c above); provided, however, that Employer shall have given Executive at least 30 days prior written notice of such failure and an opportunity to remedy such failure.

                              ii. The willful engagement by Executive in conduct
which is demonstrably and materially injurious to Employer, monetarily or otherwise.

                              iii.  The failure of TSI to attain at least 90% of
the Target EBIT (as defined and determined pursuant to Schedule A to this Agreement) as of the end of any Applicable Period (as defined in Schedule A).

                              iv.  Executive's  conviction  of,  or plea of nolo
contendere to a felony.

                    If there shall be any dispute between Employer and Executive with regard to the termination of Executive's employment by Employer for cause under Paragraph 9.b.i, ii, or iii hereof, Executives shall be entitled to a hearing before a committee consisting of the non-employee members of RehabCare's Board of Directors within ten (10) days of such termination. Unless and until there is a determination by such committee that such termination was for cause under Paragraph 9.i, ii or iii hereof, Employer shall pay all amounts, and provide all benefits to, Executive and/or Executive's family or other beneficiaries, as the case may be, as Employer would be required to pay or provide under the terms of this Agreement if no termination had occurred. Nothing in this Section 9.b shall preclude Executive from exercising any available remedies, either at law or in equity.

                         c.  Disability.  In the event that  Executive  shall be
unable to perform the services contemplated hereunder by reason of a disability (as defined in Paragraph 4.c. above), such inability or failure to so perform such duties shall not be grounds for terminating the employment of Executive by Employer, and Executive shall be compensated during such period of disability under the provisions of Paragraph 4.c. above; provided, however, that Employer may terminate Executive's employment hereunder should the period of such incapacity exceed six (6) consecutive months. Any such termination shall not be considered termination for "cause," compensation rights in the event of such termination shall be limited to claims under any disability plans maintained by Employer or Executive.

                         d.   Termination   by  Executive.   The  Executive  may
terminate his employment hereunder if the Employer fails to pay, within 15 days after a written demand made by the Executive, any amounts due and payable under
(i) this Agreement, (ii) that certain Registration Rights Agreement of even date herewith between RehabCare and Executive, (iii) that certain Subordinated Promissory Note of even date herewith delivered to Executive pursuant to the Purchase Agreement, or (iv) the Purchase Agreement with respect to the payment by RehabCare to Executive of Contingent Consideration (as defined in the Purchase Agreement).

                    10. GENERAL PROVISIONS.

                         a. Any notice,  request,  demand or other communication
required or permitted hereunder shall be deemed to be properly given when personally served in writing or when deposited in the United States mail, postage prepaid, addressed to Employer or Executive at their respective last known address. Either party may change its address by written notice given in accordance with this subparagraph 10(a).

                         b. This Agreement  shall inure to the benefit of and be
binding upon the parties hereto and their respective executors, administrators, successors, and assigns; provided, however, that, except for assignment by Employer to one or more of its subsidiaries, the parties hereto may not assign any or all of their respective rights hereunder without the prior written consent of the other.

                         c. This Agreement shall be governed by and construed in
all respects in accordance with the laws of the State of Missouri.

                         d. Except as provided in Section  10(h)  below,  in the
event of any litigation arising from the breach of this Agreement, the prevailing party in such litigation shall be entitled to recover reasonable attorney's fees and costs, including appeals.

                         e. Captions and Paragraph  headings used herein are for
convenience only and are not a part of the Agreement and shall not be used in construing it. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                         f.  Except as  specifically  provided  in  Section  8.c
hereof, should any provision of this Agreement for any reason be declared invalid, void or unenforceable by a court of competent jurisdiction, the validity and binding effect of any remaining portions shall not be affected, and the remaining portions of the Agreement shall remain in full force and effect as if this Agreement had been executed with said provision eliminated.

                         g. This Agreement  contains the entire agreement of the
parties with respect to the subject matter hereof, and supersedes any and all other employment agreements, either oral or in writing. Executive hereby acknowledges that any prior agreement between Executive and TSI with respect to employment of Executive is canceled and of no further effect and that no moneys are due to Executive with respect to his employment by TSI prior to the term hereof. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein or therein, and that no other employment agreement, statement or promise not contained herein or therein shall be relied upon or be valid or binding. This Agreement may not be modified or amended by oral agreements, but only by an agreement in writing signed by Employer on the one hand, and by Executive on the other hand.

                         h.  Any  dispute   arising   hereunder,   except  under
Paragraphs 7, 8, 9 and 10, shall be settled by arbitration in St. Louis, Missouri or Chicago, Illinois before a single arbitrator pursuant to the rules of the American Arbitration Association (the "AAA"). Arbitration may be commenced at any time by any party hereto giving written notice to each other party to a dispute that such dispute has been referred to arbitration under this Paragraph 10(h), and the arbitrator shall be selected by the joint agreement of Employer and Executive, but if they do not so agree within twenty (20) calendar days after the date of the notice referred to above, the selection shall be made pursuant to the rules from the panels of arbitrators maintained by the AAA. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties, and the decision of the arbitrator in accordance herewith shall be final and binding and there shall be no right of appeal therefrom. Each party shall pay its own expenses of arbitration and the expenses of the arbitrator shall be paid one-half by Employer and one-half by Executive; provided, however, that if in the opinion of the arbitrator any claim for indemnification or any defense or objection thereto was unreasonable, the arbitrator may assess, as part of his or her award, all or any part of the expenses of the arbitrator against the party raising such unreasonable claim, defense or objections. In no event shall the collection of any accounts receivable permitted under the Purchase Agreement be deemed a breach of this Agreement.

                    THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


                                     EMPLOYER:

                                     REHABCARE GROUP, INC.



                                     By:______________________________________
                                        Alan C. Henderson, President and Chief
                                          Executive Officer



                                     THERAPEUTIC SYSTEMS, LTD.



                                     By:________________________________________
                                        Alan C. Henderson, Chairman of the Board



                                     EXECUTIVE:




                                     -------------------------------------------
                                     Ronald C. Stauber

                                   SCHEDULE A

        Applicable Period                                 Target EBIT

September 9, 1998 to September 8, 1999                     $2,250,375

September 9, 1999 to September 8, 2000                     $2,700,450

September 9, 2000 to September 8, 2001                     $3,240,540

                    For purposes of the foregoing, "Target EBIT" for a given Applicable Period shall mean an amount equal to the sum of:

                         (a)  the  aggregate  net  income  of  TSI  during  such
Applicable Period, determined in accordance with GAAP consistently applied, but specifically (i) including, as if they were earnings, the amount of earnings of any entity acquired by RehabCare as shall have been agreed upon by RehabCare and the Selling Shareholder pursuant to Section 6.3 of the Purchase Agreement, (ii) excluding, in the event that RehabCare and TSI consolidate certain of administrative functions in an effort to realize savings to RehabCare on a consolidated basis, any amounts of administrative overhead costs allocated by RehabCare to TSI that are in excess of the costs which TSI would have incurred had the consolidated administrative functions remained distinct; plus

                         (b) the aggregate  net interest  expense (as reduced by
any interest income), amortization of goodwill associated with the acquisition of TSI by RehabCare, and the combined aggregate tax expense of TSI for such Applicable Period.

                                   Appendix C

                                  SCHEDULE 1.5
              CONTINGENT CONSIDERATION DEFINITIONS AND CALCULATIONS
Definitions

                    "Cumulative EBIT" for a given Earn-Out Period shall mean an amount equal to the sum of:

                         (a) the aggregate net income of the Company during such
Earn-Out Period, determined in accordance with GAAP consistently applied, but specifically (i) including, as if they were earnings, the amount of earnings of any entity acquired by the Acquiror as shall have been agreed upon by the Acquiror and the Selling Shareholder pursuant to Section 6.3 hereof, (ii) excluding, in the event that the Acquiror and the Company consolidate certain of administrative functions in an effort to realize savings to the Acquiror on a consolidated basis, any amounts of administrative overhead costs allocated by the Acquiror to the Company that are in excess of the costs which the Company would have incurred had the consolidated administrative functions remained distinct; plus

                         (b) the aggregate  net interest  expense (as reduced by
any interest income), amortization of goodwill associated with the acquisition of the Company by the Acquiror, and the combined aggregate tax expense of the Company for such Earn-Out Period; plus

                         (c) for each Earn-Out Period  beginning after September
8, 1999, the Cumulative EBIT of the Company for the preceding Earn-Out Period.

                    "Excess EBIT Multiplier" shall mean the factor for a given Earn-Out Period as set forth in the Excess EBIT Multiplier column of the table in this Schedule 1.5 by which the excess of Cumulative EBIT over the Target Minimum Cumulative EBIT, each determined for such Earn-Out Period, shall be multiplied to determine the Contingent Consideration to be paid to the Selling Shareholder for such Earn-Out Period.

                    "Maximum Cumulative Contingent Consideration" shall mean the maximum amount of aggregate Contingent Consideration that is payable through a given Earn-Out Period as set forth in the Maximum Cumulative Contingent Consideration table in this Schedule 1.5 below.

                    "Maximum Cumulative EBIT" shall mean the amount of Cumulative EBIT that the Company may have through a given Earn-Out Period beyond which any additional amounts of Cumulative EBIT will not require a payment of any additional amounts of Contingent Consideration.

                    "Target Minimum Cumulative EBIT" shall mean the minimum amount of Cumulative EBIT that the Company must have through a given Earn-Out
Period to  require a  payment  of  Contingent  Consideration  for such  Earn-Out
Period.

Calculations

                    Subsequent to the consummation of the stock acquisition contemplated in the Agreement, the Earn-Out Period used to measure Cumulative EBIT (and to which the Excess EBIT Multiplier, Target Minimum Cumulative EBIT, Maximum Cumulative EBIT and Maximum Cumulative Contingent Consideration set forth on the table below relate) will end on the 8th day of September in the year indicated on the table below. The Contingent Consideration payable to the Selling Shareholder for a given Earn-Out Period will be determined pursuant to the formula set forth in Section 1.5(c) of the attached Agreement.


                                                                       Maximum
Earn-Out Period     Target Minimum       Maximum        Excess       Cumulative
    Ending            Cumulative        Cumulative       EBIT        Contingent
 September 8,            EBIT              EBIT        Multiplier  Consideration

     1999             $2,250,375        $3,451,577        3.33       $4,000,000
     2000             $4,950,826        $8,146,315        2.66       $8,500,000
     2001             $8,191,366       $14,147,888        2.30      $13,700,000
--------------      --------------     -----------     ----------   ------------

FOR IMMEDIATE RELEASE                                               EXHIBIT 99.1
WEDNESDAY, SEPTEMBER 9, 1998

                      REHABCARE GROUP COMPLETES ACQUISITION
                          OF THERAPEUTIC SYSTEMS, LTD.

               ST. LOUIS, MO, September 9, 1998--RehabCare Group, Inc. (Nasdaq:RHBC) today announced the closing of its acquisition of all the outstanding shares of Therapeutic Systems, Ltd. Therapeutic Systems, Ltd. is a provider of contract therapy services to nursing homes and school districts in the greater Chicago area.

               Alan C. Henderson,  Chief Executive  Officer of RehabCare,  said:
"Therapeutic Systems affords us the opportunity to accelerate the growth of our contract therapy division by adding a very high-quality group of clients to our existing base. With the addition of Therapeutic Systems, RehabCare's contract therapy business has a revenue run rate of approximately $20 million."

               Ronald C. Stauber,  President of Therapeutic  Systems,  remarked:
"Our management team is excited about the opportunities that will be offered to our clients and professional staff through our combination with RehabCare. We expect this will result in enhanced client services in many areas, but particularly in the management and information systems, which will allow for the effective implementation and management of PPS reimbursement. Further, there is an opportunity for our clients to strengthen their relationships with referral sources due to RehabCare's extensive hospital client base."

               Gregory F. Bellomy, who recently joined RehabCare as President of the contract therapy division, commented: "In today's low-cost, quality-focused environment, the Therapeutic Systems acquisition assures a return on investment in systems that are only feasible to develop on a larger scale. We look forward to welcoming Therapeutic Systems' staff and clients into the RehabCare Group family."

               Mr. Stauber will remain President of Therapeutic Systems and report to Mr. Bellomy.

               RehabCare Group, Inc., headquartered in St. Louis, is a leading provider of acute rehabilitation, subacute, outpatient, temporary and permanent therapist and nurse staffing services on a contract basis in conjunction with over 750 hospitals, nursing homes and contract therapy companies in all 50 of the United States.

               Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted results.

NOTE: More information on RehabCare can be found on the World Wide Web at http://www.rehabcare.com.

     CONTACT:  RehabCare Group, Inc.
               Alan C. Henderson,
               Chief Executive Officer
               John R. Finkenkeller,
               Senior Vice President and
               Chief Financial Officer
               Betty Cammarata, Manager-Investor Relations
               (314) 863-7422
                        or
               Morgen-Walke Associates:
               June Filingeri/Jennifer Angell
               Press: Darren Brandt
               (212) 850-5600
                                        3